UNITED STATES
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SCHEDULE 14A
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WOLVERINE WORLD WIDE, INC.

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SEC 1913 (02-02)

Notice of 2010
Annual Meeting of Stockholders
and
Proxy Statement

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on April 22, 2010.

Wolverine’s Proxy Statement for the 2010 Annual Meeting of Stockholders and the Annual Report to Stockholders for the fiscal year ended January 2, 2010, are available at www.wolverineworldwide.com/2010annualmeeting.asp.

Wolverine World Wide, Inc.
9341 Courtland Drive, N.E.
Rockford, Michigan 49351

March 12, 2010
Dear Stockholder,

You are invited to attend the 2010 Annual Meeting of Stockholders which will be held on Thursday, April 22, 2010, in Rockford, Michigan.

The annual meeting will begin with an introduction of management attendees and directors, followed by voting on the matters set forth in the accompanying notice of annual meeting and proxy statement and any other business matters properly brought before the meeting. The meeting will adjourn for a presentation on the Company’s business operations, and then resume for a report on the voting.

Whether or not you plan to attend, you can ensure that your shares are represented at the meeting by promptly voting and submitting your proxy by telephone or by Internet, or by completing, signing, dating and returning your proxy form in the enclosed envelope.

Sincerely,

Blake W. Krueger
Chairman of the Board

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS

10:00 a.m., April 22, 2010
Wolverine World Wide, Inc.
9341 Courtland Drive, N.E.
Rockford, Michigan 49351

March 12, 2010

To our Stockholders:

We invite you to attend Wolverine’s Annual Meeting of Stockholders at Wolverine’s headquarters located at 9341 Courtland Drive, N.E., Rockford, Michigan, on Thursday, April 22, 2010, at 10 a.m. The annual meeting will begin with an introduction of management attendees and directors, after which stockholders will:

(1) vote on election of four directors for three-year terms expiring in 2013;

(2)	vote on ratification of the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent auditor for the fiscal year 2010;

(3) vote on the proposed Stock Incentive Plan of 2010; and

(4) transact other business that may properly come before the meeting.

The meeting will adjourn for a presentation on the Company’s business operations, then resume for a report on the voting. You can vote at the meeting and any adjournment of the meeting if you were a stockholder of record on March 1, 2010.

By Order of the Board of Directors

Kenneth A. Grady, Secretary

PROXY STATEMENT

Wolverine World Wide, Inc.
9341 Courtland Drive, N.E.
Rockford, Michigan 49351

We are furnishing you this proxy statement and enclosed proxy card in connection with the solicitation of proxies by the Board of Directors of Wolverine World Wide, Inc. to be used at the Annual Meeting of Stockholders of the Company. Distribution of this proxy statement and enclosed proxy card to stockholders is scheduled to begin on or about March 12, 2010.

You can ensure that your shares are voted at the meeting by submitting your instructions by telephone or by Internet, or by completing, signing, dating and returning your proxy form in the enclosed envelope. Submitting your instructions or proxy by any of these methods will not affect your right to attend and vote at the meeting. We encourage stockholders to submit proxies in advance. A stockholder who gives a proxy may revoke it at any time before it is exercised by voting in person at the annual meeting, by delivering a subsequent proxy or by notifying the inspectors of election in writing of such revocation. If your Wolverine World Wide shares are held for you in a brokerage, bank or other institutional account, you must obtain a Legal Proxy from that entity and bring it with you to hand in with your ballot, in order to be able to vote your shares at the meeting.

DIRECTORS

ITEM 1:	ELECTION OF DIRECTORS – TERMS EXPIRING IN 2013

Our Board of Directors currently consists of 11 directors. Wolverine’s Amended and Restated By-laws provide that the Board of Directors is divided into three classes, with each class to be as nearly equal in number as possible. Each class serves a term of office of three years, with the term of one class expiring at the annual meeting in each successive year.

As stated our Corporate Governance Guidelines, the Company seeks to achieve an appropriate level of diversity in the Company’s Board membership and to assemble a broad range of skills, expertise, knowledge and contacts to benefit the company’s business. The Governance Committee and the Board annually assess the current make-up of the Board, considering diversity across many dimensions, including gender, race, industry experience, functional areas (e.g., manufacturing, marketing, and finance), geographic scope, public and private company experience, and director experience in the context of an assessment of the current and expected needs of the Board, and the Governance Committee uses this assessment when defining the criteria for a director search. The Governance Committee and the Board assess the effectiveness of the diversity objective when assessing the composition of the Board. The Committee reviews director candidates based on the Board’s needs as identified through the assessment, and other factors, including their relative skills and characteristics, their exemplification of the highest standards of personal and professional integrity, their independence under NYSE listing standards and the Company’s Director Independence Standards, their potential contribution to the composition and culture of the Board, and their ability and willingness to actively participate in the Board and committee meetings and to otherwise devote sufficient time to Board duties.

The Company’s business focuses on the international marketing of footwear, apparel and accessories, both in the wholesale and retail markets. The Company has identified expanding its apparel and retail businesses as two important growth initiatives. Given the nature of its business, the Company believes it is important for members of the Board of Directors collectively to have experience in the footwear, retail and apparel industries, experience in branded marketing and experience in international operations. The Company also believes that it is important for members of the Board of Directors collectively to have corporate or other relevant leadership experience, public company officer and director experience and public company finance and accounting experience, including experience serving on other public company audit committees and experience in senior finance roles at public companies. The Company believes that its Board of Directors collectively possesses these types of experience. Below is a summary of each Director’s most relevant experience.

Four directors will be elected at the annual meeting on April 22, 2010 for three-year terms expiring at the annual meeting of stockholders to be held in 2013 or until their respective successors, if any, have been elected and are qualified. The Company’s nominees for the election of directors at the annual meeting include three independent directors, as defined in the applicable rules for companies whose securities are traded on the New York Stock Exchange (“NYSE”) and the Company’s independence standards, and one outside, but not independent, director.

All director nominees currently serve on the Board. The Company does not know of any reason why any nominee would be unable to serve as a director. However, if a nominee is unable to serve or is otherwise unavailable for election, the incumbent Board of Directors may or may not select a substitute nominee. If a substitute nominee is selected, your shares will be voted for the substitute nominee (unless you give other instructions).

JEFFREY M. BOROMISA	Director since 2006	Age 55

Retired Executive Vice President of Kellogg International, President of Latin America; Senior Vice President of Kellogg Company, and member of Kellogg Company’s Global Leadership Team
Mr. Boromisa’s experience includes public company officer, finance and accounting experience, corporate leadership experience, branded marketing experience and international operations experience. This experience includes service as Chief Financial Officer and in other senior finance roles and in senior roles involving executive management, brand management, marketing and international operations, during his more than 25 year career at Kellogg Company, a publicly traded company and leading global cereal, snack and specialty foods company. Mr. Boromisa was Executive Vice President of Kellogg International, President of Latin America; Senior Vice President of Kellogg Company, and a member of Kellogg Company’s Global Leadership Team from 2008 through March 2009. From 2006 until 2008, Mr. Boromisa served as Executive Vice President of Kellogg International, President of Asia Pacific and Senior Vice President of the Kellogg Company, as well as serving as a member of Kellogg Company’s Global Leadership Team. From 2004 until 2006, he was Senior Vice President and Chief Financial Officer of Kellogg Company. In 2002, Mr. Boromisa was promoted to Senior Vice President, Corporate Controller and Chief Financial Officer of Kellogg International. Mr. Boromisa served as Vice President and Corporate Controller of Kellogg Company from November 1999 until 2002. In 1997, he was promoted to Vice President — Purchasing of Kellogg North America, and from 1981 to 1997, served Kellogg Company in various financial positions.

DAVID T. KOLLAT	Director since 1992	Age 71

President and Chairman of 22, Inc.
Mr. Kollat’s experience includes apparel and retail industry experience, branded marketing experience, corporate leadership experience, public company officer and board experience and public company finance and accounting experience through audit committee service. Mr. Kollat has been President and Chairman of 22, Inc., a company specializing in research and management consulting for retailers and consumer goods manufacturers, since 1987. In addition to his marketing and management experience as President and Chairman of 22, Inc., Mr. Kollat has 11 years of experience as Executive Vice President, Marketing, and a member of the executive committee of Limited Brands, Inc., a publicly traded company operating in the apparel and retail industry, and three years at Limited Brands, Inc. as President of Victoria’s Secret. Mr. Kollat has 80 collective years of experience serving on public company boards, including experience on audit (13 years), compensation (11 years), governance (5 years) and finance (7 years) committees of public company boards Mr. Kollat is Lead Director of Wolverine and currently serves as a director of Limited Brands, Inc.; Big Lots, Inc.; and Select Comfort Corporation.

Mr. Kollat will reach age 72 in 2010 after the annual meeting on April 22, 2010. Under the Company’s Corporate Governance Guidelines, directors must retire and resign from the Board at the annual meeting of stockholders following their 72nd birthday. The Board of Directors has decided that if Mr. Kollat is elected, it will waive the retirement and resignation requirement so that he can complete his term expiring in 2013. The Board believes that Mr. Kollat’s extensive experience on the Company’s Board, including his service as the Lead Director, his broad experience in the apparel and retail industry and on other public company boards all add significant value to the Company’s Board leadership from which the Company continues to benefit.

DAVID P. MEHNEY	Director since 1977	Age 70

President of The KMW Group, Inc.
Mr. Mehney’s experience includes corporate leadership experience, branded marketing experience and international operations experience. Mr. Mehney has been President of The KMW Group, Inc. since 1966. The KMW Group, Inc. and its subsidiaries import and distribute medical products in the United States, Canada, Europe and Asia and distribute marine products in Michigan. Mr. Mehney’s experience with The KMW Group, Inc. includes establishing foreign-owned brands in the United States market and the distribution of sourced products in the United States, Canada, Europe and Asia. Mr. Mehney has been associated with Wolverine’s business and industry for more than 30 years as a member of Wolverine’s Board of Directors.

TIMOTHY J. O’DONOVAN	Director since 1993	Age 64

Retired Chairman of the Board and Chief Executive Officer of Wolverine World Wide, Inc.
Mr. O’Donovan’s experience includes footwear, apparel and retail industry experience, corporate leadership experience, branded marketing experience, international operations experience, public company officer and board experience and public company finance and accounting experience through audit committee service. Mr. O’Donovan has more than forty years of experience with Wolverine, including two years as non-executive Chairman of the Board and seven years as Chief Executive Officer, with responsibility for all aspects of the business, including international operations, brand management, apparel and accessories and retail development, footwear wholesale, manufacturing, sourcing, corporate governance, human resources and mergers and acquisitions. Mr. O’Donovan is a former Chairman of the Board of Wolverine, and served in that position from April 2005 through December 2009. In April 2007, Mr. O’Donovan retired as Chief Executive Officer of Wolverine, a position which he held since April 2000. Mr. O’Donovan served Wolverine as its Chief Executive Officer and President from April 2000 until April 2005, and as Chief Operating Officer and President from 1996 until April 2000. Before 1996, Mr. O’Donovan was Executive Vice President of Wolverine. Mr. O’Donovan has more than 25 collective years of experience on public company boards and service on both audit (four years) and compensation (five years) committees of public company boards. Mr. O’Donovan is currently a director of Spartan Stores, Inc. and Kaydon Corporation.

Board Recommendation

The Board recommends that you vote “FOR” the election of the above nominees for terms expiring in 2013.

CONTINUING DIRECTORS – TERMS EXPIRING IN 2012

ALBERTO L. GRIMOLDI	Director since 1994	Age 68

Chairman of Grimoldi, S.A.
Mr. Grimoldi’s experience includes footwear, apparel and retail industry experience, corporate leadership experience, international operations experience and branded marketing experience. Mr. Grimoldi has more than 25 years of experience in the footwear and retail industries with Grimoldi, S.A., a publicly traded company in Argentina that sells footwear and apparel in both wholesale and retail markets. Mr. Grimoldi has been Chairman of Grimoldi, S.A. since 1986. Mr. Grimoldi has significant additional international operations and finance experience in the private sector, including as a member of the Advisory Board of Ford Motor Company and as Vice Chairman of Banco Privado de Inversiones, S.A., an investment bank, as well as leadership and finance experience earned while in government service in Argentina as Undersecretary of Foreign Trade, Undersecretary of Economics and Labor, Secretary of Industry and a member of the board of the Central Bank of Argentina.

JOSEPH R. GROMEK	Director since 2008	Age 63

President, Chief Executive Officer and a Director of The Warnaco Group, Inc.
Mr. Gromek’s experience includes footwear, apparel and retail industry experience, corporate leadership experience, international operations experience, public company officer experience and branded marketing experience. Mr. Gromek has more than 30 years of experience managing and marketing brands and 40 years of experience in the retail and apparel industry, including 12 years as a chief executive officer. Since 2003, Mr. Gromek has served as President, Chief Executive Officer and a Director of The Warnaco Group, Inc., a publicly traded company which designs, sources, manufactures, markets, retails, licenses and distributes a broad line of intimate apparel, sportswear and swimwear worldwide. As Chief Executive Officer of The Warnaco Group, Inc., Mr. Gromek oversees extensive U.S. and international branded operations and points of distribution. Mr. Gromek also served as Chief Executive Officer of Brooks Brothers, Inc. from 1996 until 2002.

BRENDA J. LAUDERBACK	Director since 2003	Age 59

Retired President of the Wholesale and Retail Group of Nine West Group, Inc.
Ms. Lauderback’s experience includes footwear, apparel and retail industry experience, corporate leadership experience, branded marketing experience, international operations experience, public company board experience and public company finance and accounting experience through audit committee service. Ms. Lauderback has more than 25 years of experience in the retail industry and more than 20 years of footwear, apparel, and accessories industry experience. From 1995 until her retirement in 1998, Ms. Lauderback was president of the Wholesale and Retail Group of Nine West Group, Inc., a footwear wholesaler and distributor. She previously was the President of the Wholesale Division of U.S. Shoe Corporation, a footwear manufacturer and distributor, a position that included responsibility for offices in China, Italy and Spain, and was a Vice President/General Merchandise Manager of Dayton Hudson Corporation, a retailer. Ms. Lauderback has more than 35 collective years of experience on public company boards and collective experience of more than 20 years on audit, compensation and governance committees of public company boards and is chair of three governance committees. Ms. Lauderback is a director of Big Lots, Inc.; Denny’s Corporation and Select Comfort Corporation. During the preceding five years, Ms. Lauderback also was, but no longer is, a director of Irwin Financial Corporation.

SHIRLEY D. PETERSON	Director since 2005	Age 68

Retired President of Hood College of Frederick, Maryland
Ms. Peterson’s experience includes legal, financial and executive management experience from both the public and private sectors, public company board experience and public company finance and accounting experience through audit committee service. Ms. Peterson has diverse management experience in various private and public sector roles, including President of Hood College, Assistant Attorney General of the Tax Division for the U.S. Department of Justice, Commissioner of the Internal Revenue Service and more than 20 years in private law practice as a tax attorney at the law firm Steptoe & Johnson LLP. From 1995 until her retirement in 2000, Ms. Peterson served as President of Hood College of Frederick, Maryland. Ms. Peterson has more than 30 collective years of experience on public company boards, including experience on boards of companies with significant international, retail, brand development, manufacturing and sourcing operations, as well as more than 20 collective years of experience serving on public company audit committees and 30 collective years of experience serving on public company governance committees, with an additional 13 years of experience serving on the governance committee of the DWS Fund Complex. Ms. Peterson is currently a director of The Goodyear Tire & Rubber Company; AK Steel Holding Corporation; and Champion Enterprises Inc. During the preceding five years, Ms. Peterson also was, but no longer is, a director of Federal-Mogul Corporation and was a director or trustee of various funds within the DWS Fund Complex.

CONTINUING DIRECTORS – TERMS EXPIRING IN 2011

WILLIAM K. GERBER	Director since 2008	Age 56

Managing Director of Cabrillo Point Capital LLC
Mr. Gerber’s experience includes public company, finance and accounting experience, apparel and retail industry experience, corporate leadership experience, international operations experience and public company officer and director experience. Mr. Gerber is Managing Director of Cabrillo Point Capital LLC, a private investment fund. He has held that position since 2008. From 1998 to 2007, Mr. Gerber was Executive Vice President and Chief Financial Officer of Kelley Services, Inc., a publicly traded global staffing solutions company with operations in more than 35 countries. In this role, Mr. Gerber was responsible for investor relations, mergers and acquisitions and purchasing in addition to core Chief Financial Officer functions. In addition to Mr. Gerber’s 10 years of experience as Chief Financial Officer of Kelley Services, Inc., he has 15 years of experience in various finance roles, including Vice President, Finance, and Vice President, Corporate Controller, for Limited Brands, Inc., a publicly traded company in the apparel and retail industry. Mr. Gerber is a director of and Chairman of the Audit Committees of AK Steel Holding Corporation and Kaydon Corporation.

BLAKE W. KRUEGER	Director since 2006	Age 56

Chairman and Chief Executive Officer of Wolverine World Wide, Inc.
Mr. Krueger’s experience includes footwear, apparel and retail industry experience, corporate leadership experience, branded marketing experience, international operations experience, legal and executive management experience, and public company officer and board experience. Mr. Krueger has more than 15 years of experience as an executive officer of Wolverine, including nearly three years as Chief Executive Officer with responsibility for all aspects of the business, including international operations, brand management, apparel and accessories and retail development, footwear wholesale, manufacturing, sourcing, corporate governance, human resources and mergers and acquisitions. Mr. Krueger is currently Chairman of Wolverine, a position he assumed in January 2010, and Chief Executive Officer and President of Wolverine, positions he assumed in April 2007. From October 2005 until April 2007, Mr. Krueger served as President and Chief Operating Officer of Wolverine. From 2004 to October 2005, he served as Executive Vice President and Secretary of Wolverine and President of the Heritage Brands Group. From 2003 to 2004, Mr. Krueger served as Executive Vice President and Secretary of Wolverine and President of the Caterpillar Footwear Group. He has also previously served as Executive Vice President, General Counsel and Secretary of Wolverine with various responsibilities including the human resources, retail, business development, accessory licensing, mergers and acquisitions, and legal areas. During the preceding five years, Mr. Krueger was, but no longer is, a director of Professionals Direct, Inc.

MICHAEL A. VOLKEMA	Director since 2005	Age 54

Chairman of Herman Miller, Inc.
Mr. Volkema’s experience includes corporate leadership experience, branded marketing experience, international operations experience, public company officer and board experience and public company finance and accounting experience through audit committee service. Mr. Volkema has more than 20 years of experience as a senior executive in the home and office furnishings industry, including nine years as Chief Executive Officer of Herman Miller, Inc., a leading designer and manufacturer of furnishings for the office and home, and a publicly traded company with international, branded operations. Mr. Volkema has been Chairman of Herman Miller, Inc. since 2000. Mr. Volkema became President and Chief Executive Officer of Herman Miller in 1995 and held those positions until 2003 and 2004, respectively. Mr. Volkema has more than 20 collective years of experience on public company boards, including nine years as Chairman of the Board at Herman Miller, Inc., and including service on public company compensation and audit committees. During the preceding five years, Mr. Volkema also was, but no longer is, a director of Champion Enterprises, Inc. and Applebee’s International, Inc.

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE PRINCIPLES

The Company’s Corporate Governance Guidelines include the following key elements:

•	Director Independence. The Board has adopted and applied an independence standard for directors that meet the listing standards of the NYSE.
•	Committee Independence. All committees are constituted entirely of independent directors under the Xompany’s Director Independence Standards and the listing standards of the NYSE.
•	Board Leadership. As described in more detail under “Board Leadership” below, the Board believes that separation of the Chairman and Chief Executive Officer (or “CEO”) positions is part of the succession planning process and that it is in the best interests of the Company’s stockholders for the Board to make a determination regarding whether or not to separate the roles of Chairman and CEO based upon the circumstances. The Board also has an independent director who has been designated as the Lead Director.
•	Board and Committee Evaluations. The Board conducts an annual self-evaluation. The Lead Director, working in conjunction with the Governance Committee, reports to the Board annually following the end of each fiscal year regarding the Board’s performance. Each of the Board committees also performs an annual self-evaluation. The committees review the assessments, and the committee Chairpersons discuss them with the Board.
•	Individual Director Evaluations. The Lead Director, in conjunction with the Governance Committee, develops and implements guidelines for the evaluation of all directors standing for nomination and re-election. Each director also evaluates the performance of the other directors as part of the Board annual self-evaluation. The Board also assesses individual director performance issues as part of the Board’s annual self-evaluation described above.
•	Director Stock Ownership. To more strongly align the interests of the Company’s directors with its stockholders, the Company includes stock options and deferred stock units that vest over time as part of its directors’ compensation. The Company requires its directors to maintain certain levels of equity ownership (as described in more detail under “Stock Ownership Guidelines” below).

Governance Documents

The Company’s Corporate Governance Guidelines (including the Director Independence Standards); Articles of Incorporation and Amended and Restated By-laws; the Charter for each of the Audit, Compensation and Governance Committees; the Code of Conduct & Compliance; and the Accounting and Finance Code of Ethics, are available on the Wolverine website at http://www.wolverineworldwide.com/investors_governance.asp. At least annually, the Board and committees review the Guidelines, Charters and key governance documents and practices and update those documents as appropriate.

Director Independence

The Board annually assesses the independence of all directors. No director qualifies as “independent” unless the Board affirmatively determines that the director is independent under the Company’s Director Independence Standards and the listing standards of the NYSE. For over 15 years, Wolverine has functioned with not more than two active or former management employees as directors. When determining whether a director is independent, the Board considers the factors identified below and such other factors that the Board deems relevant. An “Independent Director” is defined as a director who:

•	Is not and has not been within the last three years an employee of the Company;
•	Does not have and has not had within the last three years an immediate family member employed as an executive officer of the Company;
•	Has not received and has not had an immediate family member receive during any twelve-month period within the last three years any direct compensation from the Company in excess of $120,000

(other than compensation for Board service; compensation received by the director for former service as an interim Chairman, CEO or other executive officer; compensation received by the director’s immediate family member for service as a non-executive employee; or pension and other forms of deferred compensation for prior service if such compensation is not contingent in any way on continued service);

•	Is not a current employee or partner of a firm that is the Company’s internal or external auditor (“Company Auditor”);
•	Has not been and has not had an immediate family member who has been within the last three years a partner or employee of a Company Auditor and personally worked on the Company’s audit within that time;
•	Has not had an immediate family member who is (i) a current partner of a Company Auditor, or (ii) a current employee of a Company Auditor who personally works on Wolverine’s audit;
•	Is not and has not been within the last three years part of an interlocking directorate in which a current executive officer of Wolverine serves or served on the compensation committee of another company where the director or the director’s immediate family member concurrently serves or served as an executive officer;
•	Does not have and has not had within the last three years, an immediate family member who is or has been part of an interlocking directorate in which a current executive officer of Wolverine serves or served on the compensation committee of another company where the director or the director’s immediate family member concurrently serves or served as an executive officer;
•	Is not an employee, majority owner or person in control of another company that has made payment to, or received payments from, Wolverine for property or services in an amount which, in any of the last three fiscal years, exceeds the lesser of $250,000 or 10% of the other company’s consolidated gross revenues;
•	Does not have an immediate family member who is an executive officer of another company that has made payments to, or received payments from, Wolverine for property or services in an amount which, in any of the past three fiscal years, exceeds the greater of $1,000,000 or 2% of the other company’s consolidated gross revenues;
•	Is not an executive officer, trustee or board member of a tax exempt organization to which Wolverine has made in the past three fiscal years contributions that, in any single fiscal year, exceeded the greater of $50,000 or 2% of the non-profit organization’s, foundation’s or educational institution’s consolidated gross revenues; and
•	Has not had any direct or indirect relationship with Wolverine which the Board determines is material.

“Immediate Family Member” covers spouses, parents, children, siblings, in-laws, and any person (other than a tenant or employee) sharing the household of any director, nominee for director, executive officer, or significant stockholder of a company.

Under these standards, and in conformity with the listing standards of the NYSE, the Board has determined the following directors are independent: Jeffrey M. Boromisa, William K. Gerber, Joseph R. Gromek, David T. Kollat, Brenda J. Lauderback, David P. Mehney, Shirley D. Peterson, and Michael A. Volkema. Mr. Mehney is independent even though there are indirect related party transactions between the Company and Mr. Mehney. Wolverine purchases promotional materials from a company which is one-third owned by one of Mr. Mehney’s sons, but the total annual purchases fall substantially below the annual $1,000,000 threshold. Mr. O’Donovan is not independent because he was the Company’s CEO within the last three years. Mr. Krueger is not independent because he currently is the Company’s CEO and President. Mr. Grimoldi is not independent because he is the Chairman and 35% owner of a company that made payments to Wolverine in excess of $1,000,000 per year in the last three years.

Independent directors continue to represent a substantial majority (more than 70%) of the Board. These directors meet by themselves periodically each year. All of the Board’s committees are comprised entirely of independent directors. The Board believes that this structure ensures that independent directors provide meaningful and effective oversight of the Company’s management.

Board Leadership

The Board of Directors has the following leadership structure:

Position	Person	Role in Board Leadership

Independent Lead Director	David T. Kollat	Since 1993, the Board has operated with an independent Lead Director who is selected by the independent directors. The Corporate Governance Guidelines outline the duties of the Lead Director as follows:
• working closely with the Chairman regarding the agenda and scheduling for Board and committee meetings;
• overseeing information sent to the Board;
• presiding over executive sessions;
• serving as a liaison between the Chairman and the independent Directors;
• presiding over Board meetings in the absence of the Chairman; and
• being available for consultation and communications with stockholders as appropriate.

Chairman	Blake W. Krueger	The Board, after consulting with the Governance Committee, has determined that it is in the stockholders’ and the Company’s best interests for Mr. Krueger, the Company’s CEO, to also hold the Chairman position. The Board believes that whether to separate the Chairman and CEO roles is part of the succession planning process and that the Board should decide whether to separate the roles of Chairman and CEO based upon the circumstances. Since 1993, the Company has had an independent Lead Director who functions in many ways similar to how an independent Chairman would function. This long-established structure provides the Board with oversight of the CEO’s leadership. The Board believes that, at this time, separating the Chairman and CEO roles would not add materially to Board oversight of the CEO function but would add unnecessary complexity to the organization structure.

Identification and Evaluation of Director Candidates

The Board prides itself on its ability to recruit and retain directors who have a diversity of experience, who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who are effective (in conjunction with the other members of the Board) in collectively serving the long-term interests of the stockholders.

The Governance Committee of the Board acts as the Board’s nominating committee. The Committee members all are independent under the NYSE listing standards and the Company’s Director Independence Standards. The Committee seeks individuals qualified to become directors and recommends candidates for all director openings to the full Board. For a discussion of the Board’s membership criteria and how the Company seeks to achieve diversity in the Company’s Board membership and to attract directors with a broad range of skills, expertise, knowledge and contacts to benefit the Company’s business, see page 6. The Committee considers director candidates in anticipation of upcoming director elections and other potential or expected Board vacancies.

The Committee considers director candidates suggested by directors, senior management and stockholders. The Committee evaluates all nominees for director in the same manner. Stockholders may recommend individual nominees for consideration by the Committee by communicating with the Committee through one of the Board communication mechanisms described under the heading “Stockholders Communications Policy.” The Board of Directors ultimately determines the individuals the Company nominates at each annual meeting. Stockholders must comply with the procedures set forth in the Company’s by-laws, which are posted on the Company’s website.

The Committee from time-to-time retains, at the expense of the Company, a search firm to assist in identifying potential director candidates and may retain other external parties to assist with a search. The Committee delegates responsibility for day-to-day management and oversight of the search firm engagement to the CEO and the Company’s Senior Vice President of Human Resources.

Board and Committee Membership and Meetings

The stockholders elect the Board to oversee management of the Company. The Board delegates authority to the CEO and senior management to pursue the Company’s mission, and oversees the CEO’s and senior management’s conduct of the Company’s business. In addition to its general oversight function, the Board reviews and assesses the Company’s strategic and business planning, senior management’s approach to addressing significant risks, and has additional responsibilities including, but not limited to, the following:

•	Reviewing and approving the Company’s key objectives and strategic business plans and monitoring implementation of those plans and the Company’s success in meeting identified objectives;
•	Reviewing the Company’s financial objectives and major corporate plans, business strategies and actions;
•	Selecting, evaluating and compensating the CEO and overseeing CEO succession planning;
•	Providing advice and oversight regarding the selection, evaluation, development and compensation of senior management;
•	Reviewing significant risks confronting the Company and alternatives for their mitigation; and
•	Assessing whether adequate policies and procedures are in place to safeguard the integrity of the Company’s business operations and financial reporting, and to promote compliance with applicable laws and regulations, and monitoring management’s administration of those policies and procedures.

During 2009, the Board held eight meetings. We expect directors to make every effort to attend every meeting of the Board and the committees on which they serve and attend the annual meeting of stockholders. In 2009, each director then serving on the Board attended the 2009 Annual Meeting of Stockholders and all directors attended at least 75% of the meetings of the Board and the committees on which they served. The following table identifies the current committee members of each of the Board’s three standing committees (Audit, Compensation and Governance) and the number of meetings each committee held in 2009.

Name	Audit		Compensation		Governance

Jeffrey M. Boromisa	X	*
William K. Gerber	X		X
Alberto Grimoldi
Joseph R. Gromek			X
David T. Kollat			X
Brenda J. Lauderback	X				X	*
Blake W. Krueger
Timothy J. O’Donovan
Shirley D. Peterson	X				X
Michael A. Volkema			X	*	X
Number of Meetings	12		7		4

*     Current Committee Chairperson

Audit Committee. The current members of the Audit Committee are Messrs. Boromisa and Gerber and Mmes. Lauderback and Peterson, all of whom the Board has determined are “independent” as defined by NYSE rules and the Sarbanes-Oxley Act of 2002, as applicable to audit committee members, and all of whom satisfy the NYSE “financial literacy” requirement. Mr. Boromisa is the Chairperson of the Audit Committee and he and Mr. Gerber are “audit committee financial experts” under SEC rules. The Audit Committee:

•	represents and assists the Board in fulfilling its oversight responsibility regarding Wolverine’s financial reporting and accounting process;
•	appoints, retains, compensates, oversees, evaluates and, if appropriate, terminates the independent auditors;
•	annually reviews the performance, effectiveness, objectivity and independence of the independent auditors and Wolverine’s internal audit function;
•	obtains and reviews the independent auditors’ internal quality control report and other reports required by applicable rules, regulations and standards;
•	assesses auditor independence;
•	establishes procedures for the receipt, retention and treatment of complaints regarding accounting and auditing matters;
•	meets to review with management and Wolverine’s independent auditor Wolverine’s financial statements, including disclosures in Management’s Discussion and Analysis of Financial Condition and Results of Operations, that are included in Wolverine’s reports on Form 10-Q and Form 10-K;
•	reviews Wolverine’s policies and systems with respect to risk assessment and risk management and discusses significant risks or exposures with management and the independent auditors;
•	discusses with internal auditors and the independent auditors the overall scope and plans for their respective audits;
•	oversees Wolverine’s legal and regulatory compliance systems;
•	reviews and discusses the adequacy and effectiveness of Wolverine’s internal control over financial reporting and disclosure controls and procedures; and
•	establishes policies and procedures relating to the engagement of the independent auditors, including pre-approval policies and procedures.

Compensation Committee. The current members of the Compensation Committee are Messrs. Gerber, Gromek, Kollat and Volkema, all of whom the Board has determined to be “independent” as defined by NYSE rules. Mr. Volkema is the Chairperson of the Compensation Committee. None of the members of the Compensation Committee were, during the fiscal year, an officer or employee of Wolverine or formerly an officer of Wolverine. None of our executive officers served and currently none of them serves on the board of directors or compensation committee of any other entity with executive officers who have served or will serve on our Board of Directors or Compensation Committee. The Compensation Committee:

•	assists the Board of Directors in discharging its responsibilities relating to executive compensation and fulfilling its responsibilities relating to Wolverine’s compensation and benefit programs and policies;
•	oversees the overall compensation structure, policies and programs, and assesses whether the compensation structure establishes appropriate incentives for management and employees;
•	administers and makes recommendations with respect to incentive compensation plans, including stock option and other equity-based incentive plans;
•	reviews and approves the compensation of elected corporate officers and other executives, including bonuses and equity compensation;
•	reviews and approves corporate and personal goals and objectives relevant to CEO compensation, evaluates the performance of the CEO in light of these goals and objectives, and, together with the other independent directors, approves the compensation of the CEO based on the evaluation;
•	reviews and discusses with management Wolverine’s Compensation Discussion and Analysis and related disclosures required by the rules of the SEC and recommends to the Board of Directors whether such disclosures should be included in the annual report and proxy statement;
•	reviews and approves the design of benefit plans pertaining to executives;

•	reviews and recommends employment agreements and severance arrangements for executives, including change in control provisions, plans or agreements; and
•	establishes stock ownership guidelines for directors and executive officers and monitors compliance with the guidelines.

See the “Compensation Discussion and Analysis” section below for more information regarding the Compensation Committee’s processes and procedures.

Governance Committee.  The current members of the Governance Committee are Mmes. Lauderback and Peterson and Mr. Volkema, all of whom the Board has determined to be “independent” as defined by NYSE rules. Ms. Lauderback is the Chairperson of the Governance Committee. The Governance Committee:

•	assists the Board of Directors in fulfilling its responsibilities on matters and issues related to the Company’s corporate governance practices;
•	in conjunction with the Board of Directors, establishes qualification standards for membership on the Board of Directors and its committees;
•	leads the search for individuals qualified to become members of the Board of Directors, reviews the qualifications of candidates for election to the Board of Directors and assesses the contributions and independence of incumbent Directors eligible to stand for reelection to the Board;
•	establishes procedures for the consideration of candidates for the Board of Directors recommended for the Committee’s consideration by the Company’s stockholders;
•	selects and recommends to the Board of Directors the Company’s nominees for election or reelection by the stockholders at the annual meeting, and to fill vacancies and newly created directorships on the Board of Directors;
•	develops and recommends to the Board of Directors corporate governance guidelines, reviews the guidelines on an annual basis, and recommends any changes to the guidelines as necessary;
•	establishes and recommends to the Board guidelines, in accordance with applicable rules and regulations, to be applied when assessing the “independence” of Directors;
•	considers applicable rules, regulations and disclosure obligations regarding the presence of an “audit committee financial expert” on the Audit Committee and recommends to the Board of Directors actions to address such requirements;
•	reviews and approves related person transactions, as defined in applicable Securities and Exchange Commission rules, and establishes policies and procedures for the review, approval and ratification of related person transactions;
•	annually reviews the compensation of Directors for service on the Board of Directors and committees and makes recommendations to the Board of Directors regarding such compensation;
•	recommends to the Board of Directors key executives to serve as corporate officers;
•	annually reviews and makes recommendations to the Board of Directors concerning the structure, composition and functioning of the Board of Directors and its committees and recommends to the Board of Directors, directors to serve as committee members and chairpersons;
•	reviews and recommends to the Board of Directors retirement and other tenure policies for Directors;
•	reviews directorships in other public companies held by or offered to directors and senior officers of the Company;
•	reviews and assesses channels through which the Board of Directors receives information, and the quality and timeliness of information received; and
•	develops and recommends to the Board of Directors for its approval an annual self-evaluation process for the Board and its committees, and oversees the evaluation process.

Risk Oversight

The Board of Directors oversees the Company’s risk management activities. The Board implements its risk oversight function both as a whole and through delegation to various committees. These committees meet regularly and report back to the full Board. The Audit Committee has primary oversight responsibility with respect to financial risks as well as oversight responsibility for the Company’s overall risk assessment and risk management policies and systems. The Audit Committee oversees the Company’s procedures for the receipt, retention and treatment of complaints relating to accounting and auditing matters and oversees the Company’s management of legal and regulatory compliance systems. The Compensation Committee also oversees risks relating to the Company’s compensation plans and programs.

The Company’s Director of Internal Audit coordinates the day-to-day risk management process for the Company and reports directly to the Chief Financial Officer and to the Audit Committee. The Director of Internal Audit updates the Audit Committee at least quarterly and updates the full Board at least annually regarding the Company’s risk analyses and assessments and risk mitigation strategies and activities.

Code of Conduct & Compliance

The Company has a Code of Conduct & Compliance for its directors, officers and employees. The Company will disclose, in accordance with all applicable laws and regulations, amendments to, or waivers from, its Code of Conduct & Compliance.

Accounting and Finance Code of Ethics

The Board has adopted an Accounting and Finance Code of Ethics (“Accounting and Finance Code”). This Accounting and Finance Code focuses on the financial reporting process and applies to our CEO, Chief Financial Officer and Corporate Controller. The Company will disclose, in accordance with all applicable laws and regulations, amendments to, or waivers from, its Accounting and Finance Code.

Stockholder Communications Policy

Stockholders and interested parties may communicate with members of Wolverine’s Board through various links provided on Wolverine’s website at http://www.wolverineworldwide.com/investors_governance.asp, or by sending correspondence to the Board, a specific Board committee or a director c/o Corporate Secretary, Wolverine World Wide, Inc., 9341 Courtland Drive, N.E., Rockford, Michigan 49351. The Corporate Secretary reviews all communications to determine whether the contents include a message to a director and will provide a summary and copies of all correspondence (other than solicitations for services, products or publications) to the applicable directors at each regularly scheduled meeting. The Corporate Secretary will alert individual directors to items which warrant a prompt response from the individual director prior to the next regularly scheduled meeting. Items warranting prompt response, but not addressed to a specific director, will be routed to the applicable committee chairperson.

Any suggestions, concerns or reports of misconduct at Wolverine or complaints or concerns regarding Wolverine’s financial statements and accounting, auditing, internal control and reporting practices can be reported by submitting a report on www.WolverineReportLine.com (anonymously, if desired) or by writing to the Audit Committee c/o the Corporate Secretary at the above address.

Non-Employee Director Compensation

The following table provides information concerning the compensation of our non-employee directors for our fiscal year 2009 ended January 2, 2010 (“fiscal year 2009” or “2009”).

	Fees
	Earned
	or Paid in	Option
Name	Cash[1]	Awards[2]	Total

Jeffrey M. Boromisa	$112,250	$27,067	$139,317
William K. Gerber	$108,625	$27,067	$135,692
Alberto L. Grimoldi	$92,750	$27,067	$119,817
Joseph R. Gromek	$96,750	$27,067	$123,817
David T. Kollat	$126,500	$27,067	$153,567
Brenda J. Lauderback	$112,250	$27,067	$139,317
David P. Mehney	$92,750	$27,067	$119,817
Timothy J. O’Donovan[3]	$237,750	$27,067	$264,817
Shirley D. Peterson	$109,750	$27,067	$136,817
Michael A. Volkema	$109,750	$27,067	$136,817

[1]	Represents cash payments received or deferred by directors in fiscal 2009. Directors may defer director fees and receive stock units pursuant to the Deferred Compensation Plan. The following table shows the Fees Earned or Paid in Cash separated into amounts received in cash, the cash amounts Directors voluntarily deferred, and amounts required to be deferred under the annual equity retainer that will be paid out in stock:

		Cash Amounts
		Voluntarily	Annual Equity
Name	Fees Paid in Cash	Deferred	Retainers

Jeffrey M. Boromisa	$-	$72,250	$40,000
William K. Gerber	$68,625	$-	$40,000
Alberto Grimoldi	$-	$52,750	$40,000
Joseph R. Gromek	$-	$56,750	$40,000
David T. Kollat	$86,500	$-	$40,000
Brenda J. Lauderback	$53,813	$18,437	$40,000
David P. Mehney	$-	$52,750	$40,000
Timothy J. O’Donovan	$237,750	$-	$-
Shirley D. Peterson	$69,750	$-	$40,000
Michael A. Volkema	$69,750	$-	$40,000

[2]	Represents the full grant date fair values of stock options granted to non-employee directors in fiscal year 2009, calculated in accordance with FASB Accounting Standard Codification (“ASC”) Topic 718. Listed below are the aggregate outstanding option awards held by non-employee directors at the end of fiscal year 2009. For valuation assumptions, see the Stock-Based Compensation Note to Wolverine’s Financial Statements for the fiscal year ended January 2, 2010.

Option Awards
Outstanding at
Name	January 2, 2010

Jeffrey M. Boromisa	18,826
William K. Gerber	14,981
Alberto Grimoldi	50,874
Joseph R. Gromek	14,399
David T. Kollat	50,874
Brenda J. Lauderback	19,130
David P. Mehney	50,874
Timothy J. O’Donovan*	385,746
Shirley D. Peterson	27,693
Michael A. Volkema	22,993

*    Mr. O’Donovan was granted most of the stock options when he was an executive officer of the Company.

[3]	Mr. O’Donovan received a payment of $150,000 for his services as Chairman from April 2008 to April 2009.

The Company compensates non-employee directors as follows:

	Cash	Options	Stock Units

Newly Appointed or Elected Director	$0	Number of options equal to $180,000 divided by closing market price of the Company’s common stock on date of initial election or appointment
Annual Director Fee	$35,000	Number of options equal to three times annual cash retainer divided by closing market price of the Company’s common stock on date of Annual Meeting[1]	Stock Units equivalent to $40,000[2]
Board Meeting Attendance Fee[3]	$3,000
Committee Meeting Attendance Fee[3]	$1,000
Audit Committee Chairperson Annual Fee	$7,500
Compensation Committee Chairperson Annual Fee	$5,000
Governance Committee Chairperson Annual Fee	$5,000
Lead Director Annual Fee[4]	$70,000
Chairman Annual Fee[5]	$105,000

[1]	For 2009, each non-employee director received 4,935 options granted under the Amended and Restated Stock Incentive Plan of 2005. These options were fully vested on the grant date and have a term of 10 years. The exercise price of options granted is equal to the closing market price of Wolverine’s common stock on the date each option is granted.
[2]	The number of Stock Units is determined by dividing $40,000 by the closing market price of the Company’s common stock on the date of the Company’s annual meeting. Stock units are credited under the Amended and Restated Outside Directors’ Deferred Compensation Plan (the “Deferred Compensation Plan”). The terms of the Deferred Compensation Plan and stock units are described below. For fiscal year 2009, non-employee directors were each credited with 1,880 stock units.
[3]	Including meetings by teleconference.
[4]	Lead Director Annual Fee is in lieu of the $35,000 annual cash retainer. The Lead Director also receives the standard director fee for attendance at Board meetings and the annual grant of stock options, but does not receive attendance fees for committee meetings.
[5]	For the period from April 2009 to December 31, 2009, Mr. O’Donovan received $87,750 for his services as Chairman and also had office space and received administrative assistance at Wolverine’s headquarters. In addition, Mr. O’Donovan received payment of $150,000 for his services as Chairman from April 2008 to April 2009. He also received the standard annual non-employee director stock option award for his services in 2009.

Wolverine also pays director expenses associated with attending Board and committee meetings and other Wolverine functions, and industry functions such as trade shows, and pays spouse travel expenses in connection with Board international strategic planning meetings, which typically happen every other year. In addition, the Company provides office space and administrative assistance to directors who visit the Company’s headquarters or other locations. From time-to-time, Wolverine provides directors with samples of Wolverine products of nominal value for review and assessment. Wolverine reimburses directors for certain approved expenses relating to director education. Directors who are also employees of Wolverine or any of its subsidiaries do not receive an annual cash or equity retainer and do not receive compensation for attendance at Board or committee meetings.

Deferred Compensation Plan. In 2008, Wolverine adopted the Deferred Compensation Plan, a supplemental nonqualified deferred compensation plan for directors who are not employees of Wolverine or its subsidiaries. Wolverine continues to maintain a separate non-employee director deferred compensation plan that applies to benefits accrued under that plan before January 1, 2005. The Deferred Compensation Plan permits all non-employee directors to defer 25%, 50%, 75% or 100% of their directors’ fees. Deferred compensation is deemed to be invested in Wolverine common stock. If a director elects to defer directors’ fees, Wolverine establishes an account on its books for such director and credits to such account a number of stock units equal to the amounts deferred and annual equity retainer amounts described above divided by the closing market price of common stock on the payment date (“stock units”). The Company also credits stock units with dividend equivalents in the form of additional stock units.

Upon termination of service as a director or as of such later date selected by a director, the Company distributes accumulated stock units in the director’s account, in shares of Wolverine common stock, in a single lump-sum payment or annual installment payments over a period of up to 20 years (10 years under the prior plan). The Company converts each stock unit to one share of Wolverine common stock.

Upon a “change in control” as defined in the current Deferred Compensation Plan, the Company distributes to the director in a single lump sum payment, Wolverine shares of common stock equal to the stock units credited to a director’s account. For purposes of the Deferred Compensation Plan, “change in control” is defined as:

•	the acquisition by any person, or by more than one person acting as a group, of more than 50% of either (i) the then outstanding shares of common stock of Wolverine or (ii) the total fair market value of Wolverine;
•	the acquisition by any person, or more than one person acting as a group, during the 12-month period from and including the date of the most recent acquisition, of ownership of 30% or more of the outstanding common stock of Wolverine;
•	the replacement of a majority of the individuals who constitute the Board during any 12-month period by directors whose appointment or election is not endorsed by a majority of the directors prior to the date of the appointment or election; or
•	the acquisition, during any 12-month period ending on the date of the most recent acquisition, by any person of assets from Wolverine having a gross fair market value of at least 40% of the gross fair market value of all the assets of Wolverine immediately before the acquisition.

Non-Employee Director Stock Ownership Guidelines

Through stock ownership guidelines, the Company requires that each non-employee director maintain a stock ownership level equal to five times the non-employee director cash retainer to align further the interests of these individuals with the stockholders. Each non-employee director must meet the ownership requirement by the end of the fifth year after he or she becomes subject to the guidelines. All non-employee directors who have passed the end of their fifth year meet the ownership requirement.

Securities Ownership of Officers and Directors and Certain Beneficial Owners

Five Percent Stockholders

The following table sets forth information as to those holders known to Wolverine to be the beneficial owners of more than five percent of Wolverine’s outstanding shares of common stock as of December 31, 2009:

	Amount and Nature of Beneficial Ownership of Common Stock
		Sole	Shared Voting	Total
Name and Address	Sole Voting	Dispositive	or Dispositive	Beneficial	Percent
of Beneficial Owner	Power	Power	Power	Ownership	of Class[4]

BlackRock, Inc.[1]	3,647,025	3,647,025	0	3,647,025	7.32%
40 East 52nd Street New York, NY 10022
Royce & Associates LLC[2]	3,057,338	3,057,338	0	3,057,338	6.14%
745 Fifth Avenue New York, NY 10151
NFJ Investment Group LLC[3]	2,879,800	2,879,800	0	2,879,800	5.78%
2100 Ross Avenue, Suite 700 Dallas, TX 75201

[1]	Based on information set forth in Schedule 13G filed January 29, 2010. The Schedule 13G indicates that BlackRock, Inc. beneficially owns, in the aggregate, 3,647,025 shares of Wolverine common stock.

[2]	Based on information set forth in Schedule 13G filed January 26, 2010. The Schedule 13G indicates that Royce & Associates LLC beneficially owns, in the aggregate, 3,057,338 shares of Wolverine common stock.
[3]	Based on information set forth in Schedule 13G filed February 12, 2010. The Schedule 13G indicates that NFJ Investment Group LLC, beneficially owns, in the aggregate, 2,879,800 shares of Wolverine common stock.
[4]	As of March 1, 2010, based on 49,802,008 shares outstanding on that date.

Stock Ownership by Management

The following table sets forth the number of shares of common stock beneficially owned as of March 1, 2010, by each of our directors and named executive officers and all of our directors and named executive officers as a group. The address of each of the persons in the table is c/o of Wolverine World Wide, Inc., 9341 Courtland Drive N.E., Rockford, Michigan 49351.

	Amount and Nature of Beneficial Ownership of Common Stock[1]
	Sole Voting
	and/or	Shared Voting		Total
	Dispositive	or Dispositive		Beneficial	Percent
Name of Beneficial Owner	Power[2]	Power[3]	Stock Options[4]	Ownership[4]	of Class[5]

Jeffrey M. Boromisa	2,000	-	18,826	20,826	*
William K. Gerber	1,000	-	14,981	15,981	*
Donald T. Grimes	63,676		15,334	79,010	*
Alberto L. Grimoldi	10,168	-	50,874	61,042	*
Joseph R. Gromek	10,000		14,399	24,399	*
David T. Kollat[6]	94,324	-	50,874	145,198	*
Blake W. Krueger	408,316		322,844	731,160	1.4%
Brenda J. Lauderback	5,100	-	19,130	24,230	*
Pamela L. Linton	41,168	-	17,001	58,169	*
Michael F. McBreen	49,508		12,334	61,842	*
David P. Mehney[7]	79,024	73,889	50,874	203,787	*
Timothy J. O’Donovan	290,090	85,831	385,746	761,667	1.5%
Shirley D. Peterson	3,000	-	27,693	30,693	*
Michael A. Volkema	5,000		22,993	27,993	*
James D. Zwiers	77,753	-	57,785	135,538	*
All directors and executive officers as a group (18 people)	1,199,247	159,720	1,130,899	2,489,866	4.9%

*	Represents beneficial ownership of less than 1%.

[1]	The numbers of shares stated are based on information provided by each person listed and include shares personally owned of record and shares that, under applicable regulations, are considered to be otherwise beneficially owned.
[2]	These numbers include restricted shares and performance shares held, which are subject to forfeiture if the terms of the grant are not satisfied.
[3]	These numbers include shares over which the listed person is legally entitled to share voting or dispositive power by reason of joint ownership, trust or other contract or property right and shares held by spouses, children or other relatives over whom the listed person may have influence by reason of relationship.
[4]	The numbers represent shares that may be acquired within 60 days after March 1, 2010, by the exercise of stock options granted under Wolverine’s various stock option plans. These numbers are also included in the Total Beneficial Ownership column.
[5]	As of March 1, 2010, based on 49,802,008 shares outstanding on that date plus 1,130,899 stock options.
[6]	Includes 56,356 shares pledged by Mr. Kollat as security for a loan.
[7]	Includes 23,000 shares pledge by Mr. Mehney as security for a loan.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Discussion and Analysis section of our proxy statement provides an overview and analysis of Wolverine’s executive compensation program and policies, the material compensation decisions made about 2009 compensation and the material factors considered in making those decisions. We have divided it into four parts:

•	Compensation Philosophy and Objectives
•	Compensation Consultant and Market Comparisons
•	Overview of Compensation Components
•	2009 Compensation Decisions

This section refers only to the compensation of Wolverine’s “named executive officers” (or “NEOs”) unless we note otherwise:

•	Blake W. Krueger, Chairman, Chief Executive Officer and President
•	Donald T. Grimes, Senior Vice President, Chief Financial Officer and Treasurer
•	Pamela L. Linton, Senior Vice President of Human Resources
•	Michael F. McBreen, President, Global Operating Group
•	James D. Zwiers, Senior Vice President and President, Outdoor Group

Compensation Philosophy and Objectives

The Compensation Committee of the Board of Directors oversees Wolverine’s compensation program. The Compensation Committee reviews and approves the compensation of the NEOs other than the CEO, and together with the other independent directors, approves the compensation of the CEO.

Wolverine’s executive compensation philosophy is to provide competitive salaries and incentives to achieve superior financial performance. Wolverine’s compensation program for NEOs and other executives has four primary objectives:

•	attract and retain talented NEOs and other executives who will lead Wolverine and achieve and inspire superior performance;
•	provide incentives for achieving specific near-term individual, business unit and corporate goals and reward attaining goals at established levels;
•	provide incentives for achieving longer-term financial goals and to reward attaining goals at established levels; and
•	align the interests of NEOs and other executives with those of the stockholders to reward increasing stockholder value.

The program balances base salaries with performance-based compensation, and rewards annual performance while maintaining emphasis on longer-term objectives. The program also balances the cash, non-cash, long-term, and short-term components and current and future compensation. The Committee considers qualitative and quantitative factors when setting compensation for each NEO. Each NEO’s compensation mix and cash-to-equity ratio depends on his or her responsibilities, experience, skills, and potential to affect Wolverine’s overall performance. In general, an NEO’s compensation increases as the NEO’s level of responsibilities increases. The Committee believes the CEO has the broadest scope of responsibilities and typically approves higher compensation for the CEO than for any other NEO.

Compensation Consultant and Market Comparisons

The Compensation Committee engaged Towers Perrin as an outside compensation consultant to assist in reviewing Wolverine’s 2009 executive compensation program. Towers Perrin and its affiliates did not provide any other services to Wolverine in 2009. Effective January 1, 2010, Towers Perrin and Watson Wyatt

Worldwide, Inc. merged to form Towers Watson & Co. Watson Wyatt also provided actuarial services to the Company in 2009. Wolverine is using Towers Watson in 2010 for actuarial and executive compensation services.

The Compensation Committee and management sought the views of Towers Perrin about market intelligence on compensation trends, and its views on specific compensation programs designed by management with oversight from the Compensation Committee. In addition, Towers Perrin provided survey information comparing direct compensation for the NEOs to market data from two databases. “Direct compensation” was defined as base salary, annual bonus opportunities, long-term incentive compensation and equity grants. Towers Perrin used the Towers Perrin 2007 U.S. CDB General Industry Executive Database (with more than 700 participants) and Mercer Human Resource Consulting 2007 U.S. Benchmark Database (with over 2,000 participants). Both are general industry, national compensation, survey databases and include information from participants in a broader range of industries other than solely the footwear, apparel and retail industries. Towers Perrin also provided an analysis of direct compensation for the CEO and Chief Financial Officer (“CFO”) based on proxy statement disclosures by companies in the footwear, apparel and retail industries which are comparable to the Company (the “Peer Group”):

Brown Shoe Co. Inc.	Jones Apparel Group Inc.	Steven Madden, Ltd.
Collective Brands, Inc.	K-Swiss, Inc.	Timberland Co.
Columbia Sportswear Co.	Kenneth Cole Productions Inc.
Deckers Outdoor Corp.	Rocky Brands, Inc.
Genesco Inc.	Skechers USA Inc.

The Committee considered the survey information, information the Company learned through recruiting NEOs, and the experience levels and responsibilities of the NEOs prior to joining the Company as reference points in evaluating the compensation types and levels for the NEOs.

Overview of Executive Compensation Components

The following table describes the Company’s compensation program components for NEOs:

Pay Element	What the Pay Element Rewards	Purpose of the Pay Element

Base Salary	Core responsibilities, years of service with the Company and experience in similar positions at other companies, skills, and knowledge	Provide a regular and stable source of income to NEOs

Annual Incentive Compensation
•   Achieving specific corporate business objectives over which the NEO has reasonable control
•   Achieving specific division business objectives over which the NEO has reasonable control
•   Achieving specific personal objectives
• Focus NEOs on specific annual goals that contribute to Wolverine’s long-term success • Provide annual performance-based cash compensation • Align participants on important annual performance metrics

Pay Element	What the Pay Element Rewards	Purpose of the Pay Element

Long Term Incentive Compensation	Annual Stock Option Grants; Annual Restricted Stock Awards; Three-Year Performance-Based Restricted Stock Awards

•   Focusing on long-term corporate business objectives
•   Focusing on driving long-term stockholder value
• Continuing employment with the Company during the vesting period	All Components Combined

•   More closely align NEOs’ interests with stockholders’ interests
•   Reward NEOs for building stockholder value
•   Encourage long-term investment in Wolverine by participating NEOs
• Retain NEOs

Supplemental Employee Retirement Plan	• Focusing on long-term corporate business objectives • Continuing long-term employment with the Company during the five-year vesting period and long-term value accumulation period	• Provide retirement benefits that NEO participants would have received under the broad-based plan in the absence of the IRS limits • Provide retirement security • Attract and retain NEOs

Retirement and Welfare Benefits	The other retirement and welfare benefits are part of Wolverine’s broad-based total compensation program available to full-time employees of the Company.	Encourage long-term commitment to Wolverine by NEOs and assist Wolverine in attracting and retaining talented NEOs.

2009 Compensation Decisions

Base Salary

As part of approving an NEO’s base salary, the Compensation Committee considers the scope of the NEO’s responsibilities, years of service with the Company and in similar positions at other companies, skills, and knowledge; market conditions; economic conditions; and Wolverine’s compensation philosophy. For promotions from within Wolverine, the Compensation Committee determines the NEO’s base salary after considering the above factors. For NEOs hired from outside the Company, the Compensation Committee sets the NEO’s base salary after reaching a recommended base salary through arms-length negotiation with the NEO. After hiring or promotion, the Compensation Committee, approves changes to an NEO’s base salary to reflect increased experience, changes in responsibilities, years of service, and market information. Management provides input to these decisions, except in the case of the CEO’s compensation. NEO base salaries are reviewed approximately every 12 months.

For 2009, management considered the current and projected economic conditions, the Company’s cost structure, and its estimated future financial performance in light of economic conditions, and implemented a base salary freeze for all employees not covered by a collective bargaining agreement. Consistent with the freeze on employee base salaries, the Compensation Committee decided in early 2009, based in part on management’s recommendation, to implement a base salary freeze for all NEOs. Accordingly, the base salary of Wolverine’s CEO and other NEOs stayed the same for 2009 as they were in 2008, except for Mr. Zwiers whose base salary was increased to reflect additional responsibilities he assumed when he was promoted to President, Outdoor Group.

Annual Incentive Compensation

NEOs have the opportunity to earn annual bonuses (“Annual Bonus”) under the Company’s Annual Bonus Plan, based on achieving combinations of performance criteria the Compensation Committee sets for the

Company and for individual business units. NEOs also can earn discretionary bonuses (“Discretionary Bonus”) under the Company’s Discretionary Bonus Plan, based on personal objectives set for each NEO. In any given year, an NEO might earn one, both, or neither of the bonuses.

For 2009, the Committee increased the Annual Bonus percentage weight to 85% from 80%, and decreased the Discretionary Bonus percentage weight to 15% from 20%, to place more emphasis on objective performance criteria used to determine the Annual Bonus. Each year, the Committee also sets for each NEO a bonus goal, expressed as a percentage of the NEO’s base salary (the “Target Percentage”). The 2009 Target Percentages are shown in the table below. The Committee generally sets the Target Percentages higher for NEOs who have greater influence on profits and sales, which puts a larger percentage of their total potential cash compensation “at risk.” At target performance under both the Annual Bonus Plan and Discretionary Bonus Plan, an NEO would receive 100% of his or her Target Percentage bonus opportunity. The total annual incentive compensation opportunity for each NEO in 2009 ranged from 0% to 200% of his or her Target Percentage, consistent with the opportunity in 2008.

For 2009, the Annual Bonus for each NEO is based on the Company’s or individual business unit’s performance on the applicable performance criteria, weighted by the percentages listed in the table below and then multiplied by the Target Percentage, and the Discretionary Bonus is based on the NEO’s performance on his or her personal objectives, weighted by 15% and then multiplied by the Target Percentage.

		Annual Incentive Compensation
		Component Percentages at Target
			Annual Bonus Percentage By
			Company or Business Unit
		Total
		Discretionary		Global
	Target	Bonus		Operations	Human	Outdoor	Retail
Name	Percentage	Percentage	Company[1]	Group[2]	Resources[3]	Group[4]	Group[4]
Krueger	75%	15%	85%
Grimes	45%	15%	85%
Linton	40%	15%	65%		20%
McBreen	40%	15%	20%	65%
Zwiers	40%	15%	20%			45%	20%

[1]	The Company’s performance criteria were revenue and pre-tax earnings, as described below under “2009 Annual Bonuses.”
[2]	The Global Operations Group performance criterion was pre-tax earnings for the Group.
[3]	The Human Resources Department performance criterion was actual Department expenses compared to projected expenses in the Department’s 2009 operating plan.
[4]	The Outdoor Group performance criteria and the Retail Group performance criteria were revenue and pre-tax earnings for the respective Group.

The Compensation Committee believes the annual incentive compensation opportunities for NEOs should stay competitive with incentive compensation at companies of similar size to Wolverine and companies with whom Wolverine competes to hire NEOs. The Committee considered each NEO’s performance, experience level, and potential to affect Wolverine’s short-term performance when setting his or her annual incentive compensation opportunity. The Committee also recognized that Wolverine competes with footwear, apparel and retail companies for hiring NEOs, and that it has been the Company’s experience that the compensation levels in those industries generally exceed the levels reported in general industry surveys. The Committee evaluated the potential annual incentive compensation each NEO could earn at the target payout level, considering it in the context of the Towers Perrin general industry survey information described above in “Compensation Consultant and Market Comparisons,” the Peer Group data, information provided by management from the Company’s experience recruiting NEOs, and the experience and responsibilities of the NEOs. Based on its review of this information, the Committee decided to increase the Target Percentage for each NEO’s 2009 Target Percentage for the Annual Bonus and the Discretionary Bonus from the 2008 level as follows:

	Total 2009 Annual
	Incentive	General Industry	2009 Target	2008 Target
Name	Compensation Paid*	Survey Median	Percentage	Percentage

Krueger	$775,096	90%	75%	60%
Grimes	$243,602	55%	45%	35%
Linton	$182,871	45%	40%	30%
McBreen	$110,737	50%	40%	35%
Zwiers	$207,291	45%	40%	30%

*    Includes the NEO’s Annual Bonus payout and the Discretionary Bonus payout.

2009 Annual Bonuses

The Compensation Committee sets performance criteria early each year for Wolverine and major business units. Soon after the end of each year, the Committee measures actual performance against those criteria and then approves annual bonuses. The Committee ties each NEO’s bonus to the performance of Wolverine, one or more business units, or both based on the Committee’s determination of the parts of the Company the NEO reasonably influences. Management provides input to these decisions, except in the case of the CEO’s compensation. The performance criteria for the Company are revenue and pre-tax earnings, with four performance levels: threshold (50% payout), target (100% payout), goal (150% payout) and stretch (200% payout). Revenue is weighted 30% and pre-tax earnings 55% of the total annual incentive compensation opportunity, compared to 16% and 64%, respectively, in 2008. The Committee changed the weights to more closely align the Annual Bonus Plan with the Company’s strategic objectives. These criteria were selected because the Committee believes there is a strong relationship between performance on these financial measures and stockholder value. For 2009, the Committee set the following performance levels for each of the Company’s Performance Criteria:

Performance Level
(% of Target Payout)[1]	Revenue[2]	Pre-tax Earnings[2]

Threshold (50%)	$1,055.0 Billion	$100.0 Million
Target (100%)	1,110.0 Billion	113.0 Million
Goal (150%)	1,128.0 Billion	119.0 Million
Stretch (200%)	1,146.0 Billion	127.0 Million

[1]	The maximum payout an NEO can receive is 200% of the payment earned at his or her target level, even if performance is above the stretch level, and an NEO would receive 0% of his or her Target Percentage if performance is below the threshold level.
[2]	Not including the effect of acquisitions, divestitures, accounting changes, restructuring, or other special charges or extraordinary items excluded by the Compensation Committee.

The performance criteria for the individual business units, which are listed above, also have four performance levels: threshold (50% payout), target (100% payout), goal (150% payout) and stretch (200% payout). Corporate performance goals are based on business unit performance goals. The level of difficulty in attaining threshold, target, goal and stretch performance goals for a business unit is intended to be substantially similar to the level of difficulty in attaining the Company’s Performance Criteria. Performance goals for the Global Operations Group, the Outdoor Group, the Retail Group and the Human Resources Department, which determine a portion of the bonus awarded to Messrs. McBreen and Zwiers and Ms. Linton, were set using this level-of-difficulty standard. Target performance goals for the business units were set at levels that the Compensation Committee believed were achievable with strong management performance given the expected challenging economic and market conditions, based on a review of the business unit’s historical performance and its 2009 operating plan.

Wolverine’s 2009 revenue was $1.101 billion, falling between threshold and target, resulting in a payout of 91.87% of target for this performance measure. Wolverine’s pre-tax earnings for 2009 were $121.3 million adjusted for non-recurring restructuring charges ($85.7 million before the adjustment), falling between the goal and stretch performance levels, resulting in a payout of 164.30% of target for this performance measure. The Outdoor Group’s revenue of $416.2 million was between goal and stretch performance (which corresponds to a payout of 165.00% of target), and its performance on pre-tax earnings was between target and goal (which corresponds to a payout of 144% of target), resulting in an overall payout of 151.20% of target. The Global Operations Group’s performance was between threshold and target on pre-tax earnings, resulting in an overall payout of 53.68% of target. The Retail Group’s performance was above stretch on both revenue and pre-tax earnings, resulting in a payout of 200% of target. The Human Resource Department’s performance was above stretch on actual Department expenses compared to projected expenses in the Department’s 2009 operating plan, resulting in an overall payout of 200% of target. For fiscal 2009, the Company paid the NEOs the following bonuses under the Annual Bonus Plan:

		Annual Bonus
	Annual Bonus	Percentage
Name	Opportunity	Earned	Annual Bonus Paid*

Krueger	0 – 200%	139%	$651,065
Grimes	0 – 200%	139%	$204,621
Linton	0 – 200%	153%	$152,211
McBreen	0 – 200%	74%	$81,487
Zwiers	0 – 200%	160%	$177,833

*    Not including Discretionary Bonus.

2009 Discretionary Bonuses

For 2009, the Committee changed the Discretionary Bonus payout range, increasing the range to 0% to 200% of an NEO’s Target Percentage to make the new range consistent with the ranges set for performance on other incentive compensation criteria.

Personal Objectives Score	2009 Payout Level	2008 Payout Level

95-100%	200%	150%
90-95%	175%	150%
80-90%	150%	135%
70-80%	100%	100%
60-70%	50%	50%
Less than 60%	0%	0%

The Committee determines, each NEO’s Discretionary Bonus based on the NEO’s individual performance measured against his or her personal objectives. Management provides input to these decisions, except in the case of the CEO’s compensation. Those objectives may include elements such as executing strategies supporting Wolverine’s vision, developing people, supporting social and environmental responsibility, growing new business initiatives and driving operational excellence. Performance under the Discretionary Bonus Plan is a subjective measurement, generally based on qualitative factors. Early each year, the Compensation Committee and the independent Directors of the Board meet with the CEO and agree upon the CEO’s personal objectives for the year. During the year, the Compensation Committee meets with the CEO to evaluate his performance compared to his personal objectives and at the end of the year, the Committee and the independent Directors of the Board evaluate the CEO’s performance and approve any Discretionary Bonus to the CEO. The Committee determines the Discretionary Bonus for other NEOs based on management’s recommendations and input from the CEO. For 2009, the Compensation Committee approved the following Discretionary Bonuses for the NEOs:

	Discretionary Bonus	Discretionary Bonus	Discretionary
Name	Opportunity	Percentage Awarded	Bonus Paid*

Krueger	0 – 200%	150%	$124,031
Grimes	0 – 200%	150%	$38,981
Linton	0 – 200%	175%	$30,660
McBreen	0 – 200%	150%	$29,250
Zwiers	0 – 200%	150%	$29,458

*    Not including Annual Bonus.

Long-Term Incentive Compensation

Each NEO has the opportunity to earn long-term incentive compensation in the form of: (1) cash or performance shares, (2) stock option grants, and (3) restricted stock awards.

Long-Term Incentive Cash and Performance Share Bonuses

Each NEO has long-term incentive compensation opportunities under the Company’s Long-Term Incentive Plan (“LTIP”) and stock incentive plans based on performance criteria covering three-year periods (“3-Year Bonus”). Early in the first year of each three-year period, the Compensation Committee sets the performance criteria for the three-year period. Soon after the period ends, the Committee certifies actual performance compared to the criteria set at the beginning of the period. The Company pays the NEOs bonuses based on the certified performance level and payout schedule for the three-year period. The Committee may adjust the bonuses within the discretion the Committee is granted under the applicable plan.

3-Year Cash Bonus (Fiscal 2007-2009)

The Compensation Committee had established two performance criteria for the 2007-2009 performance period, each weighted 50%: (1) total shareholder return ranking within Wolverine’s Peer Group (defined on page 24), and (2) fully diluted earnings per share:

TSR Ranking
Against Peer	Percentage of Target
Group	Payout

1st	200%
2nd	175%
3rd	150%
4th	125%
5th	100%
6th	75%
7th	50%
8th-14th	0%

Aggregate
EPS for the
Performance Level	2007-2009
(Percentage of Target Payout)	Period*

Threshold (50%)	$4.77
Target (100%)	$4.96
Goal (150%)	$5.15
Maximum (200%)	$5.56

*	Not including the effect of acquisitions, divestitures, accounting changes, restructuring, or other special charges or extraordinary items excluded by the Compensation Committee.

The Committee believed these criteria would balance the NEOs’ focus on near-term profitability and longer-term shareholder value. The Committee evaluated Wolverine’s performance against these criteria and certified that Wolverine’s performance on the earnings per share criterion was $5.50 (adjusted to exclude restructuring and related costs and other special charges), falling between goal and stretch performance levels, and on the total shareholder return criterion Wolverine’s performance rank was 4th, resulting in a weighted average payout level of 158.8%. The NEOs received the following cash 3-Year Bonuses for the 2007-2009 performance period:

Name	3-Year Bonus

Krueger	$709,166
Grimes*	$133,350
Linton*	$98,954
McBreen*	$98,945
Zwiers	$153,898

*	Ms. Linton’s and Messrs. Grimes’ and McBreen’s 3-Year Bonuses were prorated to reflect that they started employment with the Company after the beginning of the performance period.

3-Year Performance Share Bonus (Fiscal 2009-2011)

The Compensation Committee believes that long-term incentive compensation opportunities for NEOs should be competitive with long-term incentive compensation opportunities at companies of similar size to Wolverine and companies with whom Wolverine competes to hire NEOs. The Committee evaluated the potential long-term incentive payout for each NEO, considering it in the context of the Towers Perrin general industry survey information described above in “Compensation Consultant and Market Comparisons,” the Peer Group data, information provided by management from the Company’s experience recruiting NEOs, and the experience and responsibilities of the NEOs. The Committee recognized that for positions other than CEO and CFO, the general industry survey information covered positions with narrower responsibilities than those of Messrs. McBreen and Zwiers, and that Ms. Linton’s years of experience as the leader of Human Resources functions for much larger companies was not reflected in the survey data. The Committee also understood that Wolverine competes with footwear, apparel and retail companies for hiring NEOs, and that it has been the Company’s experience that compensation levels in those industries generally exceed the levels reported in general industry surveys. In addition, the Committee recognized that Mr. Zwiers’ promotion to President, Outdoor Group, had significantly expanded his responsibilities.

Based on these considerations, the Committee decided to increase the NEOs’ long-term incentive compensation opportunities at the target performance level. The Committee increased the Target Percentage levels for Messrs. Krueger, Grimes, McBreen and Zwiers and Ms. Linton for the 3-Year Bonus opportunity, as follows:

	2009-2011	2008-2010
Name	Percent	Percent

Krueger	70%	60%
Grimes	45%	35%
Linton	35%	30%
McBreen	40%	35%
Zwiers	40%	30%

For the 2009-2011 performance period, the Compensation Committee replaced cash payouts with equity payouts for the 3-Year Bonus opportunity (“performance shares”). The Committee considered the relative contributions of cash and equity to each NEO’s compensation package, the objectives of the long-term incentive component of each NEO’s compensation package (including more closely aligning NEOs’ interests with stockholder interests), the Company’s strategic business objectives, market information, and qualitative factors such as responsibilities. No single factor drove the changes made to the 3-Year Bonus program.

In addition, the Committee also replaced the total shareholder return criterion with a business value added criterion (“BVA”). BVA reflects changes in after-tax operating profit and asset management. The Committee believed focusing NEOs’ interests on increasing BVA would align their interests more closely with stockholder interests, and that BVA is superior to TSR in measuring management’s long-term influence over company performance. The Committee defined BVA as a measurement that equals the operating income for a fiscal year reduced by (i) a provision for income taxes equal to the operating income multiplied by the Company’s total effective tax rate for the same fiscal year; and (ii) a capital charge equal to a two-point average of “net operating assets” at the beginning and end of a fiscal year (with “net operating assets” defined as the net of trade receivables (net of reserves), inventory (net of reserves), other current assets, property, plant and equipment, trade payables and accrued liabilities) multiplied by 10%. The Committee increased the weight given to the earnings per share performance criterion from 50% to 65% of the total performance, and set the weight for the BVA performance criterion at 35%. The Committee believed that earnings per share is an important indicator of stockholder value and that increasing the weight given to this criterion would further align NEOs’ interests with stockholders’ interests. The Committee intended the level of difficulty in attaining threshold, target, goal and stretch performance goals it set for the 2009-2011 performance period to be substantially similar to the level of difficulty in attaining the performance goals for the 2007-2009 performance period.

In February 2009, the Committee awarded performance shares to each NEO with a fair market value at the time the award was made equal to the maximum bonus payout the NEO could earn as the 3-Year Bonus for the 2009-2011 performance period. The Committee granted the awards under the Company’s 2005 Stock Incentive Plan, and details of the awards are included in the table “Grants of Plan-Based Awards” on page 36. The Company accrues, but does not pay, dividends on the performance shares during the performance period. Following the end of the 2009-2011 performance period, the Compensation Committee will certify the Company’s performance compared to the performance criteria. Depending on the Company’s performance, the restrictions on none, some or all of the performance shares awarded to each NEO will lapse. At that time, the Company will pay to the NEO the accrued dividends on those shares on which the restrictions do lapse.

Stock Option Grants and Restricted Stock Awards

The Compensation Committee believes that NEO stock ownership benefits stockholders and has approved stock option grants and restricted stock awards to NEOs and other executives for many decades. The Committee administers the stock incentive plans for stock option grants and restricted stock awards, and approves the amount of and terms applicable to all grants and awards. In addition to annual grants and awards, the Compensation Committee may approve special grants or awards to NEOs, such as a grant or award to a new hire or for a promotion.

The Compensation Committee considers the NEO’s position, responsibilities, years of service, performance, number of stock options and amount of restricted stock previously granted, and market information, when setting the amount of stock option grants and restricted stock awards. Management provides input to these decisions, except in the case of the CEO’s compensation. The Committee compares NEO equity awards to the market information as part of evaluating NEO total long-term incentive compensation at target to broader compensation trends. In general, position and responsibilities are the primary factors. Based on these considerations, the Committee increased the percent of Mr. Krueger’s base salary targeted for the fair market value of the annual stock option grants and restricted stock awards to him.

The Committee approves annual stock option grants and restricted stock awards at its regularly scheduled meeting in February. The exercise price of stock options is the fair market value of Wolverine’s common stock on the grant date, and the fair market value is the closing price of Wolverine’s stock on that date. The stock option grants typically vest one-third each year over three years. The restrictions on restricted stock awards typically lapse 25% each on the third and fourth anniversary and 50% on the fifth anniversary of the award.

The Committee targeted the following percentages of base salary when determining the combined total grant date fair value for the stock options and restricted stock (not including the performance share awards) it awarded NEOs for 2009. The “Grants of Plan-Based Awards” table on page 36 shows the actual grants and awards for 2009.

	2009	2008
Name	% of Base Salary Targeted	% of Base Salary Targeted

Krueger	154.2%	115%
Grimes	89.8%	*
Linton	81.4%	80%
McBreen	81.4%	*
Zwiers	81.4%	80%

*	Mr. Grimes and Mr. McBreen started employment after the annual equity award grant. Both received the same number of stock option and restricted stock awards granted to other executives with similar positions within Wolverine.

The restricted stock award, not including performance shares, was approximately 60%, and the stock option grants were approximately 40%, of the combined value of the equity awarded to each NEO. The Committee believed this mix was appropriate based on the retentive nature of restricted stock and the incentive nature of stock options.

Equity Grant Practices

The exercise price of each stock option granted is the closing price of Wolverine’s stock on the date of the grant, which is the date of the Compensation Committee meeting at which equity awards for the NEOs are determined. The Company generally schedules Board and Committee meetings at least one year in advance. The Compensation Committee also has delegated to the CEO the authority to award restricted stock to employees, other than himself and other NEOs, during the Company’s 2010 fiscal year to recognize outstanding performance by employees. These awards may not exceed 20,000 shares in aggregate.

NEO Stock Ownership Guidelines

Through stock ownership guidelines, the Company requires that NEOs maintain a minimum stock ownership level to align further the interests of these individuals with the stockholders.

Covered Positions	Guideline

CEO	5x Annual Base Salary
Other NEOs	2x Annual Base Salary

Each NEO must meet the ownership requirement by the end of the fifth year after he or she becomes subject to the guidelines. All NEOs who have passed the end of their fifth year meet the ownership requirement.

Retirement, Welfare and Other Benefits

The NEOs participate in Wolverine’s medical and dental plans and receive life and disability insurance. Subject to variations to account for requirements in local jurisdictions, variances in local compensation structure (for example, as applicable to Wolverine’s employees in the United Sates versus certain overseas offices), and to requirements under collective bargaining agreements, all Wolverine employees receive the same retirement, health and welfare benefit opportunities. In addition, Wolverine provides some basic tax and estate planning services for the NEOs. The NEOs also participate in Wolverine’s Defined Benefit Pension Plan and Supplemental Executive Retirement Plan. For a description of the benefits under Wolverine’s retirement plans, see “Pension Plans and 2009 Pension Benefits” below.

Impact of Accounting and Tax Treatments on Compensation

Section 162(m) of the Internal Revenue Code provides that publicly held companies may not deduct compensation paid to the CEO and the three next most highly-paid executive officers (other than the CFO) in excess of $1,000,000 annually, with certain exceptions for qualified “performance-based” compensation. Wolverine has obtained stockholder approval of the Annual Bonus Plan, the LTIP, and its stock incentive plans, and is seeking stockholder approval of the Stock Incentive Plan of 2010, to permit certain amounts payable under these plans to qualify as “performance-based” compensation for purposes of Section 162(m). Incentives under these plans, other than time-based restricted stock awards, were not included in the $1,000,000 limit for purposes of calculating Wolverine’s deduction for compensation paid to its NEOs. Wolverine does not require all of its compensation programs to be fully deductible under Section 162(m), because Wolverine believes it is important to preserve flexibility in administering compensation programs in a manner designed to promote varying corporate goals. Wolverine may pay certain compensation that does not qualify as performance-based compensation and that is excluded from the limitation on deductibility.

Post-Employment Compensation

Each NEO is party to an Executive Severance Agreement that provides for certain payments and benefits upon termination of employment after a change in control of Wolverine. The Board believes Executive Severance Agreements will promote management stability during the transition period accompanying a change in control. Each NEO is eligible to receive compensation if his or her employment is terminated within two years (Messrs. Grimes, McBreen and Zwiers and Ms. Linton) or three years (Mr. Krueger) following a change in control of Wolverine. The Compensation Committee believes this “double trigger” requirement of change in control plus termination of employment is appropriate, because each NEO is not materially harmed by a change in control unless his or her employment is terminated. Each Executive Severance Agreement does not require an NEO to mitigate payments by seeking employment, but does reduce compensation paid during the fourth and later months after termination by an amount equal to any other compensation earned by the NEO during that period. An NEO does not receive payment under the Executive Severance Agreement if his or her employment is terminated:

•	due to death or retirement in accordance with Wolverine’s policy or as otherwise agreed;
•	by Wolverine for cause or disability; or
•	by resignation of the NEO for other than “good reason,” which includes the assignment of duties inconsistent with the NEO’s status as a senior executive officer or the duties performed by the NEO immediately before a change in control, a reduction in the NEO’s annual base salary or relocation of the NEO.

All NEOs also may be eligible under Wolverine’s retirement plans or equity plans to receive certain payments and benefits upon termination of employment or in connection with a change in control. The Compensation Committee believes that such single-trigger accelerated vesting is appropriate because by protecting a significant component of the NEOs total compensation, the acceleration of equity vesting mitigates any potential conflicts of interest that might otherwise arise between the NEOs and the stockholders and serves as a substantial incentive for those NEOs to obtain the highest possible value for the stockholders, should the Company become an acquisition target. The Compensation Committee also retains the discretion to modify or eliminate the accelerated vesting.

Mr. Krueger also is party to a Separation Agreement that provides he will receive certain payments and benefits upon termination of his employment by Wolverine other than for “cause” or by him for “good reason.” The Compensation Committee determined upon appointing Mr. Krueger as CEO, that given the Company’s strategic initiatives the Board had asked him to lead, it was appropriate for the Company to enter into a separation arrangement. You will find information on benefits payable to Mr. Krueger and each other NEO and the specific elements comprising the payment under the Separation Agreement, Executive Severance Agreements, and other retirement and equity plans of Wolverine, in the “Potential Payments Upon Termination or Change in Control” section of this proxy statement.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the information provided under the heading “Compensation Discussion and Analysis.” Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Company include the Compensation Discussion and Analysis section in this proxy statement and incorporate it by reference into the Company’s Annual Report on Form 10-K.

Respectfully submitted,

Michael A. Volkema (Chairperson), William K. Gerber, Joseph R. Gromek, David T. Kollat

SUMMARY COMPENSATION TABLE

							Change in
							Pension Value
							and Nonqualified
Name and						Non-Equity	Deferred
Principal				Stock	Option	Incentive Plan	Compensation	All Other
Position	Year	Salary[1]	Bonus[1,2]	Awards[3,8]	Awards[4]	Compensation[1,5,8]	Earnings[6]	Compensation[7]	Total[8]

Blake W.	2009	$735,000	$124,031	$1,591,179	$409,584	$1,360,231	$1,568,139	$12,792	$5,800,956
Krueger,	2008	$728,269	$117,980	$501,000	$335,736	$1,144,545	$537,240	$11,592	$3,376,362
CEO and President	2007	$646,539	$104,739	$488,395	$321,366	$831,345	$389,885	$11,592	$2,793,861

Donald T.	2009	$385,000	$38,981	$510,665	$127,995	$337,971	$43,539	$45,970	$1,490,121
Grimes, Senior	2008	$222,115	$20,990	$155,540	$107,819	$156,322	$11,392	$138,943	$813,121
Vice President, CFO, Treasurer and Chief Accounting Officer[9,10]

Pamela L.	2009	$292,000	$30,660	$309,588	$81,064	$251,165	$82,369	$9,776	$1,056,622
Linton, Senior	2008	$282,308	$22,867	$137,775	$89,530	$170,301	$39,409	$7,750	$749,937
Vice President, Human Resources[10,11]

Michael F.	2009	$325,000	$29,250	$383,110	$89,597	$180,432	$27,476	$21,549	$1,056,414
McBreen, President, Global Operations Group[10,12]

James D.	2009	$327,308	$29,458	$382,708	$92,290	$331,731	$111,020	$14,066	$1,288,581
Zwiers, Senior	2008	$283,462	$50,512	$137,775	$89,530	$179,259	$10,896	$10,395	$761,829
Vice President	2007	$242,115	$20,000	$81,702	$52,332	$101,350	$18,162	$10,106	$525,767

[1]	Includes any amounts deferred under the Company’s qualified 401(k) plan.
[2]	Includes amounts earned under the Discretionary Bonus Plan.
[3]	Represents the full grant date fair value of restricted stock awards granted in the years shown and performance shares granted in 2009, calculated in accordance with FASB ASC Topic 718. Restricted stock was valued using the closing market price of Wolverine common stock on the NYSE on the date of grant. Performance shares were valued using the closing market price of Wolverine common stock on the NYSE on the date of grant assuming payout between goal and stretch performance. The full grant date fair value of performance shares granted in 2009, assuming payout at maximum performance, for each NEO would have been: $1,091,977 for Mr. Krueger; $367,711 for Mr. Grimes; $207,989 for Ms. Linton; $275,916 for Mr. McBreen; and $269,790 for Mr. Zwiers. For additional valuation assumptions, see the “Stock-Based Compensation” heading under Note 1 to Wolverine’s Financial Statements for the fiscal years ended December 29, 2007, January 3, 2009 and January 2, 2010.
[4]	Represents the full grant date fair value of stock options granted in the years shown, calculated in accordance with FASB ASC Topic 718. Stock options were valued using the Black-Scholes model. For additional valuation assumptions, see the Stock-Based Compensation heading under Note 1 to Wolverine’s Financial Statements for the fiscal years ended December 29, 2007, January 3, 2009 and January 2, 2010.
[5]	Includes the amounts, listed in the table below, which the NEOs earned in 2009 and the Company paid in February 2010 for the 3-Year Bonus with a performance period ending in 2009, and amounts the NEOs earned in 2009 and the Company paid in February 2010 under the Annual Bonus Plan.

			Total Non-Equity
	3-Year Bonus	2009 Annual Bonus Plan	Incentive Plan
Name	(2007-2009)	Payout	Compensation

Krueger	$709,166	$651,065	$1,360,231
Grimes	$133,350	$204,621	$337,971
Linton	$98,954	$152,211	$251,165
McBreen	$98,945	$81,487	$180,432
Zwiers	$153,898	$177,833	$331,731

[6]	All amounts in this column reflect the aggregate change in the actuarial present value of the NEOs’ accumulated benefits under Wolverine’s pension plan and SERP. The amounts in the table were determined using assumptions consistent with those used in Wolverine’s Financial Statements for the fiscal year ended January 2, 2010. See the “Pension Plan and 2009 Pension Benefits” section on page 39.

[7]	The amounts listed in this column include Wolverine’s matching contributions to the accounts of the NEOs under Wolverine’s 401(k) Savings Plan, payments made by Wolverine for the premiums on certain life insurance policies, moving expenses, and tax and estate planning services in the amounts listed in the table below.

		Life Insurance	Moving	Tax and Estate
Name	401(k) Match	Premiums	Expenses	Planning

Krueger	$8,250	$3,842	-	$700
Grimes	$8,250	-	$31,387	$6,333
Linton	$8,250	-	-	$1,526
McBreen	$8,250	$2,403	$6,256	$4,640
Zwiers	$8,250	$2,851	-	$2,965

[8]	The Company changed its 3-Year Bonus program from a cash-based program to a performance share-based program in 2009. Because of this change, the amounts reported as compensation for each NEO in 2009 include awards for two, three-year periods: 2007-2009 awards, which were earned in 2009 and paid in cash (reported in the “Non-Equity Incentive Plan Compensation” column); and 2009-2011 awards, which were issued as performance share grants in 2009 (reported in the “Stock Awards” column). Restrictions on the shares issued under the 2009 performance share grant will lapse in 2012, if at all, based on the Company’s performance in the 2009-2011 period. Excluding the grant date fair market value of the 2009 performance share grant, total compensation for 2009 for each NEO would be as follows: $4,894,177 for Mr. Krueger; $1,185,146 for Mr. Grimes; $883,914 for Ms. Linton; $827,294 for Mr. McBreen; and $1,064,543 for Mr. Zwiers.
[9]	Effective May 27, 2008, the Board of Directors appointed Donald T. Grimes as Senior Vice President, Chief Financial Officer, Treasurer and Chief Accounting Officer.
[10]	Mr. Grimes, Ms. Linton and Mr. McBreen are not yet vested in their benefits under the pension plan or the SERP, but the amount reflected assumes that each is fully vested.
[11]	Ms. Linton’s employment with Wolverine was effective December 2007.
[12]	Mr. McBreen’s employment with Wolverine was effective June 2008.

GRANTS OF PLAN-BASED AWARDS

The following table provides information concerning each grant of an award made to the NEOs in the last completed fiscal year:

									All Other	All Other
									Stock	Option
									Awards:	Awards:
									Number	Number	Exercise
			Estimated Possible Payouts			Estimated Possible			of	of	or Base	Grant
			Under Non-Equity Incentive			Payouts under Equity			Shares	Securities	Price of	Date
			Plan Awards[1]			Incentive Plan Awards[2]			of Stock	Underlying	Option	Fair
	Award	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units[3]	Options[4]	Awards[5]	Value[6]
Name	Type	Date	($)	($)	($)	(Number)	(Number)	(Number)	(Number)	(Number)	($/Share)	($)

Krueger	Annual Bonus	2/10/09	234,281	468,563	937,125
	FY09-FY11 Performance Shares	2/10/09				15,955	31,911	63,821				906,779
	Stock Option	2/10/09								96,000	17.11	409,584
	Restricted Stock	2/10/09							40,000			684,400

Grimes	Annual Bonus	2/10/09	73,631	147,263	294,525
	FY09-FY11 Performance Shares	2/10/09				5,373	10,746	21,491				305,345
	Stock Option	2/10/09								30,000	17.11	127,995
	Restricted Stock	2/10/09							12,000			205,320

Linton	Annual Bonus	2/10/09	49,640	99,280	198,560
	FY09-FY11 Performance Shares	2/10/09				3,039	6,078	12,156				172,708
	Stock Option	2/10/09								19,000	17.11	81,064
	Restricted Stock	2/10/09							8,000			136,880

McBreen	Annual Bonus	2/10/09	55,250	110,500	221,000
	FY09-FY11 Performance Shares	2/10/09				4,032	8,063	16,126				229,120
	Stock Option	2/10/09								21,000	17.11	89,597
	Restricted Stock	2/10/09							9,000			153,990

Zwiers[7]	Annual Bonus	2/10/09	55,642	111,285	222,569
	FY09-FY11	2/10/09				3,077	6,154	12,307				174,864
	Performance Shares	4/22/09				865	1,731	3,461				49,174
	Stock Option	2/10/09								19,000	17.11	81,064
		4/22/09								2,000	21.79	11,226
	Restricted Stock	2/10/09							8,000			136,880
		4/22/09							1,000			21,790

[1]	Estimated payout levels relating to each NEO’s participation in the Annual Bonus Plan. For a description of this plan and the payout under it, see pages 25-28.

[2]	Estimated payout levels of performance shares granted under the Amended and Restated Stock Incentive Plan of 2005 relating to each NEO’s participation in the 3-Year Bonus (Fiscal 2009-2011). Following the end of the 2009-2011 performance period, restrictions may lapse on some, all or none of the performance shares depending upon the Company’s achievement of the relevant performance criteria. The Company accrues, but does not pay, dividends on the performance shares during the performance period. At the end of the performance period, the Company will pay to the NEO the accrued dividends (if any) on the performance shares for which the restrictions lapse. For a description of this plan and the payout under it, see pages 30-31.
[3]	The Company granted restricted stock awards under the Amended and Restated 2001 Stock Incentive Plan for all NEOs. The restrictions on 25% of the shares received under the awards reflected in this table normally lapse on the third anniversary of the date of grant, with the restrictions on an additional 25% of the shares lapsing on the fourth anniversary and the restrictions with respect to the remaining 50% of the shares lapsing on the fifth anniversary. All restrictions on shares of restricted stock lapse upon an NEO’s death, disability or voluntary termination after attaining age 62 or age 50 with seven years of service. In the event of a change in control, as defined on page 43, restrictions lapse on all shares. Holders of restricted stock are entitled to receive dividends and to vote.
[4]	The Company granted stock options under the Amended and Restated Stock Incentive Plan of 2005 for all NEOs. Stock options granted to NEOs vest ratably over three years beginning on the first anniversary of the grant date and have a term of ten years. Stock option vesting may accelerate upon certain events, including retirement, death, disability or a change in control of Wolverine.
[5]	The Exercise Price is equal to the closing market price of shares of Wolverine common stock on the date of grant.
[6]	Represents the full grant date fair value for stock options, performance shares and restricted stock awards granted in fiscal year 2009, computed in accordance with FASB ASC Topic 718. The applicable assumptions for determining the grant date fair value of these awards are described in footnotes 3 and 4 to the Summary Compensation Table.
[7]	Mr. Zwiers received additional stock options, performance shares and restricted stock awards in connection with his promotion to President, Outdoor Group in addition to his role as Senior Vice President of the Company.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information concerning unexercised options and stock awards that have not vested for each NEO outstanding as of January 2, 2010:

		Option Awards				Stock Awards
									Equity
									Incentive
								Equity	Plan
								Incentive	Awards:
								Plan	Market
								Awards:	or Payout
								Number	Value of
								of Unearned	Unearned
							Market	Shares,	Shares,
		Number of	Number of			Number of	Value of	Units	Units or
		Securities	Securities			Shares or	Shares or	or Other	Other
		Underlying	Underlying			Units of	Units of	Rights	rights
		Unexercised	Unexercised	Option		Stock	Stock That	That Have	That
		Options	Options	Exercise	Option	That Have	Have Not	Not	Have
		Exercisable	Unexercisable[1]	Price	Expiration	Not Vested[2]	Vested[3]	Vested[4]	Not Vested
Name	Grant Date	(#)	(#)	($)	Date	(#)	($)	(#)	($)
Krueger	Various					92,750	$2,524,655
	2/10/2009							63,821	$1,737,208
	12/27/2004	6,448	-	$20.73	2/23/2010
	12/27/2004	6,010	-	$20.73	3/4/2011
	12/14/2004	1,081	-	$20.50	2/13/2012
	12/14/2004	2,277	-	$20.50	2/23/2010
	4/22/2004	682	-	$17.91	4/16/2010
	4/22/2004	1,342	-	$17.91	3/8/2010
	4/22/2004	418	-	$17.91	2/24/2010
	4/22/2004	9,245	-	$17.91	2/23/2010
	4/22/2004	1,590	-	$17.91	2/22/2010
	10/25/2004	15,413	-	$20.08	2/24/2010
	10/25/2004	1,441	-	$20.08	2/23/2010
	2/12/2003	22,500	-	$10.51	2/12/2013
	2/14/2002	12,188	-	$10.29	2/14/2012
	2/18/2004	23,063	-	$15.37	2/18/2014
	4/22/2004	24,180	-	$17.91	3/4/2011
	10/25/2004	15,030	-	$20.08	2/11/2013
	10/25/2004	24,153	-	$20.08	2/13/2012
	2/9/2005	26,200	-	$23.04	2/8/2015
	12/14/2004	967	-	$20.50	3/4/2011
	12/27/2004	6,303	-	$20.73	2/17/2014
	12/27/2004	2,269	-	$20.73	2/18/2014
	2/15/2006	40,000	-	$22.47	2/14/2016
	2/7/2007	26,800	13,400	$30.26	2/6/2017
	4/19/2007	4,467	2,233	$29.47	4/18/2017
	2/6/2008	20,000	40,000	$25.05	2/5/2018
	2/10/2009	-	96,000	$17.11	2/9/2019

Grimes	Various					17,500	$476,350
	2/10/2009							21,491	$584,985
	5/27/2008	5,334	10,666	$28.28	5/26/2018

Linton	Various					13,500	$367,470
	2/10/2009							12,156	$330,886
	2/6/2008	5,334	10,666	$25.05	2/5/2018
	2/10/2009	-	19,000	$17.11	2/9/2019

McBreen	Various					14,500	$394,690
	2/10/2009							16,126	$438,950
	7/9/2008	5,334	10,666	$23.04	7/8/2018
	2/10/2009	-	21,000	$17.11	2/9/2019

		Option Awards				Stock Awards
									Equity
									Incentive
								Equity	Plan
								Incentive	Awards:
								Plan	Market
								Awards:	or Payout
								Number	Value of
								of Unearned	Unearned
							Market	Shares,	Shares,
		Number of	Number of			Number of	Value of	Units	Units or
		Securities	Securities			Shares or	Shares or	or Other	Other
		Underlying	Underlying			Units of	Units of	Rights	rights
		Unexercised	Unexercised	Option		Stock	Stock That	That Have	That
		Options	Options	Exercise	Option	That Have	Have Not	Not	Have
		Exercisable	Unexercisable[1]	Price	Expiration	Not Vested[2]	Vested[3]	Vested[4]	Not Vested
Name	Grant Date	(#)	(#)	($)	Date	(#)	($)	(#)	($)
Zwiers	Various					21,450	$583,869
	2/10/2009							12,307	$334,997
	4/22/2009							3,461	$94,208
	2/12/2003	6,750	-	$10.51	2/11/2013
	2/18/2004	6,525	-	$15.37	2/18/2014
	12/20/2004	94	-	$20.80	3/4/2011
	12/20/2004	156	-	$20.80	2/23/2010
	12/20/2004	228	-	$20.50	2/13/2012
	12/20/2004	1,606	-	$20.80	2/17/2014
	12/14/2004	228	-	$20.80	3/2/2009
	12/14/2004	114	-	$20.50	3/4/2011
	12/14/2004	273	-	$20.50	2/23/2010
	12/9/2005	8,600	-	$23.04	2/8/2015
	2/15/2006	8,600	-	$22.47	2/14/2016
	2/7/2007	5,067	2,533	$30.26	2/6/2017
	2/6/2008	5,334	10,666	$25.05	2/5/2018
	2/10/2009	-	19,000	$17.11	2/9/2019
	4/22/2009	-	2,000	$21.79	4/21/2019

[1]	All unexercisable options become exercisable on the vesting date. The normal vesting period for options is one-third of the shares on each of the first three anniversaries of the date of the grant. Full vesting occurs on the third anniversary date of the grant. Stock option vesting may accelerate upon certain events, including retirement, death, disability or a change in control of Wolverine, as further described in the “Grants of Plan Based Awards” section.
[2]	The following table sets forth the vesting dates for the unvested restricted stock awards of each NEO as of January 2, 2010:

Named
Executive		Number of Shares to
Officer	Vesting Date	Vest

Krueger	2/7/2010	3,475
	2/9/2010	5,300
	2/15/2010	3,750
	4/19/2010	575
	2/6/2011	5,000
	2/7/2011	3,475
	2/15/2011	7,500
	4/19/2011	575
	2/6/2012	5,000
	2/7/2012	6,950
	2/10/2012	10,000
	4/19/2012	1,150
	2/6/2013	10,000
	2/10/2013	10,000
	2/10/2014	20,000
Grimes	5/27/2011	1,375
	2/10/2012	3,000
	5/27/2012	1,375
	2/10/2013	3,000
	5/27/2013	2,750
	2/10/2014	6,000

Named
Executive		Number of Shares to
Officer	Vesting Date	Vest

Linton	2/6/2011	1,375
	2/6/2012	1,375
	2/10/2012	2,000
	2/6/2013	2,750
	2/10/2013	2,000
	2/10/2014	4,000
McBreen	7/9/2011	1,375
	2/10/2012	2,250
	7/9/2012	1,375
	2/10/2013	2,250
	7/9/2013	2,750
	2/10/2014	4,500
Zwiers	2/7/2010	675
	2/9/2010	1,700
	2/15/2010	850
	2/6/2011	1,375
	2/7/2011	675
	2/15/2011	1,700
	2/6/2012	1,375
	2/7/2012	1,350
	2/10/2012	2,000
	4/22/2012	250
	2/6/2013	2,750
	2/10/2013	2,000
	4/22/2013	250
	2/10/2014	4,000
	4/22/2014	500

[3]	The dollar values are calculated using a per share stock price of $27.22, the closing price of Wolverine common stock as of the end of the fiscal year.
[4]	Following the end of the 2009-2011 performance period, restrictions may lapse on some, all or none of the performance shares depending upon the Company’s achievement of the relevant performance criteria.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2009

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired	Realized	Acquired	Realized
	on	on	on	on
	Exercise	Exercise	Vesting	Vesting*
	(#)	($)	(#)	($)
Krueger	-	-	12,775	$211,697
Grimes	-	-	-	$-
Linton	-	-	1,500	$29,490
McBreen	-	-	-	$-
Zwiers	-	-	3,950	$65,390

*  The dollar values are calculated using the closing price of Wolverine common stock on the date of vesting.

PENSION PLANS AND 2009 PENSION BENEFITS

Wolverine maintains the following defined benefit retirement plans which cover NEOs: (1) the Wolverine Employees’ Pension Plan, which is a funded and tax-qualified defined benefit plan under the Internal Revenue Code that covers eligible employees and (2) the Wolverine World Wide, Inc. 409A Supplemental Executive Retirement Plan, which is an unfunded non-qualified plan. The following describes the material features of the pensions plans presented in the “Pension Benefits” table.

Qualified Pension Plan

NEOs vest in the Wolverine Employees’ Pension Plan (the “Pension Plan”) after five years of qualifying service. Subject to the limitations imposed by the Internal Revenue Code, the Pension Plan generally pays an NEO a monthly benefit in an amount equal to a percentage of the NEO’s final average monthly earnings multiplied by his or her number of years of service, up to 25 years. The percentages are 2.4% for Mr. Krueger and 2.0% for Messrs. Grimes, McBreen and Zwiers and Ms. Linton. “Earnings” as used in this formula generally includes base salary and annual bonus, less social security allowance, and is capped at $245,000, the IRS limit applicable to tax-qualified plans for 2009.

Upon retirement, an NEO participant may elect to receive the benefit in the form of a life annuity, 5- and 10-year certain annuities and joint and 50% and 100% survivor annuities and such payments are actuarially adjusted based on the election. Any election other than an election to receive benefits in the form of a life annuity reduces the monthly benefit payable. The “normal” retirement age under the plan is age 65. None of the NEOs are eligible to begin drawing early retirement benefits under the Pension Plan.

Supplemental Executive Retirement Plan

Wolverine offers NEOs the Supplemental Executive Retirement Plan (the “SERP”) to provide retirement benefits above amounts available under the Company’s tax-qualified pension programs. The SERP is unfunded and not qualified for tax purposes. An NEO’s SERP benefit generally equals the difference between the NEO’s retirement benefit under Pension Plan and the benefits the NEO would have received if there were no cap on earnings when calculating the pension plan benefit. The SERP caps years of service at 25. The SERP also allows a retired NEO to draw earlier (beginning at age 55) and on different terms than under the Pension Plan. The percentage multiplier for earnings is the same for NEOs under the SERP as it is under the Pension Plan. The Compensation Committee may grant additional deemed years of service to an NEO, subject to the overall limit of 25 years of service. Under Mr. Krueger’s compensation arrangement as CEO, he is credited with an additional deemed year of service under the SERP for each year he serves as CEO. The full benefit of any additional years of deemed service is paid under the SERP.

If a retired NEO draws the SERP benefit prior to age 65, the reduction factor is 0.333% for each month prior to age 60, and 0.1666% for each month between age 60 and age 65. As of the end of 2009, Mr. Krueger was the only NEO eligible to retire and begin drawing early retirement benefits under the SERP.

SERP benefits are paid monthly, and the SERP has a lump sum payment option in the event of death or termination of employment after a change in control. The SERP also includes a disability benefit and a death benefit payable to the NEO’s designated beneficiary, if the NEO dies before retiring. The SERP provides for lump sum payments to participating NEOs if, within two years (Messrs. Grimes, McBreen and Zwiers and Ms. Linton) or three years (Mr. Krueger) after a change in control the NEO resigns for good reason or is terminated by Wolverine other than for cause or due to death or disability.

The SERP also contains non-competition, confidentiality and employee non-solicitation provisions in favor of Wolverine. Under the SERP non-competition provisions, an NEO is not entitled to any benefit payment if, prior to the date on which such benefit payment is due, the participant enters into certain relationships with a competing business. If the NEO’s employment is terminated for serious misconduct or if Wolverine cannot collect under an insurance policy purchased to fund SERP benefits for certain reasons, the Company may terminate an NEO’s benefits under the SERP. Wolverine may terminate the SERP or stop further accrual of SERP benefits for a participating NEO at any time, but termination will not affect previously accrued benefits.

Pension Benefits in 2009

The following table provides for each NEO certain information concerning each plan that provides for payments or other benefits at, following, or in connection with retirement:

				Payments
		Number	Present	During
		of Years	Value of	Last
		Credited	Accumulated	Fiscal
	Plan	Service	Benefit[1]	Year
Name	Name	(#)	($)	($)

Krueger	Pension Plan	14	514,210	-
	SERP[2]	20	3,081,710	-
Grimes	Pension Plan[3]	2	36,301	-
	SERP[3]	2	18,696	-
Linton	Pension Plan[3]	2	82,688	-
	SERP[3]	2	39,090	-
McBreen	Pension Plan[3]	2	31,109	-
	SERP[3]	2	3,324	-
Zwiers	Pension Plan	12	156,739	-
	SERP	12	78,386	-

[1]	These values are as of January 2, 2010, and are calculated assuming the participants will commence their benefits at age 65 (in the form of the annuity elected by the NEO) and use the 2009 PPA static mortality tables and a 6.17% interest rate.
[2]	The present value of Mr. Krueger’s accumulated benefit under the SERP has increased by $1,078,776 as a result of three additional service years that were granted to him under the SERP in 1996 in recognition of his service as a member of Wolverine’s executive team for three years before becoming a participant in the SERP, and three additional deemed years of service granted as part of Mr. Krueger’s CEO compensation. The present value of Mr. Krueger’s SERP benefit would be $2,002,934 if 14 service years was used to calculate his benefit.
[3]	Messrs. Grimes and McBreen and Ms. Linton are not yet vested in the pension plan or the SERP, but the amount in the table was calculated using the assumption that each of them was fully vested.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Wolverine has entered into an Executive Severance Agreement with each of the NEOs that provides certain rights including the right to receive payments in the event of the termination of employment in connection with a change in control. The Company also has entered into an agreement with Mr. Krueger regarding certain termination benefits in the event of termination of his employment under certain circumstances.

Benefits Triggered by Termination for Cause or Voluntary Termination

An NEO is not entitled to receive any additional forms of severance payments or benefits upon termination for cause or upon the NEO’s voluntary decision to terminate employment with Wolverine prior to being eligible for retirement.

Benefits Triggered by Termination Other Than for Cause or by the NEO for Good Reason

Mr. Krueger entered into a Separation Agreement on March 13, 2008, which states that upon termination of his employment other than termination by Wolverine for Cause or termination by Mr. Krueger without Good Reason, as such terms are defined in the Separation Agreement, Wolverine will pay Mr. Krueger the following payments in exchange for a general release in favor of Wolverine: (1) continued base salary for 18 months (reduced by payments he receives if he is employed by a Competing Business, as defined in the Separation Agreement); (2) a lump sum pro rata portion of the annual incentive bonus and the long-term bonus for all uncompleted performance periods based on actual corporate performance for the applicable performance periods; (3) a lump sum pro rata portion of the annual discretionary bonus relating to personal performance objectives; (4) retiree medical benefits for Mr. Krueger, his spouse and dependents for a period starting on the day after the termination date and ending on the last day of the 18th month following the month in which the termination date falls; and (5) with respect to any triggering termination occurring before Mr. Krueger’s 60th birthday, either a waiver of the three-year non-competition clause in the SERP or a lump sum payment of 36 months’ base salary. Mr. Krueger also will be paid any annual incentive bonus and long-term incentive bonus earned but not paid prior to his termination.

“Cause” is defined generally in Mr. Krueger’s Separation Agreement to mean: (1) any act or omission knowingly undertaken or omitted with the intent of causing material damage to Wolverine; (2) any intentional act involving fraud, misappropriation or embezzlement, that causes material damage to Wolverine; (3) repeated willful failure to substantially perform any of his significant duties as reasonably directed by the Board of Directors of Wolverine; (4) a conviction (including any plea of guilty or nolo contendere) of any criminal act that (a) results in the executive serving prison time and not being able to perform the normal duties of his position for more than thirty (30) days; or (b) causes material damage to Wolverine; or (5) chronic or habitual use or consumption of drugs or alcohol that causes material damage to Wolverine.

“Good Reason” is generally defined under Mr. Krueger’s Separation Agreement to mean: (1) a material reduction in base compensation, including a reduction in base salary or opportunities under Wolverine’s bonus plans or equity plans (other than those implemented for the executive team as a whole); (2) a material reduction in authority, duties, or responsibilities; (3) a requirement to report to a Company officer or employee instead of reporting directly to the Board of Directors; or (4) certain relocations, other than those related to a change in the location of Wolverine’s headquarters affecting a majority of the executive team.

Benefits Triggered Upon a Change in Control

Benefits Upon Termination Following a Change in Control. Under the Executive Severance Agreements entered into with the NEOs, payments and benefits under the Change in Control Arrangements are triggered when Wolverine terminates employment without “cause” or when an executive terminates employment for “good reason” within two years (Messrs. Grimes, McBreen and Zwiers and Ms. Linton) or three years (Mr. Krueger) following a change in control of Wolverine.

Wolverine pays the lump sum payment under the Executive Severance Agreement, and the payment is composed of the following: (1) unpaid base salary, benefit awards (including both cash and stock) and bonus payments that have been earned; (2) in lieu of a bonus payment under the Annual Bonus Plan, an amount equal to the number of days the NEO was employed by Wolverine in the year of termination divided by the number of days in the year multiplied by 100% of the greater of either (a) the bonus awarded to the NEO under an Annual Bonus Plan for the preceding year or (b) the average paid to the NEO over the preceding two-year period under an Annual Bonus Plan; (3) in lieu of payments under the various three-year performance periods, an amount equal to the bonus the NEO would have received based on actual and assumed performance measures, multiplied by the number of days the NEO participated in the performance period prior to the termination, divided by the total number of days in the performance period (in determining the earnings per share or other performance measures that can be determined annually for any year subsequent to the year of termination, performance will equal the level required to attain the maximum goal under the three year plan for that year); (4) either two (Messrs. Grimes, McBreen and Zwiers and Ms. Linton) or three (Mr. Krueger) times the sum of (a) the NEO’s highest annual rate of base salary during the 12-month period prior to termination; and (b) the greater of the average amount earned by the NEO during the previous two years or the previous year under the Annual Bonus Plan; (5) 100% of the positive spread for any options held by the NEO whether or not vested; (6) an excise tax gross-up adjustment; and (7) the present value of an additional three years of deemed service under the retirement plans. Upon a termination of employment in connection with a change of control, Wolverine will maintain for up to six months the employee benefit plans, programs or arrangements that the NEO was entitled to participate in immediately prior to the termination date. Wolverine will provide outplacement services through the last day of the second calendar year following the calendar year of termination. The Compensation Committee has determined that Wolverine will not provide excise tax gross-up payments in future employment agreements.

“Change in control” under the Executive Severance Agreements generally means certain changes in composition of the Board of Directors, certain acquisitions of 20% or more of Wolverine’s common stock or combined outstanding voting power of Wolverine, and other specified reorganizations, mergers, consolidations, liquidations, dissolutions or disposition of substantial assets (unless such transactions result in the creation of an entity in which at least 50% of the common stock and combined voting power is owned by the owners of record prior to the transaction, no single stockholder owns more than 20% of the combined voting power and a majority of the board remains unchanged).

“Cause” is defined under the Executive Severance Agreements to generally mean the willful and continued failure to substantially perform duties or willfully engaging in gross misconduct that is injurious to Wolverine.

“Good Reason” is defined under the Executive Severance Agreements generally to mean: (1) any materially adverse change in position, duties, responsibilities or title or any removal, involuntary termination or failure to re-elect an officer; (2) a reduction in annual base salary; (3) any relocation or requirement to substantially increase business travel; (4) the failure to continue providing any executive incentive plans or bonus plans; (5) the failure to continue any employee benefit plan or compensation plan unless a comparable plan is available; (6) the failure to pay any salary, bonus, deferred compensation or other compensation; (7) the failure to obtain an assumption agreement from any successor; (8) any purported termination of the employment which is not effected in a manner prescribed by the Executive Severance Agreement; or (9) any other material breach by Wolverine or a successor of its obligations under the Executive Severance Agreement.

Benefits Upon a Change in Control Only. Upon a change in control of Wolverine, all of each NEO’s outstanding stock options become immediately exercisable in full and shall remain exercisable during the remaining term, regardless of whether the NEO remains in the employ or service of Wolverine. The Compensation Committee may determine that one or all of the NEOs shall receive cash in an amount equal to the positive spread amount. All other outstanding incentive awards of the NEOs, including shares of restricted stock, become immediately and fully vested and nonforfeitable upon a change in control of Wolverine. Change in control for this purpose generally means certain changes in the composition of the Board of Directors, certain acquisitions of 20% of Wolverine’s common stock and other specified reorganizations, mergers, consolidations, liquidations, dissolutions or disposition of substantial assets.

Benefits Triggered by Retirement, Death or Permanent Disability

Pension Plan. In the event of death before retirement, the Pension Plan provides the surviving spouse of a vested NEO participant a death benefit equal to the qualified pre-retirement survivor annuity as defined in the Internal Revenue Code (generally 50% of the participant’s accrued normal retirement benefit). This benefit is paid annually to the surviving spouse beginning when the NEO participant would have turned 60 and continues for the life of the surviving spouse. For NEO participants with at least three years of service as of December 31, 2003, and who have at least 10 years of service and are employed by Wolverine at the time of death, the amount of the survivor benefit under the Pension Plan is calculated as though the NEO participant had continued as an employee of Wolverine until age 65 at the compensation level as of the date of death and the benefit begins upon the date of death, unreduced for early commencement. The survivor benefit for NEO participants who meet all the criteria set forth in the preceding sentence, but who die when they are not employed by Wolverine are entitled to a joint and survivor benefit commencing upon the date of death, unreduced for early commencement.

SERP. If an NEO dies before beginning to receive benefits under the SERP, Wolverine must (based on the current elections by all of the NEOs) pay the beneficiary a lump sum death benefit equal to the present value of the benefit computed as if the NEO participant had retired on the date of death, had begun receiving benefits at age 55 and had continued to receive benefits for the remainder of the participant’s life expectancy. If the participant dies after beginning to receive benefit payments, benefits cease unless the NEO participant was receiving benefits in the form of one of the joint and survivor annuity optional elections under the plan or had elected benefits in a form that provides for a continuation of benefits.

If an NEO becomes totally and permanently disabled, the SERP provides a disability benefit equal to 60% of the normal retirement accrued benefit based upon years of service up to the date that the NEO participant became disabled through the date the NEO participant reaches age 65 (at which point, the NEO participant would begin drawing full SERP benefits) or is no longer disabled.

Incentive Compensation Plans. Upon termination of employment at least six months after the beginning of a fiscal year due to death, disability or early or normal retirement, an NEO is entitled to receive a pro rata portion of any Annual Bonus award earned under the Annual Bonus Plan based on the NEO’s service during such fiscal year. The Annual Bonus is payable at the same time and in the same manner as awards are paid to other NEOs for the fiscal year. Under the LTIP and for performance shares, upon death, disability or early or normal retirement, an NEO will be eligible to receive a pro rata portion of any award payable under each open performance cycle for which the NEO served at least 12 months. If an award is payable at the end of the performance period, the award is prorated for service during the applicable performance cycle. Any prorated award is payable at the time awards are paid to other NEOs.

Stock Incentive Plans. Upon death, disability or early or normal retirement of the NEO, the restrictions applicable to his or her shares of restricted stock (excluding performance shares) terminate automatically and stock options vest in full if held for more than one year or, if employed for less than one year after the grant, on a percentage basis based on months employed after the grant divided by 12. An NEO is eligible for early retirement under the stock incentive plans upon voluntarily terminating employment after attaining age 50 with seven years of service. Upon death, disability or normal retirement of the NEO, the restrictions on performance shares lapse on a prorated basis, based on months employed in the performance period and actual Company performance during the performance period.

Description of Restrictive Covenants that Apply During and After Termination of Employment

The SERP contains non-competition, confidentiality and employee non-solicitation provisions in favor of Wolverine. Under the non-competition provisions of the SERP, the NEO participant shall not be entitled to any benefit payment if, prior to the date on which such benefit payment is due, the NEO participant enters into certain relationships with a competing business.

Estimated Payments on Termination or Change in Control

The following table summarizes the potential payments and benefits payable to each of Wolverine’s NEOs upon a change in control or termination of employment in connection with each of the triggering events set forth in the table, assuming in each situation that the termination of employment or change in control of Wolverine took place on January 2, 2010. The amounts described below are in addition to benefits that are generally available to the Company’s employees such as distributions under the Company’s 401(k) savings plan, disability or life insurance benefits and accrued vacation. Due to the many factors that affect the nature and amount of any benefits provided upon the termination events discussed below, any actual amounts paid or distributed to NEOs may be different. Factors that may affect these amounts include timing during the year of the occurrence of the event, Wolverine’s stock price and the NEO’s age.

The value of the accelerated vesting of unvested equity-based compensation awards was computed using the closing market price of Wolverine’s common stock on December 31, 2009, the last business day in the fiscal year ($27.22). The value for unvested restricted stock is computed by multiplying $27.22 by the number of unvested shares of restricted stock held by the NEO. The value of unvested stock options equals the difference between the exercise price of each option and $27.22. No value was attributed to accelerated vesting of a stock option if its exercise price was greater than $27.22.

Termination Event and Payments/Benefits	Krueger	Grimes	Linton	McBreen	Zwiers
Termination by Company for Cause or Voluntary Termination	-	-	-	-	-
Termination by Company Other Than for Cause or by Executive for Good Reason	$3,217,629[1]	-	-	-	-
Change in Control Termination[2]
Executive Severance Agreement[3]	$19,544,385	$3,408,513	$2,820,490	$2,287,278	$3,572,475
Benefits under Executive Severance Agreement[4]	$49,845	$46,036	$46,850	$47,569	$48,520
Stock Incentive Plans[5]	$3,582,015	$779,650	$582,705	$651,584	$809,964
Lump sum payment under the SERP[6]	$8,949,756	$181,790	$242,595	$115,746	$268,225
Death
SERP[7]	$5,307,887	$127,257	$175,962	$83,958	-
Pension Plan[8]	$844,554	-	-	-	$864,195
Stock Incentive Plans[5]	$3,238,806	$674,660	$514,413	$575,369	$732,607
Earned Incentive Compensation[9]	$2,090,950	$558,401	$399,270	$345,132	$509,435
Disability
SERP[10]	$4,987,633	$147,025	$154,220	$107,217	$290,255
Stock Incentive Plans[5]	$3,238,806	$674,660	$514,413	$575,369	$732,607
Earned Incentive Compensation[9]	$2,090,950	$558,401	$399,270	$345,132	$509,435
Retirement
SERP[11]	See fn 11	See fn 11	See fn 11	See fn 11	See fn 11
Pension Plan[11]	See fn 11	See fn 11	See fn 11	See fn 11	See fn 11
Stock Incentive Plans[5,12]	$3,238,806	-	-	-	-
Earned Incentive Compensation[12]	$2,090,950	-	-	-	-
Change in Control Only
Stock Incentive Plans[5]	$3,582,015	$779,650	$582,705	$651,584	$809,964

[1]	The estimate for Mr. Krueger assumes that the Company waives the non-competition clause in Mr. Krueger’s SERP and assumes target performance under the 2008 — 2010 performance period and 2009 — 2011 performance period. Actual payout or vesting, if any, would be determined and made at the end of the period. Performance shares assumed to vest for purposes of the estimate for the 2009 — 2011 period were valued at $27.22, the closing price of the Company’s stock on the last business day of 2009. The amount reflected in the table also includes an estimated cost of $11,582 for retiree medical benefits for 18 months and the estimated cost of $25,000 for out-placement services.
[2]	Payments would be triggered after termination of employment under certain circumstances within two years (Messrs. Grimes, McBreen and Zwiers and Ms. Linton) or three years (Mr. Krueger) following a change in control. The timing of the payment would be delayed to the extent earlier payment would trigger Section 409A of the Tax Code.
[3]	Includes amounts payable in cash under the terms of the Executive Severance Agreement, excluding the value of the cash payout to each NEO of the option spread for already vested options. See the “Outstanding Equity Awards at Fiscal Year-End” table above for more information regarding each NEO’s vested options as of January 2, 2010. The value of unvested options and time-vested restricted shares that vest upon a change in control under the terms of the Company’s stock incentive plans are included above in the Stock Incentive Plans row.
[4]	These estimates assume that Wolverine maintains the benefit plans for a period of one year after termination and the out-placement services for a period beginning with the date of termination and ending on the last day of the second calendar year following the calendar year in which the date of termination occurred.
[5]	Reflects the value of unvested stock options and shares of restricted stock that would vest as a result of the event. Restricted shares are valued and the option spread determined using a value of $27.22 per share, the closing price of the Company’s stock on the last business day of 2009.
[6]	Amounts in this row reflect the entire lump sum benefit payable to each NEO, including any accumulated benefit. For a description of the SERP, see “Supplemental Executive Retirement Plan” under the heading “Pension Plans and 2009 Pension Benefits.” The timing of the payment would be delayed to the extent earlier payment would trigger Section 409A of the Tax Code.
[7]	Amounts in this row reflect the entire lump sum death benefit payable to a participating NEO’s beneficiary, including any accumulated benefit.
[8]	Amounts reflect the net present value of the annuity paid to the surviving spouse calculated using the same discount rate and mortality assumptions used in the Pension Benefits table. In accordance with the terms of the Pension Plan, the death benefit for Messrs. Krueger and Zwiers was calculated as though the NEO had continued as an employee of Wolverine until age 65 at the compensation level as of the date of death. Mr. Grimes, Mr. McBreen and Ms. Linton were not vested in the Pension Plan as of January 2, 2010, so no death benefit would be payable to any surviving spouse.
[9]	Under the Annual Bonus Plan, the LTIP and the terms of performance share awards, each NEO may be eligible to receive a pro rata portion of any award if employment is terminated as a result of the event. The amount reported represents actual payout under the Annual Bonus Plan for fiscal year 2009, actual payout under the 2007-2009 performance cycle of the LTIP, an estimated pro rata award that may be payable under the 2008-2010 performance cycle based on target level performance, and for the 2009-2011 performance cycle, an estimated value of performance shares that would vest at the end of the performance period. Performance shares would vest on a prorated basis based on actual Company performance. For purposes of this estimate, we assumed target performance and a $27.22 stock price, the closing stock price at the end of 2009.
[10]	Amounts in this row reflect the net present value of the annuity using the same discount rate and mortality assumptions used in the Pension Benefits table and assuming the NEO drew the disability benefit until age 65 and then the normal retirement benefit.
[11]	See the Pension Benefits table and associated footnotes. The Pension Benefits table describes the general terms of each pension plan in which the NEOs participate, the years of credited service and the present value of each NEO’s accumulated pension benefit assuming payment begins at age 65.
[12]	Mr. Krueger is the only NEO who was retirement eligible at fiscal year end.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors consists of four directors who are independent under the Company’s Director Independence Standards, the NYSE listed company standards, and applicable SEC standards. The Audit Committee represents and assists the Board in fulfilling its oversight responsibility regarding the integrity of Wolverine’s financial statements and the financial reporting and accounting process, the systems of internal accounting and financial controls, the performance of the internal audit function and the independent auditors, the qualifications and independence of the independent auditors, the annual independent audit of Wolverine’s financial statements, and compliance with legal and regulatory requirements. The Audit Committee is directly responsible in its capacity as a committee of the Board for appointing, retaining, compensating, overseeing, evaluating and terminating (if appropriate) Wolverine’s independent auditors. Wolverine’s management has primary responsibility for the financial statements and the financial reporting process, including the application of accounting and financial principles, the preparation, presentation and integrity of the financial statements, and the systems of internal controls and other procedures designed to promote compliance with accounting standards and applicable laws and regulations. Wolverine’s independent auditors are responsible for expressing an opinion on the conformity of Wolverine’s financial statements with generally accepted accounting principles and for auditing the effectiveness of Wolverine’s internal control over financial reporting.

The Audit Committee has taken steps to provide assurances regarding Audit Committee composition and procedures, the independence of Wolverine’s outside auditors and the integrity of Wolverine’s financial statements and disclosures. These steps include: (i) reviewing the Audit Committee Charter; (ii) reviewing the Accounting and Finance Code; (iii) maintaining an Accounting and Auditing Complaint Procedure to allow employees, stockholders and the public to report concerns regarding Wolverine’s financial statements, internal controls and disclosures; and (iv) reviewing procedures for the Audit Committee to pre-approve all audit and non-audit services provided by Wolverine’s independent auditors.

As part of its supervisory duties, the Audit Committee has reviewed Wolverine’s audited financial statements for the fiscal year ended January 2, 2010, and has discussed those financial statements with Wolverine’s management, internal financial staff, and the internal auditors and independent auditors with and without management present. The Audit Committee has also reviewed and discussed the following with Wolverine’s management, the financial staff, and the internal auditors and independent auditors with and without management present:

•	accounting and financial principles and significant assumptions, estimates and matters of judgment used in preparing the financial statements;
•	allowances and reserves for accounts receivable, inventories and taxes;
•	accounting for acquisitions, pension plans and equity-based compensation plans;
•	goodwill impairment analysis; and
•	other significant financial reporting issues and practices.

The Audit Committee has discussed with Wolverine’s independent auditors the results of the independent auditors’ examinations and the judgments of the independent auditors concerning the quality, as well as the acceptability, of Wolverine’s accounting principles and such other matters that it is required to discuss with the independent auditors under applicable rules, regulations or generally accepted auditing standards, including the matters required to be discussed by the rules of the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the PCAOB in Rule 3200T. In addition, the Audit Committee has received from the independent auditors the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence rules and has discussed their independence from Wolverine and Wolverine’s management with them, including a consideration of the compatibility of nonaudit services with their independence, the scope of the audit and the scope of all fees paid to the independent auditors during the year. After and in reliance upon the reviews and discussions described above, the Audit Committee recommended to Wolverine’s Board of Directors that the audited financial statements for the fiscal year ended January 2, 2010, be included in Wolverine’s Annual Report on Form 10-K for the year then ended to be filed with the Securities and Exchange Commission.

Respectfully submitted,

Jeffrey M. Boromisa (Chairperson), William K. Gerber, Brenda J. Lauderback, Shirley D. Peterson

INDEPENDENT AUDITOR

Wolverine’s Audit Committee has adopted a policy under which the Audit Committee must approve all audit and non-audit services provided by Ernst & Young LLP and which prohibits Ernst & Young LLP from providing any non-audit services that are prohibited by the SEC or the PCAOB. The Company’s Audit Committee provides categorical pre-approval before the beginning of each fiscal year for routine and recurring services, with specific service descriptions and budgets. All audit services, internal control-related services, and other services not within the specifically pre-approved service descriptions and budgets require engagement-specific pre-approval. With certain exceptions (such as pre-approval of audit services), the Audit Committee may delegate engagement-specific pre-approval to one or more Committee members. Management must communicate to the Audit Committee at its next regularly-scheduled meeting any services approved by a Committee member. Wolverine’s Audit Committee pre-approved all fees paid to Ernst & Young LLP for services performed in 2009 and 2008.

The aggregate fees billed by Ernst & Young LLP for audit and non-audit services were:

	2009	2008

Audit Fees[1]	$991,075	$1,004,540
Audit Related Fees[2]	-	-

Total Audit and Audit Related	$991,075	$1,004,540
Tax Fees[3]
Tax Compliance	$506,520	$503,534
Tax Planning & Advisory	$430,240	$302,235

Total Tax Fees	$936,760	$805,769
All Other Fees[4]	-	-

Total Fees	$1,927,835	$1,810,309

[1]	“Audit Fees” are comprised of fees for the annual audit, reviews of the financial statements included in Wolverine’s Form 10-Q filings, audit of internal control over financial reporting, foreign statutory audits and consultations concerning accounting matters associated with the annual audit.

[2]	“Audit Related Fees” are comprised of fees for assurance and related services that were reasonably related to the performance of the audit or a review of the financial statements and that are not reported as Audit Fees above, including accounting research, and employee benefit plan audits.
[3]	“Tax Fees” are fees for tax compliance, tax advice and tax planning.
[4]	“All Other Fees” are fees for any services not included in the first three categories.

Wolverine’s Audit Committee has adopted a policy restricting the Company’s hiring of current or former partners or employees of the Company’s independent auditors.

ITEM 2:	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has reappointed Ernst & Young LLP as independent auditors for the current fiscal year. As a matter of good corporate governance, the Audit Committee has determined to submit its appointment of Ernst & Young LLP to the Company’s stockholders for ratification. If this appointment is not ratified by the holders of a majority of shares present or represented at the annual meeting and entitled to vote on the matter, the Audit Committee will review its future selection of an independent registered public accounting firm.

The Audit Committee reviewed Ernst & Young LLP’s performance prior to appointing them as the independent auditors, and considered the:

•	historical and recent performance of Ernst & Young LLP on the Company’s audit, including the quality of the engagement team and Ernst & Young LLP’s experience, client service, responsiveness and technical expertise;
•	PCAOB report of selected Ernst & Young LLP audits;
•	Ernst & Young LLP’s financial strength and performance;
•	appropriateness of fees charged; and
•	Ernst & Young LLP’s familiarity with the Company’s accounting policies and practices and internal control over financial reporting.

Ernst & Young LLP, a registered public accounting firm, was the Company’s independent auditor for the year ended January 2, 2010. Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from stockholders.

Board Recommendation

The Board recommends that you vote “FOR” ratification of the Audit Committee’s selection of the firm of Ernst & Young LLP, Grand Rapids, Michigan, as independent auditor for the Company for the fiscal year 2010.

STOCK INCENTIVE PLAN OF 2010

ITEM 3:	APPROVAL OF STOCK INCENTIVE PLAN OF 2010

Overview

On February 11, 2010, the Board of Directors unanimously adopted and approved the Wolverine World Wide, Inc. Stock Incentive Plan of 2010 (the “Plan”), subject to stockholder approval. The Board of Directors adopted and approved the Plan to stimulate the efforts of non-employee directors, officers, employees and other service providers, in each case who are selected to be participants in the Plan, by heightening the desire of such persons to continue working toward and contributing to the success and progress of the Company. The Plan allows grants of stock options, stock appreciation rights, restricted stock, restricted stock units and stock awards, any of which may be performance-based, and for incentive bonuses.

The Company has historically granted stock incentive awards under the Company’s Amended and Restated Stock Incentive Plan of 2005, Amended and Restated Stock Incentive Plan of 2003 and Amended and Restated

Stock Incentive Plan of 2001 (defined in the Plan as the “Prior Plans”). If the Plan is approved by the Company’s stockholders as proposed, no further awards will be made under the Prior Plans, and the Plan will become the primary equity compensation plan for the Company.

Why You Should Vote For the Plan

The Board of Directors recommends that the Company’s stockholders approve the Plan because it believes the Company’s ability to grant equity-based awards continues to be crucial in allowing the Company to effectively compete for and appropriately motivate and reward key talent. It is in the long-term interests of both the Company and its stockholders to strengthen the Company’s ability to attract, motivate and retain employees, officers, non-employee directors and certain other service providers and to provide additional incentive for those persons through stock ownership and other incentives to improve financial performance, increase profits and strengthen the mutuality of interest between those persons and the Company’s stockholders.

Promotion of Good Corporate Governance Practices

The Company and the Board of Directors have designed the Plan to include a number of provisions that we believe promote best practices by reinforcing the alignment between equity compensation arrangements for non-employee directors, officers, employees and other service providers and stockholders’ interests. These provisions include, but are not limited to:

•	stock options and stock appreciation rights may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date;
•	at any time when the exercise price of a stock option or stock appreciation right is above the market value of the Company’s common stock, the Company cannot, without stockholder approval, “reprice” those awards by reducing the exercise price of such stock option or stock appreciation right or exchanging such stock option or stock appreciation right for a new award with a lower exercise price;
•	awards generally may not be transferred except by will or the laws of descent and distribution or, if approved by the administrator, to certain family members, family trusts, or family partnerships pursuant to a gift or domestic relations order; and
•	the Company has the authority under the Plan to cancel outstanding awards (vested or unvested) in the event the applicable plan participant engages in an “act of misconduct” (as such term is defined in the Plan).

Key Data

The following table includes information regarding all of the Company’s outstanding equity awards and shares available for future awards under the Company’s equity plans as of March 1, 2010 (and without giving effect to approval of the Plan under this Item 3):

Total shares underlying all outstanding stock options	4,928,621
Weighted average exercise price of outstanding stock options	$20.40515
Weighted average remaining contractual life of outstanding stock options	6.16 years
Total shares underlying all outstanding and unvested performance shares	472,920
Total shares underlying all outstanding and unvested restricted stock
(excluding performance shares)	777,591
Shares available for future awards that could be issued under Prior Plans*	533,359
Shares available for future issuance under the Outside Directors’ Deferred Compensation Plan	450,312

*	No shares will be issued under Prior Plans upon the approval of the Plan.

Section 162(m) of the Code

The Board of Directors believes that it is in the best interests of the Company and its stockholders to continue to provide for an equity incentive plan under which compensation awards made to the Company’s executive officers can qualify for deductibility by the Company for federal income tax purposes. Accordingly, the Plan has been structured in a manner such that awards granted under it can satisfy the requirements for “performance-based” compensation within the meaning of Section 162(m) of the Internal Revenue Code of 1986 (the “Code”). In general, under Section 162(m), in order for the Company to be able to deduct compensation in excess of $1,000,000 paid in any one year to the Company’s chief executive officer or any of the Company’s three other most highly compensated executive officers (other than the Company’s chief financial officer), such compensation must qualify as “performance-based.” One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by the Company’s stockholders. For purposes of Section 162(m), the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based, and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. With respect to the various types of awards under the Plan, each of these aspects is discussed below, and stockholder approval of the Plan will be deemed to constitute approval of each of these aspects of the Plan for purposes of the approval requirements of Section 162(m).

Plan Summary

The following summary of the material terms of the Plan are qualified in their entirety by reference to the complete statement of the Plan, which is set forth in Appendix B to this proxy statement.

Administration

The Plan will be administered by the Compensation Committee. Subject to the express provisions of the Plan, the administrator is authorized and empowered to do all things that it determines to be necessary or appropriate in connection with the administration of the Plan. All decisions, determinations and interpretations by the Compensation Committee regarding the Plan and awards granted under the Plan will be final and binding on all participants and other persons holding or claiming rights under the Plan or an award under the Plan. The Compensation Committee may authorize one or more officers of the Company to perform any or all things that the administrator is authorized and empowered to do or perform under the Plan. The Compensation Committee has designated the Company’s CEO, CFO, secretary and head of the human resource function to assist in administering the Plan and executing award agreements and other documents entered into under the Plan. In addition, the Compensation Committee may delegate any or all aspects of the day-to-day administration of the Plan to one or more officers or employees of the Company or any subsidiary, and/or to one or more agents.

Participants

Any person who is a current or prospective officer or employee of the Company or of any subsidiary will be eligible for selection by the administrator for the grant of awards under the Plan. In addition, non-employee directors and any service providers who have been retained to provide consulting, advisory or other services to the Company or to any subsidiary will be eligible for the grant of awards under the Plan. Options intended to qualify as “incentive stock options” (“ISOs”) within the meaning of Section 422 of the Code only may be granted to employees of the Company or any subsidiary. Approximately 8 officers, 245 employees and nine non-employee directors currently qualify to participate in the Plan.

Shares Subject to the Plan and to Awards

Subject to changes in the Company’s capitalization, the aggregate number of shares of Wolverine’s common stock, $1.00 par value, issuable pursuant to all awards under the Plan will not exceed 4,600,000; provided that any shares granted under options or stock appreciation rights will be counted against this limit on a one-for-one basis and any shares granted as awards other than options or stock appreciation rights will be counted against this limit as two (2) shares for every one (1) share subject to such award. The shares issued pursuant to awards granted under the Plan may be shares that are authorized and unissued or issued shares that were reacquired by the Company, including shares purchased in the open market.

For purposes of determining the share limits described in the paragraph above, the aggregate number of shares issued under the Plan at any time will equal only the number of shares actually issued upon exercise or settlement of an award. Notwithstanding the foregoing, shares subject to an award under the Plan may not again be made available for issuance under the Plan if such shares are: (i) shares that were subject to a stock-settled stock appreciation right and were not issued upon the net settlement or net exercise of such stock appreciation right, (ii) shares used to pay the exercise price of an option, (iii) shares delivered to or withheld by the Company to pay the withholding taxes related to an award, or (iv) shares repurchased on the open market with the proceeds of an option exercise. Shares subject to awards that have been canceled, expired, forfeited or otherwise not issued under an award and shares subject to awards settled in cash will not count as shares issued under the Plan.

Subject to certain adjustments, the aggregate number of shares subject to awards granted under the Plan during any calendar year to any one participant will not exceed 3,000,000, and the aggregate number of shares that may be issued pursuant to the exercise of ISOs granted under the Plan will not exceed 4,600,000. The maximum amount payable pursuant to that portion of an incentive bonus granted in any calendar year to any participant under the Plan that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code will not exceed twenty million dollars ($20,000,000).

Option Awards

The administrator will establish the exercise price per share under each option, which, other than in the event of options granted in connection with a merger or other acquisition, will not be less than the fair market value (or 110% of the fair market value in the case of ISOs granted to individuals who own more than 10% of the Company’s common stock) of a share on the date the option is granted. The administrator will establish the term of each option, which in no case may exceed a period of ten (10) years from the date of grant (or five (5) years in the case of ISOs granted to individuals who own more than 10% of the Company’s common stock). Options granted under the Plan may either be ISOs or options which are not intended to qualify as ISOs, or nonqualified stock options (“NQSOs”). Unless the administrator determines otherwise, (i) upon termination of employment other than due to death, disability, retirement or termination for cause, participants may continue to exercise their options for three (3) months (or until the expiration date of the option, if earlier) to the extent that they were exercisable upon the date of termination, (ii) upon death or disability, options become fully vested and remain exercisable for one (1) year (or until the expiration date of the option, if earlier) following such event, (iii) upon retirement, options become fully vested and remain exercisable until their expiration date, and (iv) upon termination of employment for cause, all options are forfeited.

Unless such action is approved by stockholders, the Plan prohibits repricing out-of-the-money options and stock appreciation right (that is, reducing the exercise price of an option or stock appreciation right with an exercise price above the market value of the Company’s common stock or exchanging any such option or stock appreciation right for a new award with a lower exercise price).

Stock Appreciation Rights

A stock appreciation right provides the right to receive the monetary equivalent of the increase in value of a specified number of the shares over a specified period of time after the right is granted. Stock appreciation rights may be granted to participants either in tandem with or as a component of other awards granted under the Plan (“tandem SARs”) or not in conjunction with other awards (“freestanding SARs”). All freestanding SARs will be granted subject to the same terms and conditions applicable to options as set forth above and in the Plan, and all tandem SARs will have the same exercise price, vesting, exercisability, forfeiture and termination provisions as the award to which they relate.

Restricted Stock and Restricted Stock Units

Restricted stock is an award or issuance of shares the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as the administrator deems appropriate. Restricted stock units are awards denominated in units of shares under which the issuance of shares is subject to such conditions (including continued employment or performance conditions) and terms as the administrator deems appropriate. Notwithstanding the satisfaction of any performance goals, the number of shares granted, issued, retainable and/or vested under a restricted stock award or restricted stock units on account of either financial performance or personal performance evaluations may be reduced, but not increased, by the administrator on the basis of such further consideration as the administrator may determine.

Unless the administrator determines otherwise, (i) upon termination of employment for any reason other than death, disability or retirement, all restricted stock and restricted stock units still subject to restrictions as of the date of termination will be forfeited, and (ii) upon death, disability or retirement, the restrictions remaining on a participant’s restricted stock and restricted stock units will lapse.

Unless otherwise determined by the administrator, participants holding shares of restricted stock granted under the Plan may exercise full voting rights with respect to those shares during the period of restriction, and participants will have no voting rights with respect to shares underlying restricted stock units unless and until such shares are reflected as issued and outstanding shares on the Company’s stock ledger. Participants in whose name restricted stock is granted will be entitled to receive all dividends and other distributions paid with respect to those shares, unless determined otherwise by the administrator. Participants will be entitled to receive dividends or dividend equivalents with respect to shares underlying restricted stock units only to the extent provided by the administrator.

Stock Awards

The administrator may grant stock awards under the Plan, which will be subject to the terms and conditions determined by the administrator. Participants will have all voting, dividend, liquidation and other rights with respect to shares underlying a stock award, subject to any restrictions on transfer determined by the administrator.

Incentive Bonuses

Each incentive bonus will confer upon the participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period of not less than one (1) year. The administrator will establish the performance criteria and level of achievement of these criteria that will determine the target and maximum amount payable under an incentive bonus, which criteria may be based on financial performance and/or personal performance evaluations. Notwithstanding the satisfaction of any performance goals, the amount paid under an incentive bonus on account of either financial performance or personal performance evaluations may be reduced, but not increased, by the administrator on the basis of such further consideration as the administrator may determine.

Deferral of Gains

The administrator may, in an award agreement or otherwise, provide for the deferred delivery of shares upon settlement, vesting or other events with respect to restricted stock or restricted stock units, or in payment or satisfaction of an incentive bonus. All deferrals must comply with Section 409A of the Code.

Qualifying Performance Criteria

The administrator may establish performance criteria and level of achievement of such criteria that will determine the number of shares to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an award, which criteria may be based on “qualifying performance criteria” (as described below) or other standards of financial performance and/or personal performance evaluations. In addition, the administrator may specify that an award or a portion of an award is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, provided that the performance criteria for such award or portion of an award that is intended by the administrator to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code will be a measure based on one or more qualifying performance criteria selected by the administrator and specified at the time the award is granted. The administrator will certify the extent to which any qualifying performance criteria has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code.

For purposes of the Plan, the term “qualifying performance criteria” means any one or more of the following performance criteria, or derivations of such performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the administrator: (i) net earnings or earnings per share (including earnings before interest, taxes, depreciation and/or amortization), (ii) income, net income or operating income, (iii) revenues, (iv) net sales, (v) return on sales, (vi) return on equity, (vii) return on capital (including return on total capital or return on invested capital), (viii) return on assets or net assets, (ix) earnings per share, (x) economic value added measurements, including BVA, (xi) return on invested capital, (xii) return on operating revenue, (xiii) cash flow (before or after dividends), (xiv) stock price, (xv) total stockholder return, (xvi) market capitalization, (xvii) economic value added, (xviii) debt leverage (debt to capital), (xix) operating profit or net operating profit, (xx) operating margin or profit margin, (xxi) cash from operations, (xxii) market share, (xxiii) product development or release schedules, (xxiv) new product innovation, (xxv) cost reductions, (xxvi) customer service, or (xxvii) customer satisfaction.

To the extent consistent with Section 162(m) of the Code, the administrator (i) may appropriately adjust any evaluation of performance under qualifying performance criteria to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or related to the disposal of a segment of a business or related to a change in accounting principle, all as determined in accordance with standards established by opinion No. 30 of the Accounting Principles Board (APB Opinion No. 30) or other applicable or successor accounting provisions, as well as the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements or notes to the financial statements, and (ii) may appropriately adjust any evaluation of performance under qualifying performance criteria to exclude any of the following events that occurs during a performance period: (a) asset write-downs, (b) litigation, claims, judgments or settlements, (c) the effect of changes in tax law or other such laws or provisions affecting reported results, and (d) accruals of any amounts for payment under the Plan or any other compensation arrangement maintained by the Company.

Suspension or Termination of Awards

Unless otherwise determined by the administrator, (i) if the Company’s chief executive officer or any other person designated by the administrator reasonably believes that a participant may have committed an act of misconduct (as defined in the Plan), then the participant’s rights to exercise any option, vest in any award and/or receive payment for or shares in settlement of an award may be suspended pending a determination of whether an act of misconduct has been committed, and (ii) if the administrator, the Company’s chief executive officer or any other person designated by the administrator determines that a participant has committed an act of misconduct, then the participant (a) may not exercise any option or stock appreciation right, vest in, have restrictions on an award lapse or otherwise receive payment of an award, (b) will forfeit all outstanding awards, and (c) may be required, at the discretion of the committee, to return or repay to the Company any then unvested shares previously issued under the Plan.

Settlement of Awards

Awards (other than stock awards), may be settled in shares, cash or a combination thereof, as determined by the administrator.

Amendment and Termination

The Board of Directors may amend, alter or discontinue the Plan, and the administrator may amend or alter any agreement or other document evidencing an award made under the Plan, except no such amendment may, without the approval of the stockholders of the Company: (i) increase the maximum number of shares for which awards may be granted under the Plan, (ii) reduce the minimum price set forth in the Plan at which options or stock appreciation rights may be granted, (iii) reduce the exercise price of outstanding options or stock appreciation rights, (iv) extend the term of the Plan, (v) change the class of persons eligible to be participants, (vi) otherwise amend the Plan in any manner requiring stockholder approval by law or under the New York Stock Exchange listing requirements, or (vii) increase the individual maximum limits set forth in the Plan.

No amendment or alteration to the Plan or an award or award agreement may be made that would impair the rights of the holder of an award without such holder’s consent, provided that no such consent will be required if the administrator determines in its sole discretion and prior to the date of any change in control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard. In addition, the Plan may not be amended in any way that causes the Plan to fail to comply with or be exempt from Section 409A of the Code, unless the Board expressly determines to amend the Plan to be subject to Section 409A of the Code.

Change in Control

The administrator may determine the effect of a change in control (as defined in the Plan) on outstanding awards in a manner that is fair and equitable to participants (as determined by the administrator in its reasonable discretion). These effects, which need not be the same for all participants, may include, but are not limited to (i) substituting for the shares subject to an outstanding award or portion thereof the stock or securities of the surviving corporation or any successor corporation, in which event the aggregate exercise price of the award will remain the same, and/or (ii) converting any outstanding award or portion thereof into a right to receive cash or other property following the consummation of the change in control in an amount equal to the value of consideration to be received for one share of the Company’s common stock in connection with such transaction less the purchase or exercise price of the shares subject to the award, multiplied by the number of shares subject to the award or portion thereof.

In addition, unless otherwise determined by the administrator, upon a change in control all outstanding options and stock appreciation rights immediately will become exercisable and remain exercisable through their terms and all other outstanding awards immediately will become vested. Also, the administrator may determine that participants holding stock options or stock appreciation rights will receive with respect to some or all of the shares subject to such awards cash in an amount equal to the excess of (i) the greater of (a) the highest sales price of the shares on the New York Stock Exchange on the date immediately prior to the change in control and (b) the highest price per share actually paid in connection with the change in control, over (ii) the exercise price of the award.

Adjustments

The number and kind of shares available for issuance under the Plan, and the number and kind of shares subject to the individual and ISO limits set forth under the Plan, will be equitably adjusted by the administrator to reflect any reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend or distribution of securities, property or cash (other than regular, quarterly cash dividends), or any other event or transaction that affects the number or kind of shares of the Company outstanding. The terms of any outstanding award will also be equitably adjusted by the administrator as to price, number or kind of shares subject to such award and other terms to reflect the foregoing events, which adjustments need not be uniform as between different awards or different types of awards.

In the event there is a change in the number or kind of outstanding shares under the Plan as a result of a change of control, other merger, consolidation or otherwise, then the administrator will determine the appropriate and equitable adjustment to be effected. In addition, in the event of such a change, the administrator may accelerate the time or times at which any award may be exercised and may provide for cancellation of such accelerated awards that are not exercised within a time prescribed by the administrator in its sole discretion.

Transferability

Unless the administrator determines otherwise, awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by a participant other than by will or the laws of descent and distribution, and each option or stock appreciation right may be exercisable only by the participant during his or her lifetime. To the extent permitted by the administrator, the person to whom an award is initially granted may make certain limited transfers to certain family members, family trusts, or family partnerships.

No Right to Company Employment

Nothing in the Plan or an award agreement will interfere with or limit in any way the right of the Company, its subsidiaries and/or its affiliates to terminate any participant’s employment, service on the Board or service for the Company at any time or for any reason not prohibited by law, nor will the Plan or an award itself confer upon any participant any right to continue his or her employment or service for any specified period of time. Neither an award nor any benefits arising under the Plan will constitute an employment contract with the Company, any subsidiary and/or its affiliates.

Compliance with Law

The Plan, the grant, issuance, vesting, exercise and settlement of awards thereunder, and the obligation of the Company to sell, issue or deliver shares under such awards, will be subject to all applicable foreign, federal, state and local laws, rules and regulations, stock exchange rules and regulations, and to such approvals by any governmental or regulatory agency as may be required. The Company will not be required to register in a participant’s name or deliver any shares prior to the completion of any registration or qualification of such shares under any foreign, federal, state or local law or any ruling or regulation of any government body that the administrator determines to be necessary or advisable. No option will be exercisable and no shares will be issued and/or transferable under any other award unless a registration statement with respect to the shares underlying the option or other award is effective and current or the Company has determined that such registration is unnecessary. The administrator may, in its sole and absolute discretion, modify the provisions of the Plan or an award as they pertain to a participant who is employed or providing services outside the United States in order to comply with applicable foreign law or to recognize differences in local law, currency or tax policy.

Effective Date and Termination of the Plan

The Plan was adopted by the Board on February 11, 2010. Any awards granted under the Plan prior to the date the Plan is approved by the Company’s stockholders are subject to such approval. The Plan will remain available for the grant of awards until February 11, 2020.

Federal Income Tax Treatment

The following tax discussion is a general summary as of the date of this Proxy Statement of the U.S. federal income tax consequences to the Company and the participants in the Plan. The discussion is intended solely for general information and does not make specific representations to any participant. The discussion does not address state, local or foreign income tax rules or other U.S. tax provisions, such as estate or gift taxes. A recipient’s particular situation may be such that some variation of the basic rules is applicable to him or her. In addition, the federal income tax laws and regulations frequently have been revised and may be changed again at any time. Therefore, each recipient is urged to consult a tax advisor before exercising any award or before disposing of any shares acquired under the plan both with respect to federal income tax consequences as well as any foreign, state or local tax consequences.

Stock Options

ISOs and NQSOs are treated differently for federal income tax purposes. ISOs are intended to comply with the requirements of Section 422 of the Code. NQSOs do not comply with such requirements.

An optionee is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an ISO until the later of two years following the option grant date and one year following exercise, the optionee’s gain, if any, upon a subsequent disposition of such shares is long term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee’s basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to exercise of an ISO before satisfying these holding periods, the optionee will recognize ordinary income in the year of disposition an amount equal to the excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares), over the exercise price paid for the shares, and capital gain or loss for any other difference between the sale price and the exercise price. The Company is not entitled to an income tax deduction on the grant or exercise of an ISO or on the optionee’s disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the optionee disposes of the shares in an amount equal to the ordinary income recognized by the optionee.

In order for an option to qualify for ISO tax treatment, the grant of the option must satisfy various other conditions more fully described in the Code. The Company does not guarantee that any option will qualify for ISO tax treatment even if the option is intended to qualify for such treatment. In the event an option intended to be an ISO fails to so qualify, it will be taxed as an NQSO described below.

An optionee is not taxed on the grant of an NQSO. On exercise, the optionee recognizes ordinary income equal to the difference between the exercise price and the fair market value of the shares acquired on the date of exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. The optionee’s gain (or loss) on subsequent disposition of the shares is long-term capital gain (or loss) if the shares are held for at least one year following exercise, and otherwise is short-term capital gain (or loss). The Company does not receive a deduction for any such capital gain.

Stock Appreciation Rights

Generally, the recipient of a freestanding SAR will not recognize any taxable income at the time the freestanding SAR is granted. If the freestanding SAR is settled in cash, the cash will be taxable as ordinary income to the recipient at the time that it is received. If the freestanding SAR is settled in shares, the recipient will recognize ordinary income equal to the excess of the fair market value of the shares on the day they are received over any amounts paid by the recipient for the shares.

With respect to tandem SARs, if a holder elects to surrender the underlying option in exchange for cash or stock equal to the appreciation inherent in the underlying option, the tax consequences to the employee will be the same as discussed above relating to freestanding SARs. If the employee elects to exercise the underlying option, the holder will be taxed at the time of exercise as if he or she had exercised an NQSO (discussed above).

Restricted Stock and Restricted Stock Units

Grantees of restricted stock or restricted stock units do not recognize income at the time of the grant. When the award vests or is paid, grantees generally recognize ordinary income in an amount equal to the fair market value of the stock or units at such time, and the Company will receive a corresponding deduction. However, no later than 30 days after a participant receives an award of restricted stock, pursuant to Section 83(b) of the Code, the participant may elect to recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time of receipt. Provided that the election is made in a timely manner, when the restrictions on the shares lapse, the participant will not recognize any additional income. If the participant forfeits the shares to the Company (e.g., upon the participant’s termination prior to vesting), the participant may not claim a deduction with respect to the income recognized as a result of the election. Dividends (if any) paid with respect to unvested shares of restricted stock generally will be taxable as ordinary income to the participant at the time the dividends are received.

Stock Awards

Grantees of stock awards generally are required to recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date the shares are granted over the purchase price (if any) paid for the shares.

Incentive Bonuses

A participant will have taxable income at the time an incentive bonus award is paid or, if the participant has timely elected deferral to a later date, such later date. At that time, the participant will recognize ordinary income equal to the value of the amount then payable.

Company Deduction and Section 162(m)

The Company generally will be entitled to a deduction for federal income tax purposes as described above with respect to each type of award. For the individual serving as the chief executive officer of the Company at the end of the taxable year and for the individuals serving as officers of the Company or a subsidiary at the end of such year who are among the three highest compensated officers (other than the chief executive officer and chief financial officer) for proxy reporting purposes, Section 162(m) limits the amount of compensation otherwise deductible by the Company and its subsidiaries for such year to $1,000,000 for each such individual except to the extent that such compensation is “performance-based compensation.” The Company expects that NQSOs, ISOs and stock appreciation rights should qualify as performance-based compensation. The compensation committee may establish performance conditions and other terms with respect to grants of restricted stock, restricted stock units and incentive bonuses in order to qualify such grants as performance-based compensation for purposes of Section 162(m).

New Plan Benefits.

The benefits that will be awarded or paid under the Plan are not currently determinable. Awards granted under the Plan are within the discretion of the Compensation Committee, and the Compensation Committee has not determined future awards or who might receive them. Information about awards granted in fiscal year 2009 under the Company’s prior plans to the Company’s named executive officers can be found in the table under the heading “Grants of Plan-Based Awards” on page 36 of this proxy statement. As of March 1, 2010, the closing price of a share of Wolverine common stock on the NYSE was $28.05.

Equity Compensation Plan Information

The following table provides information about the Company’s equity compensation plans as of January 2, 2010:

Number of Securities
Remaining Available for
Future Issuance under
	Number of Securities to be		Weighted Average	Equity Compensation
	Issued Upon Exercise of		Exercise Price of	Plans (Excluding
	Outstanding Options,		Outstanding Options,	Securities Reflected in
	Warrants and Rights		Warrants and Rights	Column (a))
Plan Category[1]	(a)		(b)	(c)

Equity compensation plans approved by security holders	4,619,346	[2,3]	$19.75	2,420,567	[4]
Equity compensation plans not approved by security holders	-		N/A	-
Total	4,619,346		$19.75	2,420,567

[1]	Each plan for which aggregated information is provided contains customary anti-dilution provisions that are applicable in the event of a stock split, stock dividend or certain other changes in the Company’s capitalization.
[2]	Includes: (i) 4,146,840 stock options awarded to employees under the 1993 Stock Incentive Plan, the 1995 Stock Incentive Plan, the 1997 Stock Incentive Plan, the Amended and Restated Stock Incentive Plan of 1999, the Amended and Restated Stock Incentive Plan of 2001, the Amended and Restated Stock Incentive Plan of 2003 and the Amended and Restated Stock Incentive Plan of 2005; and (ii) and 472,506 stock options awarded to non-employee directors under the Amended and Restated Stock Incentive Plan of 2005, the Amended and Restated Directors’ Stock Option Plan approved by stockholders in 2002 and the previous Amended and Restated Directors’ Stock Option Plan initially adopted in 1988. Column (a) does not include stock units credited to outside directors’ fee accounts or retirement accounts under the Outside Directors’ Deferred Compensation Plan. Stock units do not have an exercise price. Each stock unit credited to a director’s fee account and retirement account under the Outside Directors’ Deferred Compensation Plan will be converted into one share of common stock upon distribution. Column (a) also does not include shares of restricted or unrestricted common stock previously issued under the Company’s equity compensation plans.
[3]	Of this amount, 1,244,785 options were not exercisable as of January 2, 2010, due to vesting restrictions.
[4]	Comprised of: (i) 453,273 shares available for issuance under the Outside Directors’ Deferred Compensation Plan upon the retirement of the current directors or upon a change in control; and (ii) 1,967,294 shares issuable under the various employee stock incentive plans. Of these total amounts available, the number of shares with respect to the following plans may be issued other than upon the exercise of an option, warrant or right outstanding as of January 2, 2010:

•	Outside Directors’ Deferred Compensation Plan:	453,273
•	Amended and Restated Stock Incentive Plan of 2001:	133,506
•	Amended and Restated Stock Incentive Plan of 2003:	121,732
•	Amended and Restated Stock Incentive Plan of 2005:	856,028

The Outside Directors’ Deferred Compensation Plan is a supplemental, unfunded, nonqualified deferred compensation plan for non-employee directors. Beginning in 2006, the Company began paying an annual equity retainer to non-management directors in the form of a contribution under the Outside Directors’ Deferred Compensation Plan. Participation in the plan in addition to the annual equity retainer is voluntary. The plan allows participating directors to receive, in lieu of some or all directors’ fees, a number of stock units equal to the amount of the deferred directors’ fees divided by the fair market value of the Company’s common stock on the date of payment of the next cash dividend on the Company’s common stock. These stock units are increased by a dividend equivalent based on dividends paid by the Company and the amount of stock units credited to the participating director’s fee account and retirement account. Upon distribution, the participating directors receive a number of shares of the Company’s common stock equal to the number of stock units to be distributed at that time. Distribution is triggered by termination of service as a director or by a change in control of the Company and can occur in a lump sum, in installments or on another deferred basis. Of the 453,273 shares issuable under the Outside Directors’ Deferred Compensation Plan, 197,506 shares have been issued to a trust to satisfy the Company’s obligations when distribution is triggered and are included in shares reported as issued and outstanding as of the record date.

The employee stock incentive plans listed above are equity-based incentive plans for officers, key employees, and, under the Amended and Restated Stock Incentive Plan of 2005, directors. Those plans authorize awards of stock options, restricted common stock, common stock and, under certain plans, tax benefit rights, restricted stock units, deferred stock units, and/or stock appreciation rights. The Amended and Restated Stock Incentive Plans of 2001 and 2003 specifically limit the number of shares that can be awarded as restricted or unrestricted common stock to 40% and 15%, respectively, of the shares authorized for issuance under the applicable plan. The Stock Incentive Plan of 2005 provides that each share of restricted or unrestricted common stock, each restricted stock unit and each stock appreciation right is counted as two shares against the total number of shares authorized for issuance under the plan. The number of securities listed as remaining available in column (c) of the table assumes the grant of all stock options, which count as only one share against the total number of shares authorized for issuance under the Amended and Restated Stock Incentive Plan of 2005. Actual shares available under the Amended and Restated Stock Incentive Plan of 2005 will be less to the extent that awards of restricted or unrestricted common stock, restricted stock units or stock appreciation rights are issued from that plan. The numbers provided in this footnote and in column (c) will increase to the extent that options relating to the number of shares listed in column (a) of the table or other outstanding awards (e.g., shares of restricted or unrestricted stock, restricted stock units or stock appreciation rights) previously issued under a plan are canceled, surrendered, modified, exchanged for substitutes or expire or terminate prior to exercise or vesting because the number of shares underlying any such awards will again become available for issuance under the plan under which the award was granted.

Vote Required and Board Recommendation

Approval of the Stock Incentive Plan of 2010 requires the favorable vote of a majority of shares present or represented at the meeting and entitled to vote on the proposal. In addition, NYSE rules require that the total votes cast on this proposal represent a majority of all shares entitled to vote on this proposal.

Your Board of Directors recommends that you vote FOR approval of the Stock Incentive Plan of 2010.

RELATED PARTY MATTERS

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Wolverine has entered into agreements with Grimoldi, S.A., an Argentinean corporation of which Mr. Alberto Grimoldi, a director of Wolverine, is chairman and a 35% shareholder. The agreements grant Grimoldi, S.A. the exclusive rights to distribute and sell footwear products in Argentina under the Hush Puppies®, Caterpillar®, and Patagonia® brand names, and footwear and apparel under the Merrell® brand name. Grimoldi, S.A. or its subsidiary purchases products, samples, footwear components, advertising materials and miscellaneous items from Wolverine or pays Wolverine royalties and certain sublicense fees based on sales or purchases of products in Argentina. Grimoldi, S.A. was obligated to pay Wolverine purchase prices, royalties, sublicense fees, service fees and interest relating to purchases made or royalties and fees incurred in 2009 totaling $2,707,566. All of the transactions described above occurred pursuant to continuing contractual arrangements between Wolverine and Grimoldi, S.A. Wolverine expects similar transactions to occur between Grimoldi, S.A. and Wolverine and its subsidiaries during 2010.

In the ordinary course of its business, Wolverine purchases promotional merchandise for use in connection with the sale of its products. In 2009, Wolverine purchased promotional merchandise from Bullseye Group, LLC totaling $134,084. One-third of Bullseye Group, LLC is owned by Daniel Mehney, the son of David P. Mehney, a director of Wolverine. Wolverine anticipates purchasing promotional materials from Bullseye Group, LLC in 2010.

The Governance Committee reviewed and approved or ratified each of these transactions in accordance with Wolverine’s related person transactions policy (described below under “Related Person Transactions Policy”).

RELATED PERSON TRANSACTIONS POLICY

Wolverine’s Board of Directors has adopted written policies and procedures regarding related person transactions. They require the Governance Committee to review and either approve or disapprove the Company entering into any Interested Transactions (defined below). If advance approval is not feasible, then the Governance Committee must review the Interested Transaction at its next meeting.

Interested Transaction
Any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which:

	(1)	the aggregate amount involved is or is expected to exceed $100,000 since the beginning of Wolverine’s last completed fiscal year;
	(2)	Wolverine is a participant; and
	(3)	any Related Person (defined below) has or will have a direct or indirect interest (other than solely as a result of being a director or less than ten percent beneficial owner of another entity).

Related Person
Any:

	(a)	person who is or was at any point during the last fiscal year for which Wolverine filed a Form 10-K and proxy statement, an executive officer, director or nominee for election as a director;
	(b)	greater than five percent beneficial owner of Wolverine’s common stock; or
	(c)	immediate family member* of any of the foregoing.

*	Immediate family member includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone residing in such person’s home (other than a tenant or employee).

The Governance Committee considers whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, the extent of the Related Person’s interest in the transaction, and other factors that it deems relevant. No director participates in any discussion or approval of an Interested Transaction for which he or she is a Related Person, except to provide all material information to the Governance Committee.

The following Interested Transactions are pre-approved under the policies and procedures:

(a)	any transaction with another company at which a Related Person’s only relationship is as an employee, director or beneficial owner of less than ten percent of that company’s shares, if the aggregate amount involved does not exceed the greater of $1,000,000, or two percent of that company’s total revenues.

(b)	any charitable contribution by Wolverine to a charitable organization where a Related Person is an employee, if the aggregate amount involved does not exceed the lesser of $100,000, or two percent of the charitable organization’s total annual receipts.

ADDITIONAL INFORMATION

Stockholders List

A list of stockholders entitled to vote at the meeting will be available for review by Wolverine stockholders at the office of Kenneth A. Grady, Secretary and General Counsel of Wolverine, located at 9341 Courtland Drive, N.E., Rockford, Michigan 49351, during ordinary business hours for the 10-day period before the meeting.

Director and Officer Indemnification

The Company indemnifies its directors and NEOs to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires its directors and NEOs, and persons who beneficially own more than 10% of the outstanding shares of our common stock, to file reports of ownership and changes in ownership of shares of common stock with the Securities and Exchange Commission. Directors, NEOs and greater than 10% beneficial owners are required by Securities and Exchange Commission regulations to furnish Wolverine with copies of all Section 16(a) reports they file. Based on its review of the copies of such reports received by it, or written representations from certain reporting persons that no reports on Form 5 were required for those persons for the 2009 fiscal year, except as set forth below, the Company believes that its officers and directors complied with all applicable reporting requirements during the Company’s last fiscal year. On April 13, 2009, Mr. Mehney amended a Form 4 filed on April 28, 2008. The Form 4/A reported four acquisitions of Wolverine stock through dividend reinvestments made between November 2003 and August 2004 by a trust for which Mr. Mehney was co-trustee. The Form 4/A also amended the original Form 4 to adjust the number of shares beneficially owned to account for the shares acquired through dividend reinvestment, the effect of a 3-for-2 stock split distribution on February 1, 2005, and the acquisition of 10 shares of Wolverine stock acquired in connection with the stock split due to a broker error.

Stockholder Proposals for Inclusion in Next Year’s Proxy Statement

Pursuant to SEC Rule 14a-8, some stockholder proposals may be eligible for inclusion in Wolverine’s 2011 proxy statement and proxy card. Any such stockholder proposals must be submitted in writing to the Secretary of Wolverine no later than the close of business on November 12, 2010.

You should address all stockholder proposals to the attention of Kenneth A. Grady, Secretary of Wolverine, 9341 Courtland Drive, N.E., Rockford, Michigan 49351.

Other Stockholder Proposals for Presentation at Next Year’s Annual Meeting

The Company’s Our by-laws require that any stockholder proposal that is not submitted for inclusion in next year’s proxy statement under SEC Rule 14a-8, but is instead sought to be presented directly at the 2011 Annual Meeting, must be received at the Company’s principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the 2010 Annual meeting. As a result, proposals, including director nominations, submitted pursuant to these provisions of the Company’s by-laws must be received between December 23, 2010 and the close of business on January 21, 2010. Proposals should be addressed to Kenneth A. Grady, Secretary, Wolverine World Wide, Inc., 9341 Courtland Drive N.E., Rockford, Michigan 49351 and include the information and comply with the requirements set forth in those by-laws, which are posted on the Company’s website. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline, and in certain other cases notwithstanding the stockholder’s compliance with this deadline.

Voting Securities

Stockholders of record at the close of business on March 1, 2010, will be eligible to vote at the meeting. The Company’s voting securities consist of its $1.00 par value common stock, and it estimates that there were 49,802,008 shares outstanding on the record date. Each share outstanding on the record date will be entitled to one vote. Treasury shares are not voted. Individual votes of stockholders are kept private, except as appropriate to meet legal requirements. Access to proxies and other individual stockholder voting records is limited to the independent inspectors of election and certain employees of the Company and its agents who acknowledge in writing their responsibility to comply with this policy of confidentiality.

Vote Required for Election and Approval

A plurality of the shares voted is required to elect directors. This means that the nominees who receive the most votes will be elected. In counting votes on the election of directors, only votes cast “for” or “withheld” affect the outcome. All other matters require for approval the favorable vote of a majority of shares present or represented at the meeting and entitled to vote on the applicable matter, except that with respect to the approval of the Stock Incentive Plan of 2010, the total votes cast on the proposal must represent more than 50% of all shares entitled to vote on the proposal.

Abstentions will be counted as votes “against” the matter and broker non-votes, if any, will not be counted as votes cast and therefore will have no effect. Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote those shares.

Voting Results of the Annual Meeting

The Company will announce preliminary voting results at the annual meeting and publish final results in a Form 8-K within four business days following the meeting. If final results are not known within four business days of the annual meeting, then the Company will file a Form 8-K with the preliminary results and file an amended Form 8-K within four business days of the availability of the final results.

Attending the Annual Meeting

You may vote shares held directly in your name as the stockholder of record in person at the annual meeting. If you choose to vote in person, please bring the enclosed proxy card and proof of identification. Even if you plan to attend the annual meeting in person, Wolverine recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the annual meeting. You may vote shares held in “street name” through a brokerage account or by a bank or other nominee in person if you obtain a signed proxy from the record holder giving you the right to vote the shares.

Manner for Voting Proxies

The shares represented by all valid proxies received by telephone, by Internet or by mail will be voted in the manner specified. Where specific choices are not indicated, the shares represented by all valid proxies received will be voted: (1) for the nominees for directors named earlier in this proxy statement, (2) for ratification of the appointment of the independent auditor, and (3) for approval of the Stock Incentive Plan of 2010. The Board of Directors has not received timely notice of any matter that may come before the annual meeting.

Revocation of Proxies

A stockholder who gives a proxy may revoke it at any time before it is exercised by voting in person at the annual meeting, by delivering a subsequent proxy or by notifying the inspectors of election in writing of such revocation. If your Wolverine World Wide shares are held for you in a brokerage, bank or other institutional account, you must obtain a Legal Proxy from that entity and bring it with you to hand in with your ballot, in order to be able to vote your shares at the meeting.

Solicitation of Proxies

The Company will pay the expenses of solicitation of proxies for the annual meeting. Solicitations may be made in person or by telephone, by officers and employees of the Company, or by nominees or other fiduciaries who may mail materials to or otherwise communicate with the beneficial owners of shares held by the nominees or other fiduciaries. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding material to beneficial owners of the Company’s common stock. The Company has engaged Georgeson Inc. at an estimated cost of $8,000, plus expenses and disbursements, to assist in solicitation of proxies.

Delivery of Documents to Stockholders Sharing an Address

If you are the beneficial owner, but not the record holder, of shares of Wolverine stock, your broker, bank or other nominee may only deliver one copy of this proxy statement and the Company’s 2009 Annual Report to multiple stockholders who share an address, unless that nominee has received contrary instructions from one or more of the stockholders. The company will deliver promptly, upon written or oral request, a separate copy of this proxy statement and its 2009 Annual Report to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, should submit this request by writing to Wolverine World Wide, Inc., 9341 Courtland Drive N.E., Rockford, Michigan 49351, Attn: Investor Relations or by calling (616) 866-5500 and asking for Investor Relations. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and who wish to receive a single copy of such materials in the future should make a request directly to their broker, bank or other nominee.

Electronic Access to Proxy Statement and Annual Report

Wolverine’s Proxy Statement for the 2010 Annual Meeting of Stockholders and the Annual Report to Stockholders for the fiscal year ended January 2, 2010, are available at www.wolverineworldwide.com/2010annualmeeting.asp.

Appendix A

WOLVERINE WORLD WIDE, INC.
DIRECTOR INDEPENDENCE STANDARDS

The Board of Directors annually makes an affirmative determination of the independence of each Director, based upon the recommendation of the Governance Committee. A Director is independent if the Director meets each of the following standards and the Board determines that the Director otherwise has no material relationship with Wolverine (either directly or as a partner, shareholder or officer of an organization that has a relationship with Wolverine). For purposes of these standards, (a) “Wolverine” means Wolverine World Wide, Inc. and its consolidated subsidiaries and (b) “immediate family member” means a person’s spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

General Standards

1.	The Director is not, and in the past three years has not been, an employee of Wolverine.

2.	An immediate family member of the Director is not, and in the past three years has not been, employed as an executive officer of Wolverine.

3.	Neither the Director nor an immediate family member of the Director has received, during any twelve-month period within the last three years, any direct compensation from Wolverine in excess of $120,000, other than compensation for Board service, compensation received by the Director for former service as an interim Chairman, CEO or other executive officer, compensation received by the Director’s immediate family member for service as a non-executive employee of Wolverine, and pension and other forms of deferred compensation for prior service (provided that such compensation is not contingent in any way on continued service).

4.	(a) The Director is not a current employee or partner of a firm that is Wolverine’s internal or external auditor (“Company Auditor”).

(b)	Neither the Director nor an immediate family member of the Director in the past three years has been a partner or employee of a Company Auditor and personally worked on Wolverine’s audit within that time.

(c)	No immediate family member of the Director is (i) a current partner of a Company Auditor or (ii) a current employee of a Company Auditor who personally works on Wolverine’s audit.

5.	Neither the Director nor an immediate family member of the Director is, or in the past three years has been, part of an interlocking directorate in which a current executive officer of Wolverine serves or served on the compensation committee of another company where the Director or the Director’s immediate family member concurrently serves or served as an executive officer.

6.	(a) The Director is not an employee, majority owner or person in control of another company that has made payments to, or received payments from, Wolverine for property or services in an amount which, in any of the last three fiscal years, exceeds the lesser of $250,000 or 10% of the other company’s consolidated gross revenues.

(b)	No immediate family member of the Director is an executive officer of another company that has made payments to, or received payments from, Wolverine for property or services in an amount which, in any of the past three fiscal years, exceeds the greater of $1 million or 2% of the other company’s consolidated gross revenues.

7.	The Director is not an executive officer, trustee or board member of a tax exempt organization to which Wolverine has made in the past three fiscal years contributions that, in any single fiscal year, exceeded the greater of $50,000 or 2% of the non-profit organization’s, foundation’s or educational institution’s consolidated gross revenues.

Any direct or indirect relationship between a Director and Wolverine that is not of a nature addressed by these standards will be reviewed by the Board on a case-by-case basis and any such relationship that is found to be material will preclude the Director from being independent. In no event may a Director be determined to be independent under these standards if such Director does not qualify as independent under the applicable standards of the New York Stock Exchange.

Audit Committee Standards

In addition to meeting the General Standards set forth above, a Director is not considered independent for purposes of serving on the Audit Committee, and may not serve on that committee, if the Director: (1) receives, either directly or indirectly, any consulting, advisory or other compensatory fee from Wolverine World Wide, Inc. or any of its subsidiaries other than fees for service as a Director and fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with Wolverine or its subsidiaries (provided that such compensation is not contingent in any way on continued service); or (2) is an “affiliated person” of Wolverine World Wide, Inc. or any of its subsidiaries; each as determined in accordance with Securities and Exchange Commission regulations.

Appendix B

WOLVERINE WORLD WIDE, INC.
STOCK INCENTIVE PLAN OF 2010

1.	PURPOSE

The purpose of the Wolverine World Wide, Inc. Stock Incentive Plan of 2010 (the “Plan”) is to advance the interests of the Wolverine World Wide, Inc. (the “Company”) by stimulating the efforts of employees, officers, non-employee directors and other service providers, in each case who are selected to be Participants, by heightening the desire of such persons to continue working toward and contributing to the success and progress of the Company. The Plan supersedes the Company’s Amended and Restated Stock Incentive Plan of 2005, Amended and Restated Stock Incentive Plan of 2003 and Amended and Restated Stock Incentive Plan of 2001 (the “Prior Plans”) with respect to future awards, and provides for the grant of Incentive and Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Stock Awards, any of which may be performance-based, and for Incentive Bonuses, which may be paid in cash or stock or a combination thereof, as determined by the Administrator. No new awards shall be issued under the Prior Plans after the approval of this Plan by the Company’s stockholders.

2.	DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below:

(a)	“Act” means the Securities Exchange Act of 1934, as amended.

(b)	“Administrator” means the Administrator of the Plan in accordance with Section 19.

(c)      “Award” means an Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Stock Award or Incentive Bonus granted to a Participant pursuant to the provisions of the Plan, any of which the Administrator may structure to qualify in whole or in part as a Performance Award.

(d)      “Award Agreement” means a written agreement or other instrument as may be approved from time to time by the Administrator implementing the grant of each Award. An Agreement may be in the form of an agreement to be executed by both the Participant and the Company (or an authorized representative of the Company) or certificates, notices or similar instruments as approved by the Administrator.

(e)      “Board” means the board of directors of the Company.

(f)      “Change in Control” unless otherwise defined in an Award, means (i) the failure of the Continuing Directors at any time to constitute at least a majority of the members of the Board; (ii) the acquisition by any Person other than an Excluded Holder of beneficial ownership (within the meaning of Rule 13d-3 issued under the Act) of 20% or more of the outstanding Shares or the combined voting power of the Company’s outstanding securities entitled to vote generally in the election of directors; (iii) the consummation of a reorganization, merger or consolidation of the Company, unless such reorganization, merger or consolidation is with or into a Permitted Successor; or (iv) a complete liquidation or dissolution of the Company or the sale or disposition of all or substantially all of the assets of the Company other than to a Permitted Successor.

(g)      “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rulings and regulations issued thereunder.

(h)      “Continuing Directors” mean the individuals constituting the Board as of the date this Plan was adopted and any subsequent directors whose election or nomination for election by the Company’s stockholders was approved by a vote of three-quarters (3/4) of the individuals who are then Continuing Directors, but specifically excluding any individual whose initial assumption of office occurs as a result of either an actual or threatened solicitation subject to Rule 14a-12(c) of Regulation 14A issued under the Act or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

(i)      “Company” means Wolverine World Wide, Inc., a Delaware corporation.

(j)      “Disability” has the meaning set forth in the Company’s long-term disability plan. The determination of the Administrator as to an individual’s Disability shall be conclusive on all parties.

(k)      “Employee Benefit Plan” means any plan or program established by the Company or a Subsidiary for the compensation or benefit of employees of the Company or any of its Subsidiaries.

(l)      “Excluded Holder” means (i) any Person who at the time this Plan was adopted was the beneficial owner of 20% or more of the outstanding Shares; or (ii) the Company, a Subsidiary or any Employee Benefit Plan of the Company or a Subsidiary or any trust holding Shares or other securities pursuant to the terms of an Employee Benefit Plan.

(m)      “Fair Market Value” means, as of any date, the closing price per share at which the Shares are sold in the regular way on the New York Stock Exchange (or any successor exchange that is the primary stock exchange for trading of Shares) or, if no Shares are traded on the New York Stock Exchange (or any successor exchange that is the primary stock exchange for trading of Shares) on the date in question, then for the next preceding date for which Shares were traded on the New York Stock Exchange (or any successor exchange that is the primary stock exchange for trading of Shares).

(n)      “Incentive Bonus” means a bonus opportunity awarded under Section 10 pursuant to which a Participant may become entitled to receive an amount based on satisfaction of such performance criteria as are specified in the Award Agreement or otherwise.

(o)      “Incentive Stock Option” means a stock option that is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(p)      “Nonemployee Director” means each person who is, or is elected to be, a member of the Board and who is not an employee of the Company or any Subsidiary.

(q)      “Nonqualified Stock Option” means a stock option that is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(r)      “Option” means an Incentive Stock Option and/or a Nonqualified Stock Option granted pursuant to Section 6 of the Plan.

(s)      “Participant” means any individual described in Section 3 to whom Awards have been granted from time to time by the Administrator and any authorized transferee of such individual.

(t)      “Permitted Successor” means a company that, immediately following the consummation of a transaction specified in clauses (iii) and (iv) of the definition of “Change in Control” above, satisfies each of the following criteria: (i) 50% or more of the outstanding common stock of the company and the combined voting power of the outstanding securities of the company entitled to vote generally in the election of directors (in each case determined immediately following the consummation of the applicable transaction) is beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the beneficial owners of the Company’s outstanding Shares and outstanding securities entitled to vote generally in the election of directors (respectively) immediately prior to the applicable transaction; (ii) no Person other than an Excluded Holder beneficially owns, directly or indirectly, 20% or more of the outstanding common stock of the company or the combined voting power of the outstanding securities of the company entitled to vote generally in the election of directors (for these purposes the term Excluded Holder shall include the company, any subsidiary of the company and any employee benefit plan of the company or any such subsidiary or any trust holding common stock or other securities of the company pursuant to the terms of any such employee benefit plan); and (iii) at least a majority of the Board of the Company is comprised of Continuing Directors.

(u)      “Person” has the same meaning as set forth in Sections 13(d) and 14(d)(2) of the Act.

(v)      “Performance Award” means an Award, the grant, issuance, retention, vesting or settlement of which is subject to satisfaction of one or more Qualifying Performance Criteria established pursuant to Section 14.

(w)      “Plan” means the Wolverine World Wide, Inc. Stock Incentive Plan of 2010 as set forth herein and as amended from time to time.

(x)      “Qualifying Performance Criteria” has the meaning set forth in Section 14(b).

(y)      “Restricted Stock” means Shares granted pursuant to Section 8 of the Plan.

(z)      “Restricted Stock Unit” means an Award granted to a Participant pursuant to Section 8 pursuant to which Shares or cash in lieu thereof may be issued in the future.

(aa)       “Retirement” means the voluntary Termination of Employment by a Participant after the Participant has attained (i) 50 years of age and seven years of service (as a Director and/or an employee and/or officer of the Company or a Subsidiary), (ii) 62 years of age, or (iii) such other age or years of service as shall be determined by the Administrator or as otherwise may be set forth in the Award agreement or other grant document with respect to a Participant and a particular Award.

(bb)       “Share” means a share of the Company’s common stock, par value $1.00, subject to adjustment as provided in Section 13.

(cc)       “Stock Appreciation Right” means a right granted pursuant to Section 7 of the Plan that entitles the Participant to receive, in cash or Shares or a combination thereof, as determined by the Administrator, value equal to or otherwise based on the excess of (i) the Fair Market Value of a specified number of Shares at the time of exercise over (ii) the exercise price of the right, as established by the Administrator on the date of grant.

(dd)       “Stock Award” means an award of Shares to a Participant pursuant to Section 9 of the Plan.

(ee)       “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company where each of the corporations in the unbroken chain other than the last corporation owns stock possessing at least 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, and if specifically determined by the Administrator in the context other than with respect to Incentive Stock Options, may include an entity in which the Company has a significant ownership interest or that is directly or indirectly controlled by the Company.

(ff)       “Termination of Employment” means ceasing to serve as a full-time employee of the Company and its Subsidiaries or, with respect to a Nonemployee Director or other service provider, ceasing to serve as such for the Company, except that with respect to all or any Awards held by a Participant (i) the Administrator may determine, subject to Section 6(d), that an approved leave of absence or approved employment on a less than full-time basis is not considered a Termination of Employment, (ii) the Administrator may determine that a transition of employment to service with a partnership, joint venture or corporation not meeting the requirements of a Subsidiary in which the Company or a Subsidiary is a party is not considered a Termination of Employment, (iii) unless otherwise determined by the Administrator, service as a member of the Board or other service provider shall not constitute continued employment with respect to Awards granted to a Participant while he or she served as an employee and (iv) service as an employee of the Company or a Subsidiary shall constitute continued employment with respect to Awards granted to a Participant while he or she served as a member of the Board or other service provider. The Administrator shall determine whether any corporate transaction, such as a sale or spin-off of a division or subsidiary that employs a Participant, shall be deemed to result in a Termination of Employment with the Company and its Subsidiaries for purposes of any affected Participant’s Options, and the Administrator’s decision shall be final and binding.

3.	ELIGIBILITY

Any Person who is a current or prospective officer or employee of the Company or of any Subsidiary shall be eligible for selection by the Administrator for the grant of Awards hereunder. In addition, Nonemployee Directors and any other service providers who have been retained to provide consulting, advisory or other services to the Company or to any Subsidiary shall be eligible for the grant of Awards hereunder as determined by the Administrator. Options intending to qualify as Incentive Stock Options may only be granted to employees of the Company or any Subsidiary within the meaning of the Code, as selected by the Administrator.

4.	EFFECTIVE DATE AND TERMINATION OF PLAN

This Plan was adopted by the Board as of February 11, 2010 (the “Effective Date”), provided that any grants made prior to the approval of the Plan by the Company’s stockholders shall be subject to such approval. All Awards granted under this Plan are subject to, and may not be exercised before, the approval of this Plan by the stockholders prior to the first anniversary of the date the Board adopts the Plan, by the affirmative vote of the holders of a majority of the outstanding Shares of the Company present, or represented by proxy, and entitled to vote, at a meeting of the Company’s stockholders or by written consent in accordance with the laws of the State of Delaware; provided that if such approval by the stockholders of the Company is not forthcoming, all Awards previously granted under this Plan shall be void. The Plan shall remain available for the grant of Awards until the tenth (10th) anniversary of the Effective Date. Notwithstanding the foregoing, the Plan may be terminated at such earlier time as the Board may determine. Termination of the Plan will not affect the rights and obligations of the Participants and the Company arising under Awards theretofore granted and then in effect.

5.	SHARES SUBJECT TO THE PLAN AND TO AWARDS

(a)      Aggregate Limits. The aggregate number of Shares issuable pursuant to all Awards shall not exceed 4,600,000; provided that any Shares granted under Options or Stock Appreciation Rights shall be counted against this limit on a one-for-one basis and any Shares granted as Awards other than Options or Stock Appreciation Rights shall be counted against this limit as two (2) Shares for every one (1) Share subject to such Award. The aggregate number of Shares available for grant under this Plan and the number of Shares subject to outstanding Awards shall be subject to adjustment as provided in Section 13. The Shares issued pursuant to Awards granted under this Plan may be shares that are authorized and unissued or shares that were reacquired by the Company, including shares purchased in the open market.

(b)      Issuance of Shares. For purposes of Section 5(a), the aggregate number of Shares issued under this Plan at any time shall equal only the number of Shares actually issued upon exercise or settlement of an Award. Notwithstanding the foregoing, Shares subject to an Award under the Plan may not again be made available for issuance under the Plan if such Shares are: (i) Shares that were subject to a stock-settled Stock Appreciation Right and were not issued upon the net settlement or net exercise of such Stock Appreciation Right, (ii) Shares used to pay the exercise price of an Option, (iii) Shares delivered to or withheld by the Company to pay the withholding taxes related an Award, or (iv) Shares repurchased on the open market with the proceeds of an Option exercise. Shares subject to Awards that have been canceled, expired, forfeited or otherwise not issued under an Award and Shares subject to Awards settled in cash shall not count as Shares issued under this Plan.

(c)      Tax Code Limits. The aggregate number of Shares subject to Awards granted under this Plan during any calendar year to any one Participant shall not exceed 3,000,000, which number shall be calculated and adjusted pursuant to Section 13 only to the extent that such calculation or adjustment will not affect the status of any Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code but which number shall not count any tandem SARs (as defined in Section 7). The aggregate number of Shares that may be issued pursuant to the exercise of Incentive Stock Options granted under this Plan shall not exceed 4,600,000, which number shall be calculated and adjusted pursuant to Section 13 only to the extent that such calculation or adjustment will not affect the status of any option intended to qualify as an Incentive Stock Option under Section 422 of the Code. The maximum cash amount payable pursuant to that portion of an Incentive Bonus granted in any calendar year to any Participant under this Plan that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall not exceed $20 million.

6.	OPTIONS

(a)      Option Awards. Options may be granted at any time and from time to time prior to the termination of the Plan to Participants as determined by the Administrator. No Participant shall have any rights as a stockholder with respect to any Shares subject to Option hereunder until said Shares have been issued. Each Option shall be evidenced by an Award Agreement. Options granted pursuant to the Plan need not be identical but each Option must contain and be subject to the terms and conditions set forth below.

(b)      Price. The Administrator will establish the exercise price per Share under each Option, which, in no event will be less than the Fair Market Value of the Shares on the date of grant; provided, however, that the exercise price per Share with respect to an Option that is granted in connection with a merger or other acquisition as a substitute or replacement award for options held by optionees of the acquired entity may be less than 100% of the Fair Market Value of the Shares on the date such Option is granted if such exercise price is based on a formula set forth in the terms of the options held by such optionees or in the terms of the agreement providing for such merger or other acquisition. The exercise price of any Option may be paid in Shares, cash or a combination thereof, as determined by the Administrator, including an irrevocable commitment by a broker to pay over such amount from a sale of the Shares issuable under an Option, the delivery of previously owned Shares and withholding of Shares deliverable upon exercise, or in such other form as is acceptable to the Administrator.

(c)      No Repricing without Stockholder Approval. Other than in connection with a change in the Company’s capitalization (as described in Section 13) the exercise price of an Option may not be reduced without stockholder approval (including canceling previously awarded Options and regranting them with a lower exercise price).

(d)      Provisions Applicable to Options. The date on which Options become exercisable shall be determined at the sole and absolute discretion of the Administrator and set forth in an Award Agreement. Unless provided otherwise in the applicable Award Agreement, to the extent that the Administrator determines that an approved leave of absence or employment on a less than full-time basis is not a Termination of Employment, the vesting period and/or exercisability of an Option shall be adjusted by the Administrator during or to reflect the effects of any period during which the Participant is on an approved leave of absence or is employed on a less than full-time basis.

(e)      Term of Options and Termination of Employment: The Administrator shall establish the term of each Option, which in no case shall exceed a period of ten (10) years from the date of grant. Unless an Option earlier expires upon the expiration date established pursuant to the foregoing sentence, upon the termination of the Participant’s employment, his or her rights to exercise an Option then held shall be only as follows, unless the Administrator specifies otherwise:

(1)      General. If a Participant’s Termination of Employment is for any reason other than the Participant’s death, Disability, Retirement or termination for cause, Options granted to the Participant may continue to be exercised in accordance with their terms for a period of three (3) months after such Termination of Employment, but only to the extent the Participant was entitled to exercise the Options on the date of such termination.

(2)      Death. If a Participant dies either while an employee or officer of the Company or a Subsidiary or member of the Board, or after the Termination of Employment other than for cause but during the time when the Participant could have exercised an Option, the Options issued to such Participant shall become fully vested and exercisable by the personal representative of such Participant or other successor to the interest of the Participant for one year after the Participant’s death.

(3)      Disability. If a Participant’s Termination of Employment is due to Disability, then all of the Participant’s Options shall immediately fully vest, and the Options held by the Participant at the time of such termination of employment or service shall be exercisable by the Participant or the personal representative of such Participant for one year following such Termination of Employment.

(4)      Participant Retirement. Upon a Participant’s Retirement as an employee or officer of the Company and its Subsidiaries or Retirement from service as a member of the Board, then all of the Participant’s Options shall immediately fully vest, and the Options held by the Participant at the time of such Retirement shall be exercisable by the Participant or the personal representative of such Participant during the remaining term of the Options.

(5)      Termination for Cause. If a Participant is terminated for cause, the Participant shall have no further right to exercise any Options previously granted. The Administrator or officers designated by the Administrator shall determine whether a termination is for cause.

(f)      Incentive Stock Options. Notwithstanding anything to the contrary in this Section 6, in the case of the grant of an Option intending to qualify as an Incentive Stock Option: (i) if the Participant owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company, the exercise price of such Option must be at least 110 percent of the Fair Market Value of the Shares on the date of grant and the Option must expire within a period of not more than five (5) years from the date of grant, and (ii) Termination of Employment will occur when the person to whom an Award was granted ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company and its Subsidiaries. Notwithstanding anything in this Section 6 to the contrary, options designated as Incentive Stock Options shall not be eligible for treatment under the Code as Incentive Stock Options (and will be deemed to be Nonqualified Stock Options) to the extent that either (a) the aggregate Fair Market Value of Shares (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, or (b) such Options otherwise remain exercisable but are not exercised within three (3) months of Termination of Employment (or such other period of time provided in Section 422 of the Code).

7.	STOCK APPRECIATION RIGHTS

Stock Appreciation Rights may be granted to Participants from time to time either in tandem with or as a component of other Awards granted under the Plan (“tandem SARs”) or not in conjunction with other Awards (“freestanding SARs”) and may, but need not, relate to a specific Option granted under Section 6. The provisions of Stock Appreciation Rights need not be the same with respect to each grant or each recipient. Any Stock Appreciation Right granted in tandem with an Award may be granted at the same time such Award is granted or at any time thereafter before exercise or expiration of such Award. All freestanding SARs shall be granted subject to the same terms and conditions applicable to Options as set forth in Section 6 and all tandem SARs shall have the same exercise price, vesting, exercisability, forfeiture and termination provisions as the Award to which they relate. Subject to the provisions of Section 6 and the immediately preceding sentence, the Administrator may impose such other conditions or restrictions on any Stock Appreciation Right as it shall deem appropriate. Stock Appreciation Rights may be settled in Shares, cash or a combination thereof, as determined by the Administrator and set forth in the applicable Award Agreement. Other than in connection with a change in the Company’s capitalization (as described in Section 13) the exercise price of Stock Appreciation Rights may not be reduced without stockholder approval (including canceling previously awarded Stock Appreciation Rights and regranting them with a lower exercise price).

8.	RESTRICTED STOCK AND RESTRICTED STOCK UNITS

(a)      Restricted Stock and Restricted Stock Unit Awards. Restricted Stock and Restricted Stock Units may be granted at any time and from time to time prior to the termination of the Plan to Participants as determined by the Administrator. Restricted Stock is an award or issuance of Shares the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as the Administrator deems appropriate. Restricted Stock Units are Awards denominated in units of Shares under which the issuance of Shares is subject to such conditions (including continued employment or performance conditions) and terms as the Administrator deems appropriate. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement. Unless determined otherwise by the Administrator, each Restricted Stock Unit will be equal to one Share and will entitle a Participant to either the issuance of Shares or payment of an amount of cash determined with reference to the value of Shares. To the extent determined by the Administrator, Restricted Stock and Restricted Stock Units may be satisfied or settled in Shares, cash or a combination thereof. Restricted Stock and Restricted Stock Units granted pursuant to the Plan need not be identical but each grant of Restricted Stock and Restricted Stock Units must contain and be subject to the terms and conditions set forth below.

(b)      Contents of Agreement. Each Award Agreement shall contain provisions regarding (i) the number of Shares or Restricted Stock Units subject to such Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment, (iii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares or Restricted Stock Units granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares or Restricted Stock Units as may be determined from time to time by the Administrator, (v) the term of the performance period, if any, as to which performance will be measured for determining the number of such Shares or Restricted Stock Units, and (vi) restrictions on the transferability of the Shares or Restricted Stock Units. Shares issued under a Restricted Stock Award may be issued in the name of the Participant and held by the Participant or held by the Company, in each case as the Administrator may provide.

(c)      Vesting and Performance Criteria. The grant, issuance, retention, vesting and/or settlement of shares of Restricted Stock and Restricted Stock Units will occur when and in such installments as the Administrator determines or under criteria the Administrator establishes, which may include Qualifying Performance Criteria. Notwithstanding anything in this Plan to the contrary, the performance criteria for any Restricted Stock or Restricted Stock Unit that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code will be a measure based on one or more Qualifying Performance Criteria selected by the Administrator and specified when the Award is granted.

(d)      Termination of Employment. Unless the Administrator provides otherwise:

(i)      General. In the event of Termination of Employment for any reason other than death, Disability or Retirement, any Restricted Stock or Restricted Stock Units still subject in full or in part to restrictions at the date of such Termination of Employment shall automatically be forfeited and returned to the Company.

(ii)       Death, Retirement or Disability. In the event a Participant’s Termination of Employment is because of death, Disability or Retirement, the restrictions remaining on any or all Shares remaining subject to a Restricted Stock or Restricted Stock Unit Award shall lapse.

(e)      Discretionary Adjustments and Limits. Subject to the limits imposed under Section 162(m) of the Code for Awards that are intended to qualify as “performance-based compensation,” notwithstanding the satisfaction of any performance goals, the number of Shares granted, issued, retainable and/or vested under an Award of Restricted Stock or Restricted Stock Units on account of either financial performance or personal performance evaluations may, to the extent specified in the Award Agreement, be reduced, but not increased, by the Administrator on the basis of such further considerations as the Administrator shall determine.

(f)      Voting Rights. Unless otherwise determined by the Administrator, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares during the period of restriction. Participants shall have no voting rights with respect to Shares underlying Restricted Stock Units unless and until such Shares are reflected as issued and outstanding shares on the Company’s stock ledger.

(g)      Dividends and Distributions. Participants in whose name Restricted Stock is granted shall be entitled to receive all dividends and other distributions paid with respect to those Shares, unless determined otherwise by the Administrator. The Administrator will determine whether any such dividends or distributions will be automatically reinvested in additional shares of Restricted Stock and subject to the same restrictions on transferability as the Restricted Stock with respect to which they were distributed or whether such dividends or distributions will be paid in cash. Shares underlying Restricted Stock Units shall be entitled to dividends or dividend equivalents only to the extent provided by the Administrator.

(h)      Payment of Restricted Stock Units. In all events, unless payment with respect to a Restricted Stock Unit is deferred in a manner consistent with Section 409A of the Code, the Shares and/or cash underlying such Restricted Stock Unit shall be paid to the Participant no later than two and one-half months following the end of the year in which the Restricted Stock Unit is no longer subject to a substantial risk of forfeiture.

(i)      Legending of Restricted Stock. The Administrator may also require that certificates representing shares of Restricted Stock be retained and held in escrow by a designated employee or agent of the Company or any Subsidiary until any restrictions applicable to shares of Restricted Stock so retained have been satisfied or lapsed. Any certificates evidencing shares of Restricted Stock awarded pursuant to the Plan shall bear the following legend:

The shares represented by this certificate were issued subject to certain restrictions under the Wolverine World Wide, Inc. Stock Incentive Plan of 2010 (the “Plan”). This certificate is held subject to the terms and conditions contained in a restricted stock agreement that includes a prohibition against the sale or transfer of the stock represented by this certificate except in compliance with that agreement and that provides for forfeiture upon certain events. Copies of the Plan and the restricted stock agreement are on file in the office of the Secretary of the Company.

9.	STOCK AWARDS

(a)      Grant. Stock Awards may be granted at any time and from time to time prior to the termination of the Plan to Participants as determined by the Administrator. Stock Awards shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Administrator.

(b)      Rights as a Stockholder. A Participant shall have all voting, dividend, liquidation and other rights with respect to Shares issued to the Participant as a Stock Award under this Section 9 upon the Participant becoming the holder of record of the Shares granted pursuant to such Stock Award; provided, that the Administrator may impose such restrictions on the assignment or transfer of Shares awarded pursuant to a Stock Award as it considers appropriate.

10.	INCENTIVE BONUSES

(a)      General. Each Incentive Bonus Award will confer upon the Participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period of not less than one year.

(b)      Incentive Bonus Document. Unless otherwise determined by the Administrator, the terms of any Incentive Bonus will be set forth in an Award Agreement. Each Award Agreement evidencing an Incentive Bonus shall contain provisions regarding (i) the target and maximum amount payable to the Participant as an Incentive Bonus, (ii) the performance criteria and level of achievement versus these criteria that shall determine the amount of such payment, (iii) the term of the performance period as to which performance shall be measured for determining the amount of any payment, (iv) the timing of any payment earned by virtue of performance, (v) restrictions on the alienation or transfer of the Incentive Bonus prior to actual payment, (vi) forfeiture provisions and (vii) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Administrator.

(c)      Performance Criteria. The Administrator shall establish the performance criteria and level of achievement versus these criteria that shall determine the target and maximum amount payable under an Incentive Bonus, which criteria may be based on financial performance and/or personal performance evaluations. The Administrator may specify the percentage of the target Incentive Bonus that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding anything to the contrary herein, the performance criteria for any portion of an Incentive Bonus that is intended by the Administrator to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria (as defined in Section 14(b)) selected by the Administrator and specified at the time the Incentive Bonus is granted. The Administrator shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment of any Incentive Bonus that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code.

(d)      Timing and Form of Payment. The Administrator shall determine the timing of payment of any Incentive Bonus. Payment of the amount due under an Incentive Bonus may be made in cash or in Shares, as determined by the Administrator. The Administrator may provide for or, subject to such terms and conditions as the Administrator may specify, may permit a Participant to elect for the payment of any Incentive Bonus to be deferred to a specified date or event. In all events, unless payment of an Incentive Bonus is deferred in a manner consistent with Section 409A of the Code, any Incentive Bonus shall be paid to the Participant no later than two and one-half months following the end of the year in which the Incentive Bonus is no longer subject to a substantial risk of forfeiture.

(e)      Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, the amount paid under an Incentive Bonus on account of either financial performance or personal performance evaluations may, to the extent specified in the Award Agreement or other document evidencing the Award, be reduced, but not increased, by the Administrator on the basis of such further considerations as the Administrator shall determine.

11.	DEFERRAL OF GAINS

The Administrator may, in an Award Agreement or otherwise, provide for the deferred delivery of Shares upon settlement, vesting or other events with respect to Restricted Stock or Restricted Stock Units, or in payment or satisfaction of an Incentive Bonus. Notwithstanding anything herein to the contrary, in no event will any deferral of the delivery of Shares or any other payment with respect to any Award be allowed if the Administrator determines, in its sole and absolute discretion, that the deferral would result in the imposition of the additional tax under Section 409A(a)(1)(B) of the Code. No award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Board.

12.	CONDITIONS AND RESTRICTIONS UPON SECURITIES SUBJECT TO AWARDS

The Administrator may provide that the Shares issued upon exercise of an Option or Stock Appreciation Right or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Administrator in its sole and absolute discretion may specify prior to the exercise of such Option or Stock Appreciation Right or the grant, vesting or settlement of such Award, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the Shares issued upon exercise, vesting or settlement of such Award (including the actual or constructive surrender of Shares already owned by the Participant) or payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares issued under an Award, including without limitation (i) restrictions under an insider trading policy or pursuant to applicable law, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Company equity compensation arrangements, (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers and (iv) provisions requiring Shares to be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.

13.	ADJUSTMENT OF AND CHANGES IN THE STOCK

(a)      General. The number and kind of Shares available for issuance under this Plan (including under any Awards then outstanding), and the number and kind of Shares subject to the limits set forth in Section 5 of this Plan, shall be equitably adjusted by the Administrator to reflect any reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend or distribution of securities, property or cash (other than regular, quarterly cash dividends), or any other event or transaction that affects the number or kind of Shares outstanding. Such adjustment may be designed to comply with Section 425 of the Code or may be designed to treat the Shares available under the Plan and subject to Awards as if they were all outstanding on the record date for such event or transaction or to increase the number of such Shares to reflect a deemed reinvestment in Shares of the amount distributed to the Company’s securityholders. The terms of any outstanding Award shall also be equitably adjusted by the Administrator as to price, number or kind of Shares subject to such Award, vesting, and other terms to reflect the foregoing events, which adjustments need not be uniform as between different Awards or different types of Awards.

In the event there shall be any other change in the number or kind of outstanding Shares, or any stock or other securities into which such Shares shall have been changed, or for which it shall have been exchanged, by reason of a change of control, other merger, consolidation or otherwise, then the Administrator shall determine the appropriate and equitable adjustment to be effected. In addition, in the event of such change described in this paragraph, the Administrator may accelerate the time or times at which any Award may be exercised and may provide for cancellation of such accelerated Awards that are not exercised within a time prescribed by the Administrator in its sole and absolute discretion.

No right to purchase fractional shares shall result from any adjustment in Awards pursuant to this Section 13. In case of any such adjustment, the Shares subject to the Award shall be rounded down to the nearest whole Share with respect to Options and Stock Appreciation Rights. The Company shall notify Participants holding Awards subject to any adjustments pursuant to this Section 13 of such adjustment, but (whether or not notice is given) such adjustment shall be effective and binding for all purposes of the Plan.

(b)      Change in Control. The Administrator may determine the effect of a Change in Control on outstanding Awards in a manner that, in the Administrator’s reasonable discretion, is fair and equitable to Participants. Such effects, which need not be the same for every Participant, may include, without limitation: (x) the substitution for the Shares subject to any outstanding Award, or portion thereof, stock or other securities of the surviving corporation or any successor corporation to the Company, or a parent or subsidiary thereof, in which event the aggregate purchase or exercise price, if any, of such Award, or portion thereof, shall remain the same, and/or (y) the conversion of any outstanding Award, or portion thereof, into a right to receive cash or other property upon or following the consummation of the Change in Control in an amount equal to the value of the consideration to be received by holders of Shares in connection with such transaction for one Share, less the per share purchase or exercise price of such Award, if any, multiplied by the number of Shares subject to such Award, or a portion thereof. Notwithstanding the foregoing, unless otherwise determined by the Administrator, Awards shall be treated as follows in connection with a Change in Control:

(i)      Acceleration of Vesting. Without action by the Administrator or the Board: (a) all outstanding Options and Stock Appreciation Rights shall become immediately exercisable in full and shall remain exercisable during the remaining terms thereof, regardless of whether the Participants to whom such Options and Stock Appreciation Rights have been granted remain in the employ or service of the Company or any Subsidiary; and (b) all other outstanding Awards shall become immediately fully vested and exercisable and nonforfeitable; and

(ii)      Cash Payment for Stock Options/Stock Appreciation Rights. Without the consent of any Participant affected thereby, the Administrator may determine that some or all Participants holding outstanding Options and/or Stock Appreciation Rights shall receive, with respect to some or all of the Shares subject to such Options and/or Stock Appreciation Rights, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the greater of the excess of (A) the highest sales price of the shares on the New York Stock Exchange on the date immediately prior to the effective date of such Change in Control of the Company or (B) the highest price per share actually paid in connection with any Change in Control of the Company over the exercise price per share of such Options and/or Stock Appreciation Rights.

14.	QUALIFYING PERFORMANCE-BASED COMPENSATION

(a)      General. The Administrator may establish performance criteria and level of achievement versus such criteria that shall determine the number of Shares to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an Award, which criteria may be based on Qualifying Performance Criteria or other standards of financial performance and/or personal performance evaluations. In addition, the Administrator may specify that an Award or a portion of an Award is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, provided that the performance criteria for such Award or portion of an Award that is intended by the Administrator to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Administrator and specified at the time the Award is granted. The Administrator shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code.

(b)      Qualifying Performance Criteria. For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, or derivations of such performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Administrator: (i) net earnings or earnings per share (including earnings before interest, taxes, depreciation and/or amortization), (ii) income, net income or operating income, (iii) revenues, (iv) net sales, (v) return on sales, (vi) return on equity, (vii) return on capital (including return on total capital or return on invested capital), (viii) return on assets or net assets, (ix) earnings per share, (x) economic value added measurements, including BVA, (xi) return on invested capital, (xii) return on operating revenue, (xiii) cash flow (before or after dividends), (xiv) stock price, (xv) total stockholder return, (xvi) market capitalization, (xvii) economic value added, (xviii) debt leverage (debt to capital), (xix) operating profit or net operating profit, (xx) operating margin or profit margin, (xxi) cash from operations, (xxii) market share, (xxiii) product development or release schedules, (xxiv) new product innovation, (xxv) cost reductions, (xxvi) customer service, or (xxvii) customer satisfaction. To the extent consistent with Section 162(m) of the Code, the Administrator (A) may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or related to the disposal of a segment of a business or related to a change in accounting principle all as determined in accordance with standards established by opinion No. 30 of the Accounting Principles Board (APB Opinion No. 30) or other applicable or successor accounting provisions, as well as the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements or notes to the financial statements, and (B) may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation, claims, judgments or settlements, (iii) the effect of changes in tax law or other such laws or provisions affecting reported results, and (iv) accruals of any amounts for payment under this Plan or any other compensation arrangement maintained by the Company.

15.	TRANSFERABILITY

Unless the Administrator determines otherwise, each Award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by a Participant other than by will or the laws of descent and distribution, and each Option or Stock Appreciation Right shall be exercisable only by the Participant during his or her lifetime. To the extent permitted by the Administrator, the person to whom an Award is initially granted (the “Grantee”) may transfer an Award to any “family member” of the Grantee (as such term is defined in Section 1(a)(5) of the General Instructions to Form S-8 under the Securities Act of 1933, as amended (“Form S-8”)), to trusts solely for the benefit of such family members and to partnerships in which such family members and/or trusts are the only partners; provided that, (i) as a condition thereof, the transferor and the transferee must execute a written agreement containing such terms as specified by the Administrator, and (ii) the transfer is pursuant to a gift or a domestic relations order to the extent permitted under the General Instructions to Form S-8. Except to the extent specified otherwise in the agreement the Administrator provides for the Grantee and transferee to execute, all vesting, exercisability and forfeiture provisions that are conditioned on the Grantee’s continued employment or service shall continue to be determined with reference to the Grantee’s employment or service (and not to the status of the transferee) after any transfer of an Award pursuant to this Section 15, and the responsibility to pay any taxes in connection with an Award shall remain with the Grantee notwithstanding any transfer other than by will or intestate succession.

16.	SUSPENSION OR TERMINATION OF AWARDS

Except as otherwise provided by the Administrator, if at any time (including after a notice of exercise has been delivered or an award has vested) the Company’s chief executive officer or any other person designated by the Administrator (each such person, an “Authorized Officer”) reasonably believes that a Participant may have committed an Act of Misconduct as described in this Section 16, the Authorized Officer, Administrator or the Board may suspend the Participant’s rights to exercise any Option, to vest in an Award, and/or to receive payment for or receive Shares in settlement of an Award pending a determination of whether an Act of Misconduct has been committed.

If the Administrator or an Authorized Officer determines a Participant has committed an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Company or any Subsidiary, breach of fiduciary duty or deliberate disregard of the Company or Subsidiary rules resulting in loss, damage or injury to the Company or any Subsidiary, or if a Participant makes an unauthorized disclosure of any Company or Subsidiary trade secret or confidential information, solicits any employee or service provider to leave the employ or cease providing services to the Company or any Subsidiary, breaches any intellectual property or assignment of inventions covenant, engages in any conduct constituting unfair competition, breaches any non-competition agreement, induces any Company or Subsidiary customer to breach a contract with the Company or any Subsidiary or to cease doing business with the Company or any Subsidiary, or induces any principal for whom the Company or any Subsidiary acts as agent to terminate such agency relationship (any of the foregoing acts, an “Act of Misconduct”), then except as otherwise provided by the Administrator, including through any agreement approved by the Administrator, (i) neither the Participant nor his or her estate nor transferee shall be entitled to exercise any Option or Stock Appreciation Right whatsoever, vest in or have the restrictions on an Award lapse, or otherwise receive payment of an Award, (ii) the Participant will forfeit all outstanding Awards and (iii) the Participant may be required, at the Administrator’s sole and absolute discretion, to return and/or repay to the Company any then unvested Shares previously issued under the Plan. In making such determination, the Administrator or an Authorized Officer shall give the Participant an opportunity to appear and present evidence on his or her behalf at a hearing before the Administrator or its designee or an opportunity to submit written comments, documents, information and arguments to be considered by the Administrator.

17.	COMPLIANCE WITH LAWS AND REGULATIONS

This Plan, the grant, issuance, vesting, exercise and settlement of Awards thereunder, and the obligation of the Company to sell, issue or deliver Shares under such Awards, shall be subject to all applicable foreign, federal, state and local laws, rules and regulations, stock exchange rules and regulations, and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant’s name or deliver any Shares prior to the completion of any registration or qualification of such shares under any foreign, federal, state or local law or any ruling or regulation of any government body which the Administrator shall determine to be necessary or advisable. To the extent the Company is unable to or the Administrator deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Company and its Subsidiaries shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. No Option shall be exercisable and no Shares shall be issued and/or transferable under any other Award unless a registration statement with respect to the Shares underlying such Option is effective and current or the Company has determined that such registration is unnecessary.

In the event an Award is granted to or held by a Participant who is employed or providing services outside the United States, the Administrator may, in its sole and absolute discretion, modify the provisions of the Plan or of such Award as they pertain to such individual to comply with applicable foreign law or to recognize differences in local law, currency or tax policy. The Administrator may also impose conditions on the grant, issuance, exercise, vesting, settlement or retention of Awards in order to comply with such foreign law and/or to minimize the Company’s obligations with respect to tax equalization for Participants employed outside their home country.

18.	WITHHOLDING

To the extent required by applicable federal, state, local or foreign law, a Participant shall be required to satisfy, in a manner satisfactory to the Company, any withholding tax obligations that arise by reason of an Option exercise, disposition of Shares issued under an Incentive Stock Option, the vesting of or settlement of an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. To the extent a Participant makes an election under Section 83(b) of the Code, within ten days of filing such election with the Internal Revenue Service, the Participant must notify the Company in writing of such election. The Company and its Subsidiaries shall not be required to issue Shares, make any payment or to recognize the transfer or disposition of Shares until all such obligations are satisfied. The Administrator may provide for or permit these obligations to be satisfied through the mandatory or elective sale of Shares and/or by having the Company withhold a portion of the Shares that otherwise would be issued to him or her upon exercise of the Option or the vesting or settlement of an Award, or by tendering Shares previously acquired.

19.	ADMINISTRATION OF THE PLAN

(a)      Administrator of the Plan. The Plan shall be administered by the Administrator who shall be the Compensation Committee of the Board or, in the absence of a Compensation Committee, the Board itself. Any power of the Administrator may also be exercised by the Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Act or cause an Award designated as a Performance Award not to qualify for treatment as performance-based compensation under Section 162(m) of the Code. To the extent that any permitted action taken by the Board conflicts with action taken by the Administrator, the Board action shall control. The Compensation Committee may by resolution authorize one or more officers of the Company to perform any or all things that the Administrator is authorized and empowered to do or perform under the Plan, and for all purposes under this Plan, such officer or officers shall be treated as the Administrator; provided, however, that no such officer shall designate himself or herself as a recipient of any Awards granted under authority delegated to such officer. The Compensation Committee hereby designates the Company’s chief executive officer, the Company’s chief financial officer, the Secretary of the Company, and the head of the Company’s human resource function to assist the Administrator in the administration of the Plan and execute agreements evidencing Awards made under this Plan or other documents entered into under this Plan on behalf of the Administrator or the Company. In addition, the Compensation Committee may delegate any or all aspects of the day-to-day administration of the Plan to one or more officers or employees of the Company or any Subsidiary, and/or to one or more agents.

(b)      Powers of Administrator. Subject to the express provisions of this Plan, the Administrator shall be authorized and empowered to do all things that it determines to be necessary or appropriate in connection with the administration of this Plan, including, without limitation: (i) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; (ii) to determine which persons are Participants, to which of such Participants, if any, Awards shall be granted hereunder and the timing of any such Awards; (iii) to grant Awards to Participants and determine the terms and conditions thereof, including the number of Shares subject to Awards and the exercise or purchase price of such Shares and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events (including a Change in Control), or other factors; (iv) to establish and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award; (v) to prescribe and amend the terms of the agreements or other documents evidencing Awards made under this Plan (which need not be identical) and the terms of or form of any document or notice required to be delivered to the Company by Participants under this Plan; (vi) to determine the extent to which adjustments are required pursuant to Section 13; (vii) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions if the Administrator, in good faith, determines that it is necessary to do so in light of extraordinary circumstances and for the benefit of the Company; (viii) to approve corrections in the documentation or administration of any Award; and (ix) to make all other determinations deemed necessary or advisable for the administration of this Plan. The Administrator may, in its sole and absolute discretion, without amendment to the Plan, waive or amend the operation of Plan provisions respecting exercise after termination of employment or service to the Company or an Affiliate and, except as otherwise provided herein, adjust any of the terms of any Award. The Administrator may also (A) accelerate the date on which any Award granted under the Plan becomes exercisable or (B) accelerate the vesting date or waive or adjust any condition imposed hereunder with respect to the vesting or exercisability of an Award, provided that the Administrator, in good faith, determines that such acceleration, waiver or other adjustment is necessary or desirable in light of extraordinary circumstances. Notwithstanding anything in the Plan to the contrary, no Award outstanding under the Plan may be repriced, regranted through cancellation or otherwise amended to reduce the exercise price applicable thereto (other than with respect to adjustments made in connection with a transaction or other change in the Company’s capitalization as described in Section 13) without the approval of the Company’s stockholders.

(c)      Determinations by the Administrator. All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of or operation of any Award granted hereunder, shall be final and binding on all Participants, beneficiaries, heirs, assigns or other persons holding or claiming rights under the Plan or any Award. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

(d)      Subsidiary Awards. In the case of a grant of an Award to any Participant employed by a Subsidiary, such grant may, if the Administrator so directs, be implemented by the Company issuing any subject Shares to the Subsidiary, for such lawful consideration as the Administrator may determine, upon the condition or understanding that the Subsidiary will transfer the Shares to the Participant in accordance with the terms of the Award specified by the Administrator pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such Award may be issued by and in the name of the Subsidiary and shall be deemed granted on such date as the Administrator shall determine.

(e)      Indemnification of Administrator. Neither any member nor former member of the Administrator nor any individual to whom authority is or has been delegated shall be personally responsible or liable for any act or omission in connection with the performance of powers or duties or the exercise of discretion or judgment in the administration and implementation of the Plan. Each person who is or shall have been a member of the Administrator shall be indemnified and held harmless by the Company from and against any cost, liability or expense imposed or incurred in connection with such person’s or the Administrator’s taking or failing to take any action under the Plan. Each such person shall be justified in relying on information furnished in connection with the Plan’s administration by any employee, officer, agent or expert employed or retained by the Administrator or the Company.

20.	AMENDMENT OF THE PLAN OR AWARDS

The Board may amend, alter or discontinue this Plan and the Administrator may amend or alter any agreement or other document evidencing an Award made under this Plan but, except as provided pursuant to the provisions of Section 13, no such amendment shall, without the approval of the stockholders of the Company:

(a)      increase the maximum number of Shares for which Awards may be granted under this Plan;

(b)      reduce the price at which Options or Stock Appreciation Rights may be granted below the price provided for in Section 6(a);

(c)      reduce the exercise price of outstanding Options or Stock Appreciation Rights;

(d)      extend the term of this Plan;

(e)      change the class of persons eligible to be Participants;

(f)      otherwise amend the Plan in any manner requiring stockholder approval by law or under the New York Stock Exchange listing requirements; or

(g)      increase the individual maximum limits in Sections 5(c).

No amendment or alteration to the Plan or an Award or Award Agreement shall be made which would impair the rights of the holder of an Award, without such holder’s consent, provided that no such consent shall be required if the Administrator determines in its sole and absolute discretion and prior to the date of any Change in Control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard. In addition, the Plan may not be amended in any way that causes the Plan to fail to comply with or be exempt from Section 409A of the Code, unless the Board expressly determines to amend the Plan to be subject to Section 409A of the Code.

21.	NO LIABILITY OF COMPANY

The Company and any Subsidiary or affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant or any other person as to: (a) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and (b) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted hereunder.

22.	NON-EXCLUSIVITY OF PLAN

Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Administrator to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under this Plan or an arrangement not intended to qualify under Code Section 162(m), and such arrangements may be either generally applicable or applicable only in specific cases.

23.	GOVERNING LAW

This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of Delaware and applicable federal law. Any reference in this Plan or in the agreement or other document evidencing any Awards to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

24.	NO RIGHT TO EMPLOYMENT, REELECTION OR CONTINUED SERVICE

Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries and/or its affiliates to terminate any Participant’s employment, service on the Board or service for the Company at any time or for any reason not prohibited by law, nor shall this Plan or an Award itself confer upon any Participant any right to continue his or her employment or service for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, any Subsidiary and/or its affiliates. Subject to Sections 4 and 20, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board without giving rise to any liability on the part of the Company, its Subsidiaries and/or its affiliates.

25.	UNFUNDED PLAN

The Plan is intended to be an unfunded plan. Participants are and shall at all times be general creditors of the Company with respect to their Awards. If the Administrator or the Company chooses to set aside funds in a trust or otherwise for the payment of Awards under the Plan, such funds shall at all times be subject to the claims of the creditors of the Company in the event of its bankruptcy or insolvency.

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

 Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Daylight Time, on April 21, 2010.

Vote by Internet · Log on to the Internet and go to www.investorvote.com/www · Follow the steps outlined on the secured website.

Vote by telephone · Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	· Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+

	01 - Jeffrey M. Boromisa	☐	☐	02 - David T. Kollat	☐	☐	03 - David P. Mehney	☐	☐

	04 - Timothy J. O’Donovan	☐	☐

		For	Against	Abstain			For	Against	Abstain

2.	Proposal to ratify the appointment of Ernst & Young LLP as independent auditors for the current fiscal year.	☐	☐	☐	3.	Proposal to approve the Stock Incentive Plan of 2010.	☐	☐	☐

B Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
IMPORTANT - Please sign exactly as your name(s) appears on this Proxy. When signing on behalf of a corporation, partnership, estate or trust, indicate title or capacity of person signing. If shares are held jointly, each holder must sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

WOLVERINE WORLD WIDE, INC.
9341 Courtland Drive, N.E.
Rockford, Michigan 49351
Wolverine World Wide, Inc. will be holding its Annual Meeting of Stockholders on April 22, 2010. The enclosed Notice of 2010 Annual Meeting of Stockholders provides information regarding the matters that are expected to be voted on at the meeting. Your vote is important to us. Even if you plan to attend the meeting, please read the enclosed materials and vote through the Internet, by telephone or by mailing the Proxy Card below.
Telephone and Internet Voting.
On the reverse side of this card are instructions on how to vote through the Internet or by telephone. Please consider voting through one of these methods. Your vote is recorded as if you mailed in your Proxy. We believe voting through the Internet or by telephone is convenient, and it also saves money.
Thank you in advance for your participation in our 2010 Annual Meeting.
Wolverine World Wide, Inc.
▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — WOLVERINE WORLD WIDE, INC.

This proxy is solicited on behalf of the Board of Directors
The undersigned stockholder hereby appoints Blake W. Krueger and Donald T. Grimes, and each of them, each with full power of substitution, proxies to represent the undersigned stockholder and to vote all shares of Common Stock of Wolverine World Wide, Inc. that the stockholder would be entitled to vote on all matters that properly come before the Annual Meeting of Stockholders to be held at the Company’s headquarters located at 9341 Courtland Drive N.E., Rockford, Michigan, on Thursday, April 22, 2010, at 10 a.m. local time, and any adjournment of that meeting.
If this Proxy is properly executed, the shares represented by this Proxy will be voted as specified. If no specification is made, the shares represented by this Proxy will be voted for the election of all nominees named on this Proxy as directors and for approval of the proposals identified on this Proxy. The shares represented by this Proxy will be voted in the discretion of the proxies on any other matters that may properly come before the meeting.
PLEASE DO NOT VOTE BY MORE THAN ONE METHOD. THE LAST VOTE RECEIVED WILL BE THE OFFICIAL VOTE.
DO NOT RETURN THIS PROXY IF YOU ARE VOTING BY THE INTERNET OR BY TELEPHONE.
(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)